Exhibit 10.15
EXECUTION COPY

IMPERIAL SETTLEMENTS FINANCING 2010, LLC,
as the Issuer,
PORTFOLIO FINANCIAL SERVICING COMPANY,
as the Initial Master Servicer,
and
WILMINGTON TRUST COMPANY,
as the Trustee and the Collateral Trustee,
MASTER TRUST INDENTURE
Dated as of September 24, 2010

i

SCHEDULES

Schedule I	Credit Policy Manual
Schedule II	Issuer’s Chief Executive Office and Location of Records
Schedule III	Settlement Lock-Box Banks, Annuity Lock-Box Banks, Settlement Lock-Boxes, Annuity Lock-Boxes, Settlement Lock-Box Accounts and Annuity Lock-Box Accounts
Schedule IV	ERISA Matters
EXHIBITS

Exhibit A	Form of Settlement Purchase Agreements
Exhibit B	Lock-Box Notices
Exhibit C	Form of Letter to be Delivered by Accredited Investors on the Closing Date
Exhibit D	Form of Letter to be Delivered by Accredited Investors in Connection with Subsequent Transfers
Exhibit E	Form of Daily Report
Exhibit F	Form of Monthly Report and Compliance Certificate
Exhibit G	Model Structured Settlement Statute
Exhibit H	Form of Rule 144A Transfer Certificate
Exhibit I	Form of Regulation S Transfer Certificate

     THIS MASTER TRUST INDENTURE, dated as of September 24, 2010, is by and among IMPERIAL SETTLEMENTS FINANCING 2010, LLC, a Georgia limited liability company, as the Issuer, PORTFOLIO FINANCIAL SERVICING COMPANY, a Delaware corporation, as the Initial Master Servicer, and WILMINGTON TRUST COMPANY, a Delaware banking corporation, as the Trustee and as the Collateral Trustee.
RECITALS OF THE ISSUER
     The Issuer has duly authorized the creation and issuance of the Series 2010-1 Notes (defined below), which shall have the tenor and be in the amount set forth herein and in the Supplement. In order to provide for the foregoing, the Issuer has duly authorized the execution and delivery of this Indenture.
     The Series 2010-1 Notes shall each be limited recourse obligations of the Issuer and shall be secured solely by and paid from the Series 2010-1 Noteholders’ respective allocable shares of the Trust Assets as set forth herein. If and to the extent that such allocable share is insufficient to pay all amounts owing with respect to such Series 2010-1 Notes, then, except as otherwise expressly provided hereunder, the Series 2010-1 Noteholders of such Series 2010-1 Notes shall have no claim in respect of such insufficiency against the Issuer or any of its other assets or properties.
     All things necessary to (a) make the Series 2010-1 Notes, when executed by the Issuer and authenticated and delivered by the Trustee hereunder and duly issued by the Issuer, the valid obligations of the Issuer, and (b) make this Indenture a valid agreement of the Issuer, in each case, in accordance with their respective terms, have been done.
NOW, THEREFORE, THIS INDENTURE WITNESSETH:
     That the Issuer, in consideration of the premises herein contained and of the purchase of the Series 2010-1 Notes by the Series 2010-1 Noteholders, and for other good and lawful consideration, the receipt of which is hereby acknowledged, will, pursuant to the Supplement, in order to secure, equally and ratably without prejudice, priority or distinction, except as specifically otherwise set forth in this Indenture and in the Supplement, the payment of the Series 2010-1 Notes issued pursuant to the Supplement, the payment of all other amounts due under or in connection with the Series 2010-1 Notes or with this Indenture, and the performance and observance of all of the covenants and conditions contained herein or in the Series 2010-1 Notes, from time to time grant a security interest, convey, transfer, assign and deliver, in each case, to the Trustee, its successors and assigns and its or their assigns forever, to have and to hold in trust for the benefit of the Series 2010-1 Noteholders all and singular in the property hereinafter described, to wit:
     All of the Issuer’s right, title and interest in, to and under, (i) each Receivable set forth on the List of Receivables delivered by the Issuer to the Trustee on or before the Closing Date and each Advance Date, (ii) all Related Property relating to such Receivables, (iii) all monies due or to become due and all Collections and other amounts received from time to time with respect to such Receivables on or after the applicable Cut-Off Date, (iv) any Settlement Lock-Box

Account, any Settlement Lock-Box, any Annuity Lock-Box Account, any Annuity Lock-Box, the Master Collection Account, the Series Collection Account, the Series Reserve Account, the Series Payment Account, any other Series Account and the Trustee’s Account, together with all monies from time to time on deposit in any such account, and all Eligible Investments and other securities, instruments and other investments purchased from funds on deposit in any such Account, and (v) all proceeds (including, without limitation, “proceeds” as defined in the UCC of the jurisdiction the law of which governs the perfection of the security interest in such Receivables) of any of the foregoing. Such property described in the preceding sentence, and the security interest granted to the Trustee pursuant to Section 13.06 hereof, together with any other property identified as “Series Trust Assets” in the Supplement, shall constitute the “Trust Assets”.
     It is expressly agreed that, anything herein contained to the contrary notwithstanding, the Issuer shall remain liable under any instrument or documents included in the Trust Assets to perform all of the obligations assumed by it hereunder, all in accordance with and pursuant to the terms and provisions thereof and, except as otherwise expressly provided in this Indenture, the Trustee shall not have any obligations or liabilities under such instruments or documents by reason of or arising out of this Indenture, nor shall the Trustee be required or obligated in any manner to perform or fulfill any obligations of Issuer under or pursuant to such instruments or documents or to may any payment, to make any inquiry as to the nature or sufficiency of any payment received by it, to present or file any claim or to take any action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.
     AND IT IS HEREBY COVENANTED, DECLARED AND AGREED by and between the parties hereto that all Series 2010-1 Notes are to be issued, countersigned and delivered and that all of the Trust Assets are to be held and applied, subject to the further covenants, conditions, releases, uses and trusts hereinafter set forth, and the Issuer and the Master Servicer, in each case, for itself and its successors, does hereby covenant and agree to and with the Trustee and each of the foregoing’s respective successors in said trust, for the benefit of those who shall hold the Series 2010-1 Notes, or any of them, as follows:
ARTICLE I
DEFINITIONS
     SECTION 1.01. Definitions. Whenever used in this Agreement, the following words and phrases shall have the following meanings, and the definitions of such terms are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.
     An “Act” of one or more Series 2010-1 Noteholders has the meaning specified in Section 1.04.
     “Advance” shall have the meaning specified in the Supplement.
     “Advance Date” shall have the meaning specified in the Supplement.

     “Affiliate” shall mean, with reference to any specified Person, any other Person controlling or controlled by or under common control with such specified Person; provided, that for purposes of this Agreement when used with respect to Issuer or any of its direct or indirect subsidiaries or Affiliates, any limited partners of such Persons shall also be deemed “Affiliates” of any such Person. For the purposes of this definition, “control” when used with reference to any specified Person shall mean the power to direct the management and policies of such specified Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
     “Affiliated Entity” means any of the Seller, the Issuer or any Affiliate of any of the foregoing.
     “Aggregate Discounted Receivables Balance” shall mean, with respect to any designated group of Receivables at any time, the sum at such time of the respective Discounted Receivables Balances of such Receivables.
     “Aggregate Principal Balance” shall mean, with respect to any designated group of Series 2010-1 Notes, the sum at such time of the respective Principal Balances of such Series 2010-1 Notes.
     “Agreement” or “Indenture” shall mean this Master Trust Indenture, as the same may from time to time be amended, modified or otherwise supplemented, including, by the Supplement.
     “A.M. Best” shall mean A.M. Best Company or its successor.
     “Annuitant” shall mean, with respect to any Assignable Annuity Contract, the natural person, if any, identified as the “annuitant” or “measuring life”, or similar, thereunder.
     “Annuity Beneficiary” shall mean, with respect to any Assignable Annuity Contract, collectively, the Person or Persons (i) receiving or entitled to receive Scheduled Payments thereunder (which may include any Annuity Owner and/or Annuitant), (ii) if any, identified as the “beneficiary” or “contingent beneficiary” or “payee”, or similar, thereunder and/or (iii) otherwise entitled to acquire pursuant to the terms of such Assignable Annuity Contract any immediate or contingent right to receive Scheduled Payments thereunder upon the death of the related Annuitant or Annuity Owner, in each case prior to giving effect to an assignment of such Assignable Annuity Contract to the Company.
     “Annuity Contract” shall mean any Settlement Annuity Contract or Assignable Annuity Contract.
     “Annuity Facility Documents” shall mean the Annuity Purchase Agreements and any other agreements, instruments, certificates or documents delivered or contemplated to be delivered thereunder or in connection therewith, as the same may be supplemented or amended from time to time hereafter in accordance with the terms thereof, and “Annuity Facility Document” shall mean any of the foregoing.

     “Annuity Lock-Box Account” shall have the meaning specified in Section 4.02(b).
     “Annuity Lock-Box” shall mean any post office box identified as an “Annuity Lock-Box” on Schedule III into which Collections are received.
     “Annuity Lock-Box Bank” shall have the meaning specified in Section 4.02(b).
     “Annuity Owner” shall mean, with respect to any Assignable Annuity Contract, collectively, the Person or Persons identified therein as “owner” or “annuity holder” or “contract holder”, or any similar designation that indicates the party who owns the Assignable Annuity Contract, in each case prior to giving effect to an assignment thereof to the Seller.
     “Annuity Package” shall mean, as it relates to any Annuity Receivable, fully executed copies of all documentation related to the purchase of the related Assignable Annuity Contract by the Seller, and shall include, without limitation, (i) a copy of the Annuity Purchase Agreement related thereto, executed by the Seller and the Individual Annuity Seller, and all documents required to be delivered to the Seller pursuant thereto, (ii) a copy of the Assignable Annuity Contract, unless such copy is unavailable from both the Individual Annuity Seller and the Assignable Annuity Provider after inquiry therefor by the Individual Annuity Seller and by the Seller in accordance with the Credit Policy Manual; provided, that, for any Annuity Receivable with respect to which the related Assignable Annuity Contract constitutes a part of, or is subject to, a “group contract” or “group policy”, or the like, a complete copy of the Assignable Annuity Contract (including any group contract or group policy or any related riders or endorsements) shall be included in the related Annuity Package, (iii) a copy of the Assignable Annuity Provider Acknowledgment, (iv) a credit report with respect to the applicable Individual Annuity Seller (unless such Individual Annuity Seller was deceased or the subject of a bankruptcy proceeding, in which case a credit report shall not be required), (vi) evidence that the Seller has paid the purchase price with respect to such Annuity Receivable, (vii) a statement by the Assignable Annuity Provider (a) confirming that such Assignable Annuity Contract (1) has been issued to the Annuity Owner and (2) remains in force, (b) identifying the amount and payment date for each scheduled payment owing thereunder and (c) confirming that such scheduled payments are payable by such Assignable Annuity Provider on such dates without regard to the life or death of the Annuitant, (viii) UCC lien search reports against the Individual Annuity Seller, (ix) any other documentation that is expressly required to be included in such Annuity Package under the terms of the Annuity Facility Documents, and (x) all other applicable notices, agreements, instruments and documents required to be obtained under any applicable laws relating to the transfer of Assignable Annuity Contracts in each Approved Annuity State related thereto.
     “Annuity Provider” shall mean, with respect to any Annuity Receivable, the related Assignable Annuity Provider, and with respect to any Settlement Receivable, the related Settlement Annuity Provider.
     “Annuity Purchase Agreement” shall mean any agreement substantially in the form of Exhibit E pursuant to which an Individual Annuity Seller sells, assigns and conveys to the Seller all or a portion of the Individual Annuity Seller’s right, title and interest in an Assignable Annuity Contract including without limitation any payments payable to the Individual Annuity Seller thereunder.

     “Annuity Receivable” shall mean all rights (a) to all Scheduled Payments (other than any related Split Payments) due or to become due under an Assignable Annuity Contract, and (b) all other rights (but not obligations or liabilities) purchased by the Seller from an Individual Annuity Seller pursuant to an Annuity Purchase Agreement, whether such Scheduled Payments (or such portions thereof) or other rights constitute accounts, general intangibles (including, without limitation, payment intangibles), investment property, intangible or tangible chattel paper (including, without limitation, electronic chattel paper), instruments, documents, securities, cash, supporting obligations or any other kind of property, and “Annuity Receivables” shall mean all such Receivables. Without limiting the foregoing in any way, it is understood and agreed that the Holders of Notes of any Series shall only have rights to, and recourse against, the Series Receivables for such Series, and shall have no rights in, or recourse against, any Receivables relating to any other Series. Notwithstanding the foregoing, the term “Annuity Receivable” shall not include any Scheduled Payments due prior to the applicable Series Cut-Off Date for the Series to which such Annuity Receivable is to be allocated.
     “Applicable Lock-Box Account” shall mean any Annuity Lock-Box Account or Settlement Lock-Box Account.
     “Applicable Lock-Box” shall mean any Annuity Lock-Box or Settlement Lock-Box.
     “Applicable Lock-Box Bank” shall mean any Annuity Lock-Box Bank or Settlement Lock-Box Bank.
     “Approved Annuity State” shall mean with reference to any Series at any time (a) each “Approved Annuity State” specified in the applicable Supplement or (b) if none are so specified, each of the 50 states within the United States except for New Hampshire, Vermont, Wisconsin and the District of Columbia.
     “Approved State” shall mean, at any time, any state that has adopted a Transfer Statute (and which Transfer Statute is effective as of the date of determination) authorizing, upon the issuance of an appropriate court order, transfers by Claimants of rights to receive Scheduled Payments arising under Settlement Agreements, which statute is substantially similar to the model structured settlement transfer statute attached hereto as Exhibit G.
     “Assignable Annuity Contract” shall mean any annuity contract, rights to receive payments arising under an annuity contract, which annuity contract does not prohibit the assignment of any rights arising thereunder by any related Annuity Beneficiary or Annuity Owner.
     “Assignable Annuity Provider” shall mean, with respect to any Annuity Receivable, the insurance company that (i) is identified on the related Assignable Annuity Contract as the “issuer”, “insurer” or similar and (ii) has an obligation to make periodic payments pursuant to the Assignable Annuity Contract with respect to such Annuity Receivable.
     “Assignable Annuity Provider Acknowledgment” shall mean, with respect to any Annuity Receivable, an acknowledgment signed by the related Assignable Annuity Provider pursuant to which such Assignable Annuity Provider shall have (i) acknowledged (and consented to, if required by the terms of the related Assignable Annuity Contract), (ii) agreed to reflect such ownership and other rights in its books and records, (iii) agreed that there shall have been no previous effective assignments by the related Annuity Owner of the related Assignable Annuity Contract (other than pursuant to the related Annuity Purchase Agreement) and (iv) agreed to deliver the related Scheduled Payments to the Annuity Lock-Box.
     “Assignee” shall mean the Person to which the obligations to make payments under a Settlement Agreement have been assigned pursuant to an Assignment and shall include, without limitation, a Qualified Assignee.
     “Assignment” shall mean an assignment of the obligations to make payments under a Settlement to an Assignee, including, without limitation, a Qualified Assignment.
     “Available Issuer Funds” shall mean at any time all cash of the Issuer to the extent fully distributable by the Issuer at the Issuer’s discretion.
     “Back-up Servicer” shall mean Imperial or any successor thereto as “Back-up Servicer” under the Imperial BUSA.
     “Back-up Servicing Agreement” shall mean the Imperial BUSA.
     “Back-up Servicing Fee” shall mean, with respect to any Payment Date, the sum of (i) the product of (x) 1/12 (or, in the case of the initial Payment Date, a fraction, the numerator of which is the number of days from (and including) the Closing Date to (but excluding) such Payment Date and the denominator of which is 360) times (y) the Back-up Servicing Fee Rate, times (z) the Aggregate Discounted Receivables Balance of all Series Receivables on the first day of the Collection Period immediately preceding such Payment Date plus (ii) any accrued and unpaid Back-up Servicing Fees with respect to any Payment Dates preceding the Payment Date for which such determination is being made; provided, that, with respect to any Collection Period (or portion thereof) during which the obligations of the Back-up Servicer have been terminated in accordance with the terms of the Back-up Servicing Agreement, the “Back-up Servicing Fee” shall be zero (0.0).
     “Back-up Servicing Fee Rate” shall mean 0.02%.
     “Business Day” shall mean any day other than a Saturday or Sunday or any other day on which national banking associations or state banking institutions in New York, New York or Wilmington, Delaware are authorized or obligated by law, executive order or governmental decree to be closed.
     “Certificated Notes” shall mean permanent certificated Series 2010-1 Notes issued to Institutional Accredited Investors or Affiliated Entities that are not Qualified Institutional Buyers pursuant to Section 6.01(e).
     “Claimant” shall mean, with respect to any Settlement, the Person entitled to receive the Settlement under the terms of the Settlement Agreement who has agreed to sell his interest in such Settlement (or a portion thereof) to the Seller pursuant to a Settlement Purchase Agreement which in turn has been sold to the Issuer under the Issuer Purchase Agreement.

     “Clearstream” shall mean Clearstream Banking, societé anonyme, a corporation organized under the laws of the Grand Duchy of Luxembourg.
     “Clearstream Account” shall have the meaning specified in Section 6.11(d).
     “Clearstream Security” shall mean a “security” (as defined in Section 8-102(a)(15) of the UCC) that (i) is a debt security and (ii) is capable of being transferred to the relevant depository’s account at Clearstream pursuant to Article VI, whether or not such transfer occurred.
     “Closing Date” shall mean September 24, 2010.
     “Code” shall mean the Internal Revenue Code of 1986, together with the rules and regulations promulgated thereunder, as amended from time to time.
     “Collateral Trustee” shall mean the Person serving in such capacity under this Agreement and the Supplement (not individually but solely in its capacity as Collateral Trustee); provided, that in any event, the Collateral Trustee shall at all times be the same Person as the Trustee. The initial Collateral Trustee shall be Wilmington Trust Company.
     “Collateral Trustee Office” has the meaning specified in Section 14.11.
     “Collection Period” shall mean, with respect to any Payment Date, the calendar month immediately preceding the calendar month in which such Payment Date occurs.
     “Collections” shall mean with respect to all Receivables, all cash payments thereon and other cash proceeds thereof, whether in the form of cash, checks, wire transfers, electronic transfers or any other form of cash payment (including, without limitation, (x) from the Seller in connection with any repurchase of such Receivables (or the Issuer’s beneficial ownership thereof) pursuant to Section 2.04(s), (y) any substitution of additional Scheduled Payments or deposit of cash with respect to such Receivable or the Issuer’s interest therein pursuant to Section 2.04(s), or (z) any “Holdback Replacement Payments” made in respect thereof (as defined in the Supplement), including, without limitation, in each case with respect to all Receivables, any interest earned on such amounts while on deposit in any collection account; provided, however, that (i) Collections shall not include any Split Payments; (ii) Servicer Advances shall also be deemed to be Collections; and (iii) Collections shall not include any amounts related to Scheduled Payments due prior to the applicable Cut-Off Date for any Receivable.
     “Common Depository” shall mean The Depository Trust Company, its nominees, and their respective assigns.
     “Control Party” shall have the meaning specified in the Supplement.
     “Credit Policy Manual” shall mean the credit and collection policies and practices of the Seller, including, without limitation, those described in Schedule I hereto, in effect on the date hereof, relating to Receivables, as modified from time to time in compliance with Section 2.06(g).

     “Cut-Off Date” shall have the meaning specified in the Supplement.
     “Daily Report” shall mean a report in the form attached hereto as Exhibit E to be delivered by the Master Servicer to the Trustee and the Collateral Trustee on each Business Day, and relating to the preceding Business Day.
     “Defaulted Receivable” shall mean, unless otherwise specified in the Supplement exclusively with respect to the related Series designated thereunder, a Receivable with respect to which:
     (a) any Scheduled Payment (or any portion thereof) due thereunder has been or should have been deemed to be uncollectible by the Master Servicer or its sub-servicer in accordance with the Credit Policy Manual; provided, however, that only such portion of such Receivable that has been or should have been so deemed uncollectible shall constitute a Defaulted Receivable pursuant to this clause (a);
     (b) the Trustee does not have a first priority perfected security interest, free and clear of any Liens other than Permitted Liens;
     (c) the related Annuity Provider has become or has been deemed insolvent, and either (x) its liquidation or rehabilitation plan has caused the stated amount of the Scheduled Payments due in respect of the related Annuity Contract to be reduced, delayed or otherwise modified; provided, that only such portion of such Receivable which is so reduced, delayed or otherwise modified shall be deemed to be a Defaulted Receivable pursuant to this clause (x), (y) a liquidation or rehabilitation plan providing for the full payment of the related Annuity Contract has been adopted or approved by the applicable court but such order remains subject to appeal, or (z) no rehabilitation or reorganization plan dealing with payment of the related Annuity Contracts has yet been adopted and approved by the applicable court; provided, that in the case of clause (y) or (z) above, to the extent that such court has entered an order authorizing or requiring the continued payment in full of the Scheduled Payments owing by such Annuity Provider under the related Annuity Contract in accordance with the terms thereof pending the entry and approval of such a plan or such a plan becoming final, then such Receivables shall not be deemed to be Defaulted Receivables pursuant to this clause (c);
     (d) any Scheduled Payment (or any portion thereof) is more than 90 days past due;
     (e) any Scheduled Payment (or any portion thereof) has been diverted by the Claimant or any other Person and such diverted payment has not been returned to the Issuer within 15 days after such diversion; or
     (f) any Person other than the Trustee obtains an interest in all or any portion of the Scheduled Payments to be made thereunder; provided, that this clause (f) shall not be deemed to include any interest of any such other Person in any Scheduled Payment (or portion thereof) to the extent constituting (i) any Split Payment obligation owing to any Claimant or Individual Annuity Seller with respect thereto, (ii) a Permitted Lien or (iii) any Lien granted by, or imposed against, any of the Noteholders or the Trustee covering such Scheduled Payment;

     it being understood and agreed, that a Receivable that was a Defaulted Receivable may thereafter cease to be deemed a Defaulted Receivable if such Receivable is Rehabilitated.
     “Definitive Notes” shall mean Series 2010-1 Notes issued to individual Series 2010-1 Noteholders in the form of registered Series 2010-1 Notes in exchange for U.S. Global Notes or Regulation S Notes pursuant to Section 6.03(c).
     “Deposit Account” shall mean any of the Master Collection Account, the Series Collection Account, the Series Reserve Account, any Settlement Lock-Box Account, any Annuity Lock-Box Account, the Series Payment Account, and any other bank accounts established and maintained for the benefit of the Issuer or Series 2010-1, and “Deposit Accounts” shall mean all such accounts, collectively.
     “Discount Rate” shall mean the per annum rate specified as such in the Supplement.
     “Discounted Receivables Balance” shall mean, with respect to any Receivable at any time, the present value at such time of the Scheduled Payments (net of the Split Payment obligations associated therewith) included as a Receivable discounted at the applicable Discount Rate.
     “Eligible Annuity Receivable” shall mean, with reference to any Series, unless otherwise specified in the Supplement for such Series, an Annuity Receivable designated as a Series Receivable for such Series in respect of which, on the Series Closing Date for such Series (or for any Annuity Receivable that is not such a Series Receivable on such Series Closing Date, on such later date as such Receivable shall become a “Series Receivable” for such Series in accordance with the terms hereof and of the related Supplement):
     (a) (x) all Scheduled Payments required to be made thereon to the Seller or the Issuer from the time of the Seller’s purchase of such Receivable have been paid (or no portion thereof is past due more than thirty (30) days at such time) and (y) no such Scheduled Payments have been diverted from the Seller or the Issuer, unless, in either case, such Receivable shall have been and continues to be Rehabilitated (in which case only the Rehabilitated portion of such Receivable shall constitute an Eligible Annuity Receivable hereunder);
     (b) (x) such Annuity Receivable was purchased by the Seller from an Individual Annuity Seller that purchased the related Assignable Annuity Contract from the related Assignable Annuity Provider at the time of the original issuance thereof, or otherwise acquired ownership of such annuity contract, in either case in full compliance with (1) the terms thereof, (2) the terms of any predecessor annuity contract in respect of which the related Assignable Annuity Contract was issued as a full or partial replacement, and (3) all applicable laws, including if applicable any insurable interest requirements, and (y) with respect to which the related Assignable Annuity Contract was issued in full compliance with all applicable laws, including if applicable any insurable interest requirements;
     (c) the Assignable Annuity Contract relating to such Receivable has been duly authorized and issued and constitutes the legal, valid and binding obligation of the related Assignable Annuity Provider and is not subject to rescission, reduction, set-off or other defenses and does not contravene in any material respect any requirement of law applicable thereto;

     (d) such Receivable was purchased by the Seller (x) at least six (6) months after the issuance of the related Assignable Annuity Contract by the related Assignable Annuity Provider, unless the Seller shall have provided documentation confirming that the Individual Annuity Seller (or, if applicable, its predecessor in interest) did not procure such annuity contract with the intention to assign it, and (y) after the expiration of any contestability or rescission period applicable to such Assignable Annuity Contract;
     (e) such Receivable was purchased by the Seller from the related Individual Annuity Seller pursuant to an Annuity Purchase Agreement and sold to the Issuer pursuant to the Issuer Purchase Agreement, in each case in full compliance with all applicable laws and with the terms of the related Assignable Annuity Contract;
     (f) the related Assignable Annuity Contract is denominated and payable only in U.S. Dollars and payments in respect of which will be made without deduction or withholding for any federal income tax or any premium or similar tax;
     (g) neither the related Assignable Annuity Contract nor the related Assignable Annuity Provider, prior to the acquisition thereof by the Issuer, has designated any Person as an irrevocable beneficiary or irrevocable payee thereof;
     (h) (x) after the acquisition of such Assignable Annuity Contract by the Issuer, the Assignable Annuity Provider shall have designated the Issuer or its designee as the sole payee, beneficiary and owner thereof, and copies of documentation reflecting such designations in such Assignable Annuity Provider’s books and records shall have been included in the related Annuity Package;
     (i) the following are true: (I) the Seller has conducted a UCC lien search and obtained a credit report with respect to the related Individual Annuity Seller, (II) such Annuity Receivable is not subject to any outstanding lien, encumbrance, deduction, withholding, dispute, litigation, counterclaim, defense (including usury), rescission, or set-off, including garnishment proceedings, with respect thereto in each case other than Permitted Liens; provided that only such portion of such Annuity Receivable which is subject to any of the foregoing shall be deemed ineligible pursuant to this clause (II); (III) such Annuity Receivable is not evidenced by any instrument or chattel paper; and (IV) such Receivable is not a Defaulted Receivable;
     (j) the Back-up Servicer has verified its receipt of all documents required to be contained in the related Annuity Package in accordance with the definition thereof and the Back-up Servicing Agreement;
     (k) the Issuer shall have obtained a first priority, indefeasible ownership interest in, and good title to, such Annuity Receivable, the related Assignable Annuity Contract and in all Scheduled Annuity Payments due thereunder, free and clear of any Lien, claim or encumbrance of any Person (except for the portion(s) of any such Scheduled Payments that constitute Split Payments or any Permitted Liens);
     (l) with respect to such Annuity Receivable, each person that is an Annuity Owner, an Annuitant or an Annuity Beneficiary shall have entered into an Annuity Purchase Agreement pursuant to which it has (x) sold to the Seller all of its right, title and interest under the related

Assignable Annuity Contract or (y) if it has no such right, title or interest, acknowledged the sale or purported sale to the Seller of all right, title and interest thereunder by other parties to such Annuity Purchase Agreement;
     (m) under the related Assignable Annuity Contract (x) all Scheduled Payments are guaranteed payments that are required to be made at the times and in the amounts specified in the related Annuity Purchase Agreement, without regard to whether the Individual Annuity Seller or any other Person is or continues to be alive, and (y) no payment will be made at the election of the Assignable Annuity Provider upon or as a result of the death of the Annuitant or any other Person if such payment would not otherwise be required to be made at such time;
     (n) the assignment of such Receivable to both the Seller and the Issuer (w) is not prohibited by the terms of the related Assignable Annuity Contract, (x) is not subject to any life settlement, senior settlement or viatical settlement statute or regulation, (y) does not require any conditions to be satisfied, either under law or the related Assignable Annuity Contract, to be permissible or to become fully effective, that shall not have been satisfied at the time of each such assignment, and (z) does not require any consents or approvals, either under law or the related Assignable Annuity Contract, to be permissible or to become fully effective, except those consents or approvals which have been obtained and are evidenced by documentation included in the related Annuity Package;
     (o) all premium obligations under the related Assignable Annuity Contract were paid in full by the Annuity Owner (or any predecessor thereof) prior to the purchase thereof by the Seller, and no further amounts are required to be paid to the related Assignable Annuity Provider or any other Person to maintain such Assignable Annuity Contract in full force and effect;
     (p) the total purchase price (excluding, other than with respect to any substituted Receivable pursuant to Section 2.04(s) hereof, any holdback funds in respect thereof) has been paid in full by the Seller to the Individual Annuity Seller under the applicable Annuity Purchase Agreement, by the Issuer to the Seller under the Issuer Purchase and Contribution Agreement, and all obligations of the Seller under such Annuity Purchase Agreement and of the Seller under the Issuer Purchase and Contribution Agreement have been fully performed, in each case to fully effectuate the purchase of such Annuity Receivable;
     (q) such Receivable was originated by the Seller in accordance with its policies and procedures and in the ordinary course of its business;
     (r) no related Individual Annuity Seller was a minor in any jurisdiction in which such Individual Annuity Seller was a resident at the time of such Individual Annuity Seller’s execution of the related Annuity Purchase Agreement;
     (s) such Receivable was purchased by the Seller from an Individual Annuity Seller that was a resident of an Approved Annuity State both at the time of the issuance of such Assignable Annuity Contract and at the time of such purchase by the Seller;
     (t) the terms and conditions of the related Annuity Purchase Agreement complied with all applicable federal, state, and local laws; provided, that this clause (u) shall not be construed to limit the scope of clause (b);

     (u) (x) the purchase of such Receivable by the Seller was made pursuant to and in full compliance with the Credit Policy Manual and (y) Collections in respect of which, from and after the date of the Company’s purchase thereof, have been received, collected and otherwise pursued by the Seller or the Master Servicer (or its sub-servicer) pursuant to and in full compliance with the policies and procedures set forth in the Credit Policy Manual;
     (v) neither the related Assignable Annuity Contract nor any document in the related Annuity Package has been satisfied, subordinated or rescinded;
     (w) the related Annuity Purchase Agreement is subject to, and expressly governed by the laws of, an Approved Annuity State (and not any state that is not an Approved Annuity State); and
     (x) the related Assignable Annuity Provider is not a Governmental Authority.
     “Eligible Institution” shall mean a commercial bank or trust company organized under the laws of the United States of America or any one of the states thereof, including the District of Columbia (or any domestic branch of a foreign bank), which at all times (i) is a member of the FDIC, has a combined capital and surplus of at least $500,000,000 and (ii)(a) with respect to Wilmington Trust Company, has a certificate of deposit rating or long-term unsecured senior debt rating of at least “BBB-” (or the equivalent thereof) by each of S&P and Moody’s or (b) with respect to any other commercial bank or trust company, has a certificate of deposit rating or long-term unsecured senior debt rating of at least “BBB+” (or the equivalent thereof) by each of S&P and Moody’s; provided, however, that (x) a commercial bank which does not satisfy the requirements set forth in clause (ii) shall nonetheless be deemed to be an Eligible Institution for purposes of holding any Deposit Account or any other account so long as such commercial bank is a federally or state chartered depository institution subject to regulations regarding fiduciary funds on deposit substantially similar to 12 C.F.R. §9.10(b) and such account is maintained as a segregated trust account with the corporate trust department of such bank and (y) in the event that Wilmington Trust Company fails to satisfy the requirements set forth in clause (ii)(a), Wilmington Trust Company shall nonetheless be deemed to be an Eligible Institution for all purposes of this Agreement and the other Operative Documents unless the Control Party shall have delivered written notice to the Issuer and the Master Servicer requesting the resignation of Wilmington Trust Company as Trustee, Collateral Trustee or holder of any Deposit Account, in which case Wilmington Trust Company shall cease to be considered an Eligible Institution for the purposes described in such written notice on the sixtieth (60th) day following the Issuer’s and the Master Servicer’s receipt of such notice.
     “Eligible Investments” shall mean book-entry securities entered on the books of the registrar of such security and held in the name or on behalf of the Trustee or negotiable instruments or securities represented by instruments in bearer or registered form which evidence:
     (a) direct obligations of and obligations fully guaranteed as to timely payment by, the full faith and credit of the United States of America or any agency or instrumentality thereof;

     (b) demand and time deposits in, certificates of deposit of, and federal funds sold by, depository institutions or trust companies incorporated under the laws of the United States of America or any state thereof (or domestic branches of foreign banks), subject to supervision and examination by Federal or state banking or depository institution authorities, and having, at the time of the Issuer’s investment or contractual commitment to invest therein, a short-term unsecured debt rating of “P-1” or better by Moody’s and “A-1” or better by S&P;
     (c) commercial paper having, at the time of the Issuer’s investment or contractual commitment to invest therein, a rating of “P-1” or better by Moody’s and “A-1” or better by S&P;
     (d) readily marketable investments in money market funds (including funds for which the Trustee or any of its affiliates acts as an investment adviser or manager) (which money market funds may be 12b-1 funds, as contemplated under the rules promulgated by the Securities Exchange Commission under the Investment Company Act) or in mutual funds (including funds for which the Trustee or any of its affiliates acts as an investment adviser or manager) having as their sole investments any of the investments described in the foregoing clauses (a), (b) and (c), which in either case (i) are rated “Aaa” by Moody’s and “AAA” by S&P and (ii) seek to maintain a constant net asset value; or
     (e) investment agreements or guaranteed investment contracts issued or guaranteed by an entity with a long-term senior debt or financial strength rating of “Aaa” and “AAA” by Moody’s and S&P, respectively, in each case, provided that all such investments do not have a final maturity date occurring later than the Business Day immediately preceding the next Payment Date.
     “Eligible Master Servicer” shall mean PFSC or any other operating entity which, at the time of its appointment as Master Servicer, (a) is servicing a portfolio of receivables having similar attributes as the Receivables, (b) is legally qualified and has the capacity to service the Receivables, and (c) is approved by the Control Party as having demonstrated the ability to professionally and competently service a portfolio of receivables of a nature similar to the Receivables in accordance with high standards of skill and care.
     “Eligible Receivable” shall mean, with reference to any Series, those Series Receivables that are either Eligible Settlement Receivables or Eligible Annuity Receivables.
     “Eligible Settlement Receivable” shall mean a Settlement Receivable designated as a Series Receivable in respect of which, on the Closing Date (or, for any Settlement Receivable that is not such a Series Receivable on such Closing Date, on such later Advance Date or other date as such Receivable shall become a “Series Receivable” in accordance with the terms hereof and of the Supplement):
     (a) (x) all Scheduled Payments required to be made thereon to the Seller and/or the Issuer, as applicable, from the time of their acquisition of such Receivable,

have been paid (or no portion thereof is past due more than thirty (30) days at such time) and (y) no such Scheduled Payments have been diverted from the Seller or the Issuer, unless, in either case, such Receivable shall have been and continues to be Rehabilitated (in which case only the Rehabilitated portion of such Receivable shall constitute an Eligible Receivable hereunder);
     (b) the underlying Settlement (x) does not arise from a settlement that is subject to appeal or court approval (unless such approval has been received and written evidence of such approval has been delivered to the Trustee and the Back-up Servicer) and (y) is the subject of a transaction in which the related Settlement Agreement remains in full force and effect notwithstanding any Assignee’s or Obligor’s purchase or ownership of any Settlement Annuity Contracts;
     (c) the underlying Settlement is denominated and payable only in U.S. Dollars, the related Claimant is a U.S. resident and payments on the underlying Settlement will be made without deduction or withholding for any Federal income tax;
     (d) if such Settlement is the subject of a Qualified Assignment or other assignment, the underlying Settlement Agreement releases all liable parties (other than the Assignee) under the applicable Settlement Agreement from all liability pertaining thereto;
     (e) except as provided in the Transfer Statute, neither the transfer thereof from the related Claimant to the Seller nor the underlying Settlement Agreement related thereto is subject to the law of a state or other jurisdiction which expressly prohibits the assignability of Scheduled Payments related to Settlements;
     (f) (i) the transfer thereof from the related Claimant to the Seller was approved as evidenced by a Transfer Order which remains in full force and effect and a copy of which has been delivered by the Seller to the related Obligor (and any Settlement Annuity Provider) in accordance with the Notice Procedures and (ii) the transfer thereof from the related Claimant to the Seller was made in full compliance with all applicable Requirements of Law (including without limitation Transfer Statutes);
     (g) the following are true: (I) the Seller has conducted a UCC lien search and has received a credit report with respect to the related Claimant; (II) such Receivable is not subject to any lien, encumbrance, deduction, withholding, dispute, litigation, counterclaim, defense (including usury), rescission, or set-off, including garnishment proceedings, with respect thereto; provided that only such portion of such Receivable which is subject to any of the foregoing shall be deemed ineligible pursuant to this clause (II), (III) such Receivable is not evidenced by any instrument or chattel paper, (IV) such Receivable is a “payment intangible” within the meaning of the UCC as adopted in the state in which the Claimant has its domicile, unless such UCC expressly excludes rights to payment under Settlements from the scope of Article 9 of such UCC, and (V) such Receivable is not a Defaulted Receivable;

     (h) the Back-up Servicer has verified (in a written certification to the Trustee for the benefit of the Series 2010-1 Noteholders) its receipt of all documents required to be contained in the related Settlement Package in accordance with the definition thereof and the Back-up Servicing Agreement;
     (i) all notices (including, without limitation, notices to Obligors and Settlement Annuity Providers), filings and other actions required to (x) create an ownership interest in such Receivable in favor of the Seller as against the related Claimant, and in favor of the Issuer as against the Seller, and (y) perfect a first priority security interest therein in favor of the Trustee, on behalf of the Secured Parties, as against each of the Issuer and the Seller, in each case under the UCC and all other applicable Requirements of Law and in each case enforceable against the creditors and/or a bankruptcy trustee or debtor-in-possession of or for the Seller and the Issuer have been given, made or taken (or, in the case of UCC filings, will have been made within ten days of the Closing Date);
     (j) such Receivable is included on the List of Receivables delivered either on the Closing Date, Advance Date or other date on which such Receivable shall become a “Series Receivable” in accordance with the terms hereof and of the Supplement;
     (k) the Issuer shall have obtained a first priority indefeasible ownership interest in, and good and valid title to, such Receivable and in all Scheduled Payments due thereunder, free and clear of any Lien, security interest, claim or encumbrance of any Person (except for the portion(s) of any such Scheduled Payments that constitute Split Payments or any Permitted Liens);
     (l) the payment of the underlying Settlement is supported by a Settlement Annuity Contract in the full amount thereof, or is the direct obligation of a highly-rated Obligor, and the Collections thereon have been directed to be made directly from the Settlement Annuity Provider (or, if none, the Obligor) relating thereto to a Settlement Lock-Box Account or a Settlement Lock-Box;
     (m) the Seller delivered timely notice of the proceeding giving rise to the Transfer Order in respect of such Receivable to each Notice Party in accordance with the Notice Procedures;
     (n) neither the related Settlement Agreement nor any other agreement relating thereto releases the Assignee (or, if there is no Assignee, the Settlement Counterparty thereunder) from liability thereunder as a result of the existence of any Settlement Annuity Contract purchased to fund the Settlement relating thereto;
     (o) the Claimant thereon did not at the time of its sale of such Receivable to the Seller pursuant to the applicable Settlement Purchase Agreement own the Settlement Annuity Contract related thereto;
     (p) all representations and warranties relating to such Receivable set forth in Section 2.05 hereof are true and correct;

     (q) no portion of the Obligor’s and/or the Settlement Annuity Provider’s obligation to make any of the Scheduled Payments under such Receivable may be terminated or prepaid at a discount as a result of the death of the related Claimant;
     (r) such Receivable was originated by the Seller (i) in accordance with the Credit Policy Manual and all applicable Requirements of Law and (ii) in the ordinary course of its business;
     (s) such Receivable is evidenced by each of a Settlement Agreement and a Settlement Purchase Agreement that is legal, valid and binding against all parties thereto;
     (t) the Settlement Agreement related to such Receivable evidences a contractual settlement of a personal injury or workers’ compensation claim and the related contractual obligation of the Obligor thereunder, and the related Claimant’s assignment of its rights under such Settlement Agreement does not constitute an assignment of a right represented by a judgment within the meaning of Section 9-109 of the UCC;
     (u) the related Claimant was not a minor in any jurisdiction in which he was a resident and/or to which the underlying Settlement Agreement was subject at the time of his transfer to the Seller of his rights under such Settlement Agreement;
     (v) the Seller’s purchase of such Receivable and entry into the related Settlement Purchase Agreement were not made in violation of the terms of any (i) agreement entered into between the Seller or any of its Affiliates and any Obligor or Settlement Annuity Provider, including, without limitation, any requirement therein that the origination of such Receivable be made pursuant to any type of court order, (ii) class action settlement agreement entered into by the Seller or any of its Affiliates, (iii) other settlement agreement entered into by the Seller or any of its Affiliates and the Claimant related to such Receivable or (iv) agreement or stipulation entered into by the Seller or any of its Affiliates and the Attorney General of the jurisdiction the law of which governs such purchase;
     (w) such Receivable constituted a structured settlement factoring transaction which satisfied all applicable requirements of Section 5891 of the Code and in connection with which the Seller obtained a “qualified order” as defined in Section 5891 of the Code; provided, that if the related Transfer Order was not issued under the authority of an “applicable State statute” by an “applicable State court” (in each case, as defined in Section 5891 of the Code), such Receivable shall only constitute an “Eligible Receivable” if, as of the date of such transfer, (x) none of the states in which any of the related Claimant, the related Obligor or the related Settlement Annuity Provider were then domiciled had enacted a Transfer Statute or (y) the Seller and the related Claimant, Obligor and Settlement Annuity Provider (if any) collectively were unable to satisfy the jurisdictional requirements of any Transfer Statute in any such state as a matter of law;
     (x) the purchase of which by the Seller was made pursuant to and in full compliance with the Credit Policy Manual and all applicable Requirements of Law and

(b) Collections in respect of which, since the date of the Seller’s purchase thereof, have been received, collected and otherwise pursued by the Master Servicer pursuant to and in full compliance with the Credit Policy Manual and all applicable Requirements of Law;
     (y) with respect to such Receivable, the Seller obtained a Transfer Order either (i) in the jurisdiction in which the related Claimant was domiciled at the time of the Seller’s purchase of the Scheduled Payments giving rise to such Receivable from such Claimant or (ii) if such jurisdiction did not at such time have a Transfer Statute, in the jurisdiction in which either (A) the applicable Obligor was domiciled at such time or (B) (1) the original claim giving rise to the related Structured Settlement was adjudicated and (2) the court adjudicating such claim had exclusive jurisdiction over such claim;
     (z) in respect of which the underlying Settlement Agreement does not arise under, and is not subject to, any workmen’s compensation statute as in effect in any applicable state or other jurisdiction, unless such Settlement Receivable is an Eligible Worker’s Compensation Receivable;
     (aa) the related Obligor is not a Governmental Authority;
     (bb) such Receivable was purchased (i) by the Seller pursuant to a Settlement Purchase Agreement, and (ii) by the Issuer pursuant to the Issuer Purchase Agreement; and
     (cc) the total purchase price (excluding, other than with respect to any substituted Receivable pursuant to Section 2.04(s) hereof, any Holdback Funds in respect thereof) required to be paid by the Seller to the Claimant for such Receivable under the applicable Settlement Purchase Agreement has been paid in full and all obligations of the Seller to fully effectuate the purchase of such Receivable pursuant to the Settlement Purchase Agreement have been fully performed by the Seller (it being understood and agreed that the Seller may have a continuing obligation to remit Split Payments to such Claimant from time to time, but such obligation alone shall not render the foregoing incorrect).
     “Eligible WC Transfer Statute” shall mean any Transfer Statute that expressly permits assignments of Worker’s Compensation Receivables.
     “Eligible Worker’s Compensation Receivable” shall mean a Worker’s Compensation Receivable designated as a Series Receivable in respect of which, on the Closing Date (or, for any Worker’s Compensation Receivable that is not such a Series Receivable on such Closing Date, on the Advance Date or other date on which such Receivable shall become a “Series Receivable” in accordance with the terms hereof and of the Supplement):
     (a) arising under, and the Settlement Agreement and Settlement Purchase Agreement related to which shall have been entered into in compliance with, an Eligible Worker’s Compensation Statute, and, in connection with such Settlement Agreement and Settlement Purchase Agreement, the related Claimant and the Seller shall have obtained any and all required approvals under the laws of the jurisdiction that has enacted such

Eligible Worker’s Compensation Statute, including, if applicable, the approval of the applicable worker’s compensation commission or similar Governmental Authority;
     (b) purchased by the Seller from the related Claimant pursuant to a Transfer Order issued by a court in accordance with an Eligible WC Transfer Statute;
     (c) in respect of which the related Settlement Counterparty has entered into an Assignment, and the related Assignee is the Obligor and has purchased a Settlement Annuity Contract from a Settlement Annuity Provider to fund the payment obligations assumed by it pursuant to such Assignment;
     (d) if such Worker’s Compensation Receivable is a Longshore Act Receivable, then (i) the related Claimant is (and was, on the effective date of the related Settlement Purchase Agreement) a resident of Alabama, Florida or Georgia, (ii) the situs of the Claimant’s employment out of which the underlying worker’s compensation claim arose was within Alabama, Florida or Georgia, and (iii) the related Transfer Order was obtained in a court, and pursuant to the Transfer Statute, of either Alabama, Florida or Georgia; and
     (e) if the related Eligible Worker’s Compensation Statute is the Texas worker’s compensation statute, T.C.A. Labor Code §401.001 et seq., then the related Claimant is a legal beneficiary of a deceased employee, the related Settlement represents the Claimant’s right to receive certain Scheduled Payments as a result of such employee’s death and the Claimant has obtained the consent of the Texas commissioner of workers’ compensation, all as contemplated by §408.202 of the above-referenced statute.
     “Eligible Worker’s Compensation Statute” shall mean (a) each “Eligible Worker’s Compensation Statute” specified in the Supplement or (b) if none are so specified, (i) any state or federal worker’s compensation statute that does not prohibit the transfer or assignment of benefits under such statute and (ii) the Longshore and Harbor Workers’ Compensation Act, 33 U.S.C. §916.
     “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder.
     “ERISA Affiliate” shall mean with respect to any Person, at any time, such trade or business (whether or not incorporated) that would, at the time, be treated together with such Person as a single employer under Section 4001 of ERISA or any of Sections 414(b), (c), (m) or (o) of the Code.
     “Euroclear” shall mean Euroclear Bank S.A./N.V., as operator of the Euroclear system.
     “Euroclear Account” shall have the meaning specified in Section 6.11(c).
     “Euroclear/Clearstream Global Notes” shall mean the Series 2010-1 Notes delivered in book-entry form on the Closing Date or on any date thereafter through the facilities of Clearstream and Euroclear.

     “Euroclear Security” shall mean a “security” (as defined in Section 8-102(a)(15) of the UCC) that (i) is a debt security and (ii) is capable of being transferred to the relevant depository’s account at Euroclear pursuant to Article VI, whether or not such transfer has occurred.
     “Event of Default” shall mean (a) any event described in clauses (a), (b) or (c) of Section 9.01, and (b) any Series Event of Default, but only to the extent giving rise to an Event of Default pursuant to the terms of the Supplement.
     “Force Majeure Event” shall mean any event due to any cause beyond the reasonable control of the Trustee or Master Servicer, such as restrictions on convertibility or transferability, requisitions, involuntary transfers, general unavailability of communications system, sabotage, fire, flood, explosions, acts of God, civil commotion, strikes or industrial action of any kind, riots, insurrection, war or acts of government.
     “FDIC” shall mean the Federal Deposit Insurance corporation or any successor.
     “Fiscal Year” shall mean the taxable year of the Issuer which shall be the calendar year (or such other year as is required by Section 706(b) of the Code).
     “GAAP” shall mean generally accepted accounting principles as are in effect from time to time in the United States of America and applied on a consistent basis.
     “Global Notes” shall mean the U.S. Global Notes and the Regulation S Global Notes.
     “Governmental Authority” shall mean any country or nation, any political subdivision of such country or nation, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government of any country or nation or political subdivision thereof.
     “Granting Clause” means the provisions of this Agreement and/or the Supplement effecting the grant by the Issuer to the Trustee of a security interest in the Trust Assets, as described in the Recitals hereto.
     “Holder” shall mean a Series 2010-1 Noteholder.
     “Imperial” shall mean Imperial Finance & Trading, LLC a Florida limited liability company.
     “Imperial BUSA” shall mean that certain Back-up Servicing Agreement, dated as of September 24, 2010, among Wilmington Trust Company, as trustee under each of the “Indentures” defined therein, the Collateral Trustee, the Initial Master Servicer and Imperial, as Back-up Servicer, as amended, restated, supplemented or otherwise modified from time to time.
     “Imperial Holdings” shall mean Imperial Holdings, LLC, the sole member of the Seller.
     “Indebtedness” shall mean, with respect to any Person, (i) the principal amount of all obligations of such Person for borrowed money, (ii) the principal amount of all obligations of such Person evidenced by bonds, debentures, notes, trust certificates or other similar instruments (in each case, other than the Series 2010-1 Notes), (iii) all obligations of such Person to pay the deferred purchase price of property or services recorded on the books of such Person, except for (a) trade and other similar accounts payable and accrued expenses arising in the ordinary course of business and (b) employee compensation and pension obligations and other obligations arising from employee benefit programs and agreements or other similar employment arrangements, (iv) all obligations of such Person as lessee which are capitalized on the books of such Person in accordance with GAAP, (v) all indebtedness or obligations (other than under this Agreement) which would constitute Indebtedness under the other provisions of this definition which are secured by a Lien on the assets of such Person, whether such Person has assumed the obligation to pay such indebtedness or obligation, and (vi) all obligations of such Person under any direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the types which would constitute Indebtedness under the other provisions of this definition.
     “Indemnified Party” shall mean each of the Trustee (in its individual and trustee capacities), the Collateral Trustee (in its individual and collateral trustee capacities), the Series 2010-1 Noteholders, any other persons as may be named as indemnified parties in the Supplement and any Affiliate of any of the foregoing.
     “Individual Annuity Seller” shall mean, with respect to any Annuity Receivable, collectively, each Person that has entered into an Annuity Purchase Agreement pursuant to which it has (i) sold or purported to sell to the Seller all of its right, title and interest under the related Assignable Annuity Contract or (ii) if it has no such right, title or interest, acknowledged the sale or purported sale to the Seller of all right, title and interest thereunder by other parties to such Annuity Purchase Agreement.
     “Initial Cut-Off Date” shall mean the date specified as such in the Supplement.
     “Initial Master Servicer” shall mean PFSC in its capacity as the initial Master Servicer with respect to such Series pursuant to Section 3.01.
     “Initial Series Payment Date” shall have the meaning specified in the Supplement.
     “Initial Servicing Fee Rate” shall mean 0.18%.
     “Institutional Accredited Investor” shall mean an institution that is an “accredited investor” as such term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.
     “Insolvency Event” shall mean with respect to a specified Person, that:
     (a) such Person shall fail to, or admit in writing its inability to, pay its debts generally as they become due, or shall commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or sequestrator (or other similar official) for, such Person or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall take any corporate, partnership or company action authorizing the taking of any of the foregoing actions; or
     (b) a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or any substantial part of its assets, or any similar action with respect to such Person under any law (foreign or domestic) relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debt, or any of the actions sought in such petition or proceeding, including the entering of an unappealable order for relief in respect of such Person or the appointment of any trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or any substantial portion of such Person’s property shall be granted or otherwise occur, and any such case, proceeding or action shall continue undismissed, or unstayed and in effect, for a period of 30 days.
     “Investment Company Act” shall mean the Investment Company Act of 1940, together with the rules and regulations promulgated thereunder, as amended from time to time.
     “Investment Proceeds” shall have the meaning specified in Section 4.03(c).
     “Issuer” shall mean Imperial Settlements Financing 2010, LLC, a Georgia limited liability company.
     “Issuer Indemnified Losses” shall have the meaning specified in Section 7.03.
     “Issuer Interest” shall have the meaning specified in the Supplement.
     “Issuer Interest Holder” shall have the meaning specified in the Supplement.
     “Issuer Purchase Agreement” shall mean that certain Purchase and Contribution Agreement, dated as of the Closing Date, between the Seller and the Issuer, as the same may be amended, restated, supplemented or otherwise modified from time to time.
     “Issuer’s Account” shall mean the checking account maintained by the Issuer for deposits by the Master Servicer, the Collateral Trustee or the Trustee in accordance with the Master Servicer’s instructions, as applicable pursuant hereto or to the Supplement. The initial Issuer’s Account shall be Account No. 1000090005843 maintained at SunTrust Bank, or such other account as the Issuer may designate for such purpose from time to time, maintained at such bank as the Issuer may designate from time to time.
     “Issuer Split Payment Account” shall mean an account maintained by the Collateral Trustee with an Eligible Institution pursuant to Section 4.03(a) and into which Split Payments are to be deposited in accordance with the Daily Reports and Section 4.03(a). The Issuer Split Payment Account shall initially be Account No. 1000089497233 maintained at SunTrust Bank.

     “Lien” shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other), preference, participation interest, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC or comparable law of any jurisdiction to evidence any of the foregoing but not including any statutory liens with respect to payments not yet due and payable.
     “List of Receivables” shall mean, with reference to any Series, a list of the Receivables pledged by the Issuer on any Series Closing Date or any other date on which a Receivable shall become a Series Receivable in accordance with the terms hereof and the applicable Supplement, specifying for each such Receivable the name of the Claimant or Individual Annuity Seller, the Discounted Receivables Balance thereof, the name of the Obligor or Annuity Provider making payments thereon, the Series that such Receivables support, and the Applicable Lock-Box to which Scheduled Payments thereunder are to be sent.
     “Lock-Box Notice” shall have the meaning specified in Section 4.02(c).
     “Longshore Act Receivable” shall mean any Worker’s Compensation Receivable in respect of which the related Eligible Worker’s Compensation Statute is the Longshore and Harbor Workers’ Compensation Act, 33 U.S.C. §916.
     “Master Collection Account” shall have the meaning specified in Section 4.02(a).
     “Master Collection Account Bank” shall have the meaning specified in Section 4.02(a).
     “Master Servicer” initially shall mean PFSC in its capacity as Master Servicer pursuant to this Agreement, and after any Service Transfer, shall mean the Successor Servicer.
     “Master Servicer Indemnified Losses” shall the meaning specified in Section 8.04.
     “Master Servicing Fee” shall mean, with respect to any Payment Date, (i) to the extent PFSC, any Affiliated Entity or the Back-up Servicer shall have acted as Master Servicer during the immediately preceding Collection Period, the sum of (a) the product of (x) 1/12 (or, in the case of the initial Payment Date or in the event that the Back-up Servicer acted as Master Servicer for only a portion of the immediately preceding Collection Period, a fraction, the numerator of which is the number of days from (and including) the Closing Date or the first day on which the Back-up Servicer acted as Master Servicer, as applicable, to (and including) the last day of the immediately preceding Collection Period for such Series and the denominator of which is 360), (y) the Aggregate Discounted Receivables Balance of all Series Receivables on the first day of such Collection Period and (z) (1) the Successor Servicing Fee Rate to the extent that the Back-up Servicer has acted as Master Servicer during the immediately preceding Collection Period, and (2) the Initial Servicing Fee Rate to the extent that PFSC or any other Affiliated Entity has acted as Master Servicer during the immediately preceding Collection Period, plus (b) any unpaid Master Servicing Fees for any Payment Date preceding the Payment Date for which such determination is being made and (ii) to the extent any Successor Servicer not described in the foregoing clause (i) shall have acted as Master Servicer during the immediately preceding Collection Period, such fee as may be agreed upon by the Trustee, at the direction of the Control Party, and such Successor Servicer pursuant to Section 10.02(c) at the time of such Successor Servicer’s appointment as Master Servicer, which fee, if greater than the fee described in clause (i) (using sub-clause (1) of clause (i)(a)(z)), shall not exceed 120% of the actual reasonable out-of-pocket costs and expenses reasonably incurred by such Successor Servicer in performing its duties hereunder and under the Supplement with respect to the Series Trust Assets.
     “Material Adverse Effect” shall mean, (i) with respect to any Person, the occurrence or existence of any event or condition which has a material adverse effect (x) on such Person’s ability to perform under the Operative Documents or (y) on the businesses, properties or condition (financial or otherwise) of such Person, (ii) the occurrence or existence of any event or condition which has a material adverse effect (x) on the ability of the Trustee, the Collateral Trustee or the requisite Series 2010-1 Noteholders to enforce any of the Operative Documents or (y) on the rights of the Trustee, for the benefit of the Secured Parties, in the Trust Assets, or (z) on any material portion of the Series Trust Assets or (iii) the occurrence or existence of any event or condition that could reasonably be expected to impair the timely payment in full of amounts due and owing with respect to the Series 2010-1 Notes.
     “Maturity Date” shall mean the earlier of (i) the date following the Closing Date on which (x) the principal amount of the Series 2010-1 Notes, all interest thereon and all fees and other amounts payable in connection therewith have been paid in full, under this Agreement and (y) the Series 2010-1 Revolving Period shall have terminated, and (ii) the date of discharge and satisfaction of this Agreement in accordance with Section 12.01 hereof.
     “Monthly Report” shall mean a report in the form of that attached hereto as Exhibit F to be delivered by the Master Servicer to the Collateral Trustee, the Trustee and each Series 2010-1 Noteholder on or prior to 3:00 p.m. (New York City time) on each Series Determination Date and relating to the immediately preceding Collection Period.
     “Moody’s” shall mean Moody’s Investors Service, Inc. or its successor.
     “Multiemployer Plan” shall mean a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which contributions are or have been made during the preceding six years by any Person or any ERISA Affiliate of such Person.
     “Note Rate” shall mean the note rate specified therefor in the Supplement.
     “Note Register” shall have the meaning specified in Section 6.03(a).
     “Note Registrar and Transfer Agent” shall have the meaning specified in Section 6.03(a).
     “Notice Party” shall mean, with respect to any Settlement Receivable, the related Claimant, the related Obligor, any applicable Settlement Annuity Provider and, if the Seller has obtained a Transfer Order with respect to such Receivable, any other Person required to receive notice in connection with the issuance of such Transfer Order under any applicable Transfer Statute.

     “Notice Procedures” shall mean, with respect to any notice or Transfer Order required to be delivered to any Person, that such notice or Transfer Order shall be delivered by (i) national overnight courier service, (ii) certified mail, return receipt requested or (iii) personal delivery.
     “Notices” shall have the meaning specified in Section 13.05(a).
     “Obligor” shall mean any party obligated to make Scheduled Payments under any Settlement Agreement (including any Qualified Assignment or any other assignment thereof), including, without limitation, any Settlement Counterparty and any Qualified Assignee.
     “OC Shortfall” shall mean an “OC Shortfall” as defined in the Supplement.
     “Officer’s Certificate” shall mean, unless otherwise specified in this Agreement, a certificate signed by the president, any vice president, the chief financial officer, the chief operating officer, the treasurer or controller of the Issuer, the Master Servicer, or the Back-up Servicer, as the case may be, and delivered to the Trustee, the Collateral Trustee or the Series 2010-1 Noteholders, as the case may be.
     “Operative Documents” shall mean this Agreement, the Supplement, the Series 2010-1 Notes, the Issuer Purchase Agreement, the Annuity Purchase Agreements, the Settlement Purchase Agreements, the Back-up Servicing Agreement, each note purchase agreement described in the Supplement, and the other agreements and instruments related to any of the foregoing or any other instruments, documents and/or agreements, if any, designated as such in the Supplement.
     “Opinion of Counsel” shall mean a written opinion of counsel, who, except as otherwise provided herein, may be counsel for, or an employee of, the Person providing the opinion and who shall be reasonably acceptable to the Trustee and the Control Party.
     “Order” shall mean a written direction or order executed by the Issuer and delivered to the Trustee.
     “Organizational Documents” shall mean the Issuer’s Certificate of Formation and Limited Liability Company Agreement.
     “Original Series Note Principal Balance” shall have the meaning specified in the Supplement.
     “Paying Agent” shall mean any paying agent appointed pursuant to Section 6.06.
     “Payment Date” shall mean the 15th day of each calendar month (commencing on the Initial Series Payment Date) or, if such day is not a Business Day, the next following Business Day.
     “PBGC” shall mean the Pension Benefit Guaranty Corporation (or any successor).

     “Permanent Regulation S Global Note” shall mean the Regulation S Notes held by the Common Depository or any other depository representing the Euroclear/Clearstream Global Notes following the Restricted Period.
     “Permitted Lien” shall mean any Lien arising under the Operative Documents and assigned to the Issuer and pledged to the Trustee under such Operative Documents and under this Agreement, respectively.
     “Person” shall mean any individual, corporation, partnership, joint venture, limited liability company association, joint-stock company, trust, unincorporated organization, Governmental Authority or any other entity of similar nature.
     “PFSC” means Portfolio Financial Servicing Company, a Delaware corporation.
     “Plan” shall mean, with respect to any Person, any defined benefit plan (as defined in Section 3(35) of ERISA) that (a) is or was at any time during the past six years maintained by such Person or any ERISA Affiliate of such Person, or to which contributions by any such Person are or were at any time during the past six years required to be made or under which such Person has or could have any liability, (b) is subject to the provisions of Title IV of ERISA and (c) is not a Multiemployer Plan.
     “Plan Event” shall mean, with respect to any Person, (a) the imposition of an obligation of such Person or any of its ERISA Affiliates under Section 4041 of ERISA to provide any affected parties written notice of an intent to terminate a Plan in a distress termination described in Section 4041(c) of ERISA, (b) the receipt of any notice by any Plan to the effect that the PBGC intends to apply for the appointment of a trustee to administer any Plan, (c) the termination of any Plan which results in any liability of such Person and/or any of its ERISA Affiliates in excess of the Plan Liability Threshold, (d) the withdrawal of such Person or any ERISA Affiliate of such Person from any Plan described in Section 4063 of ERISA which may reasonably be expected to result in any liability of such Person and/or any of its ERISA Affiliates in excess of the Plan Liability Threshold, (e) the complete or partial withdrawal of such Person or any ERISA Affiliate of such person from any Multiemployer Plan which may reasonably be expected to result in any liability of such Person and/or any of its ERISA Affiliates in excess of the Plan Liability Threshold, (f) a Reportable Event or an event described in Section 4068(f) of ERISA which may reasonably be expected to result in any liability of such Person and/or any of its ERISA Affiliates in excess of the Plan Liability Threshold, and (g) any other event or condition which under ERISA or the Code may reasonably be expected to constitute grounds for the imposition of a lien on the property of such Person in respect of any Plan or Multiemployer Plan.
     “Plan Liability Threshold” shall mean, with respect to any Person and its ERISA Affiliates, any liability of such Person and such ERISA Affiliates with respect to any Plan Event which when aggregated with all other liabilities of such Person and its ERISA Affiliates incurred as a result of any other Plan Events during the immediately preceding twelve month period, plus any unpaid liabilities of such Person and its ERISA Affiliates arising as a result of any Plan Events occurring at any other time, exceeds $1,000,000.

     “Potential Event of Default” means any event or condition which with the giving of notice or passage of time, or both, would constitute an Event of Default or a Series Event of Default.
     “Power of Attorney” shall mean an irrevocable power of attorney executed by a Claimant in favor of the Seller or any other Person with full power of substitution (which Person has irrevocably appointed the Seller as its substitute), in each case, with full power of substitution at the election of the Seller, pursuant to a Settlement Purchase Agreement, authorizing the Seller (or any such substitute therefor) to act for and on behalf of the Claimant in connection with the enforcement of such Claimant’s Settlement.
     “Premium” shall have the meaning, with reference to any Series, specified in the Supplement.
     “Principal Balance” shall mean, with respect to any Series 2010-1 Note at any time, the outstanding principal balance of such Series 2010-1 Note at such time; provided, that the Principal Balance of any Series 2010-1 Note shall only be reduced upon distribution of any amounts on account of the principal thereof to or for the benefit of the Series 2010-1 Noteholder thereof on a Payment Date, and the Principal Balance of any Series 2010-1 Note shall be reinstated to the extent any such distribution (or any portion thereof) is rescinded or returned or such Series 2010-1 Noteholder is required to return or disgorge or returns or disgorges any such distribution (or any portion thereof) previously made to it.
     “Principal Terms” shall mean: (a) the name or designation; (b) the Series Receivables and other Series Trust Assets; (c) the initial and maximum principal amount (or method for calculating such amounts); (d) the Note Rate (or method for the determination thereof); (e) the payment date or dates and the date or dates from which interest shall accrue; (f) the method for allocating Collections to Series 2010-1 Noteholders; (g) the designation of any Series Accounts and the terms governing the operation of any such Series Accounts; and (h) certain of the terms on which the Series 2010-1 Notes may be exchanged for other Series 2010-1 Notes, repurchased by the Issuer or remarketed to other investors.
     “Qualified Assignee” shall mean the Person to which the obligations to make payments under a Settlement have been assigned pursuant to a Qualified Assignment.
     “Qualified Assignment” shall mean an assignment of the obligations to make payments under a Settlement which satisfies Section 130(c) of the Code.
     “Qualified Institutional Buyer” shall have the meaning specified in Rule 144A under the Securities Act.
     “Receivable” shall mean any Settlement Receivable or Annuity Receivable.
     “Record Date” shall have the meaning specified in the Supplement.
     “Records” means all Settlement Purchase Agreements and Annuity Purchase Agreements and other documents, books, records and other information (including without limitation, computer programs, tapes, discs, punch cards, data processing software and related property and rights) maintained with respect to the Receivables and the related Claimants or Individual Annuity Sellers.
     “Regulation S Global Note” shall mean (i) initially, with respect to such Series 2010-1 Note, a Temporary Regulation S Global Note and (ii) thereafter, a Permanent Regulation S Global Note, each representing Euroclear/Clearstream Global Notes, in fully-registered form.
     “Regulation S Note” shall mean any temporary or permanent Series 2010-1 Note sold in an offshore transaction to a non-U.S. person in accordance with Rule 903 or Rule 904 of Regulation S of the Securities Act.
     “Regulation S Transfer Certificate” shall mean a certificate substantially in the form of Exhibit I hereto.
     “Rehabilitated” with respect to any Series Receivable, shall have the meaning specified in the applicable Supplement, or if no such meaning is so specified, shall mean the cure of the circumstances that rendered such Series Receivable a Defaulted Receivable, which cure must consist of, without limitation, either (i) with respect to any Defaulted Receivable, receipt by the Issuer, the Master Servicer, or the Trustee, of written confirmation from the related Obligor or Annuity Provider that subsequent Scheduled Payments with respect to such Receivable shall henceforth be made to the Issuer or (ii) (a) with respect to any Defaulted Receivable described in clause (d) or clause (e) of the definition of “Defaulted Receivable” receipt by the Issuer, the Master Servicer or Trustee, of three consecutive Scheduled Payments related to such Receivable on or before the 90th day after the respective scheduled due dates therefor, and (b) with respect to any other Defaulted Receivable, the receipt by the Issuer, or the Master Servicer, or the Trustee, of two consecutive Scheduled Payments related to such Receivable on or before the 90th day after the respective scheduled due dates therefor; provided, that no Series Receivable may be Rehabilitated more than two times.
     “Rehabilitated Receivable” shall mean any Receivable that was a Defaulted Receivable but which has been Rehabilitated.
     “Related Property” means, with respect to any Receivable of any Series, (i) all of the rights of the Trustee under this Agreement and the Back-up Servicing Agreement to the extent relating to such Series, and (ii) all of the Issuer’s rights, title, interests, remedies, powers and privileges (a) in the case of a Settlement Receivable, under the Settlement Purchase Agreement pursuant to which such Receivable was purchased by the Seller and, if applicable, under the related Power of Attorney, (b) in the case of an Annuity Receivable, under the Annuity Purchase Agreement pursuant to which the Seller purchased such Annuity Receivable, (c) to and in all security interests or other Liens and property subject thereto from time to time securing payment of such Receivable, if any, whether pursuant to the Settlement Purchase Agreement related to such Receivable in the case of a Settlement Receivable, the Annuity Purchase Agreement in the case of an Annuity Receivable or otherwise, (d) under or pursuant to the Issuer Purchase Agreement, (d) under this Agreement and the Back-up Servicing Agreement, (e) to and in all Annuity Lock-Box Accounts, Annuity Lock-Boxes, Settlement Lock-Box Accounts, Settlement Lock-Boxes, Series Payment Account, Series Reserve Account, Series Collection Account and all other Series Accounts into which any Collections are deposited or concentrated; all monies and other items of payment therein; all monies and other items of payment relating on deposit from time to time in the Master Collection Account to the extent constituting Collections of Trust Assets; and all Eligible Investments purchased with any such amounts and any investment income with respect thereto, (f) under any interest rate hedging instruments or agreements entered into by the Issuer or the Seller, (g) under other agreements or arrangements of whatever character (including guaranties, letters of credit, letter of credit rights, supporting obligations, annuity contracts (including Annuity Contracts) or other credit support) from time to time supporting or securing payment of such Receivables whether pursuant to any related Settlement Agreement, Assignment, Annuity Contract, the Settlement Purchase Agreement, the Annuity Purchase Agreement or any other agreement related to such Receivable, (h) under all UCC financing statements filed by the Issuer against the Seller (in each case, to the extent relating to such Series), (i) under all UCC financing statements filed by the Seller against the related Individual Annuity Seller or by the Issuer against the Seller, and in any case related to such Receivable in the case of an Annuity Receivable, (j) to and in all Records and all other instruments and rights relating to such Receivable, (k) to and in any other property designated as such pursuant to the Supplement, and (l) to and in all products and proceeds of any of the foregoing.
     “Reportable Event” shall mean any of the events set forth in Section 4043 of ERISA.
     “Requirements of Law” shall mean any law, treaty, rule or regulation, or final determination of an arbitrator or Governmental Authority, and, when used with respect to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person.
     “Responsible Officer” shall mean, (i) when used with respect to the Trustee or the Collateral Trustee, any officer within the corporate trust department (or any successor department or group) of the Trustee or the Collateral Trustee, as applicable, including any managing director, vice president, assistant vice president, secretary, assistant secretary, treasurer, assistant treasurer, trust officer or any other officer of such Person customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject and (ii) when used with respect to any other Person, any president, vice president, chief financial officer, chief operating officer, treasurer or any other officer of such Person customarily performing functions similar to those performed by the Persons who at the time shall be such officers (including, without limitation, any officer identified in the notice address set forth for such Person in Section 13.05).
     “Restricted Period” shall mean in the case of the Regulation S Global Notes, the period from the Closing Date through the 40th day thereafter.
     “Rule 144A Transfer Certificate” shall mean a certificate substantially in the form of Exhibit H hereto.
     “Sale”, “Sell” and “Sold” shall have the meaning specified in Section 6.03(b).

     “S&P” shall mean Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, or its successor.
     “Scheduled Payments” shall mean, (i) when used with respect to any Settlement, those payments from time to time required to be paid by the Obligor or by a Settlement Annuity Provider on behalf of the Obligor, to the Claimant pursuant to the terms of the related Settlement Agreement, (ii) when used with respect to a Settlement Receivable, those payments described in the foregoing clause (i) (or portions thereof), the rights to receive which have been transferred to the Issuer, (iii) when used with respect to an Assignable Annuity Contract, those payments from time to time required to be paid by the Assignable Annuity Provider to the Individual Annuity Seller pursuant to the terms of such Assignable Annuity Contract and (iv) when used with respect to an Annuity Receivable, those payments described in the foregoing clause (iii) (or portions thereof), the rights to receive which have been transferred to the Issuer.
     “Secured Parties” shall have the meaning as shall be specified in the Supplement.
     “Securities Act” shall mean the Securities Act of 1933, as amended, from time to time.
     “Seller” shall mean Washington Square Financial, LLC, a Georgia limited liability company.
     “Series” shall mean the Series 2010-1 Notes established pursuant to the Supplement.
     “Series 2010-1 Note” shall mean any one of the $50,000,000 8.39% Fixed Rate Asset Backed Variable Funding Notes, Series 2010-1 Notes executed by the Issuer, authenticated by the Trustee, and delivered by or on behalf of the Issuer pursuant hereto and the Supplement, in substantially the form attached to the Supplement.
     “Series 2010-1 Noteholder” shall mean the Person in whose name a Series 2010-1 Note is registered in the Note Register.
     “Series Accounts” shall mean the Series Collection Account, the Series Reserve Account, the Series Payment Account, the Series Investment Proceeds Account and the Series Holdback Account, together with the Master Collection Account to the extent of any Collections of the Series Receivables or the Related Property relating thereto.
     “Series Collection Account” shall mean the segregated bank account established and designated as such pursuant to Section 4.03(a), and identified in the Supplement as the “Series Collection Account”.
     “Series Determination Date” shall have the meaning specified in the Supplement.
     “Series Event of Default” shall have the meaning specified in the Supplement.
     “Series Investment Proceeds Account” shall mean the segregated bank account established and designated as such pursuant to Section 4.03(a), and identified in the Supplement as the “Series Investment Proceeds Account”.

     “Series Payment Account” shall mean the segregated bank account established and designated as such pursuant to Section 4.03(a), and identified in the Supplement as the “Series Payment Account”.
     “Series Receivables” shall mean those Receivables specified on a List of Receivables in which the Issuer has granted a security interest to the Trustee pursuant to the Supplement for the benefit of, inter alia, the 2010-1 Noteholders.
     “Series Reserve Account” shall mean the segregated bank account established and designated as such pursuant to Section 4.03(a), and identified in the Supplement as the “Series Reserve Account”.
     “Service Transfer” shall have the meaning specified in Section 10.01.
     “Series Trust Assets” shall have the meaning specified in the Supplement.
     “Servicer Advance” shall have the meaning set forth in Section 3.09.
     “Servicer Default” shall mean the occurrence of any of the following:
     (a) (x) any failure by the Master Servicer to remit any Collections received by it in accordance with Section 3.04(b) of this Agreement or (y) any failure (other than as described in clause (x) above) by the Master Servicer to make any allocation of any payment or to make any payment, transfer or deposit or, if applicable, to give instructions or notice to the Trustee or the Collateral Trustee to make such payment, transfer or deposit, in either case, required to be made under the Supplement, this Agreement or any of the other Operative Documents on or before the date occurring five (5) Business Days after the date such payment, transfer or deposit or such instruction or notice is required to be made or given, as the case may be;
     (b) the assignment by the Master Servicer of its duties under this Agreement or under the Supplement other than as permitted by Section 8.02;
     (c) subject to paragraphs (a) and (b) above, any failure by the Master Servicer duly to observe or perform in any respect any covenant or agreement by it under this Agreement, the Supplement or any of the other Operative Documents, which failure (i) continues unremedied for thirty (30) days after the earlier of (x) the date upon which a Responsible Officer of such breaching party obtained actual knowledge of such failure and (y) the date upon which written notice of such failure shall have been given to the Master Servicer by the Collateral Trustee, the Trustee, the Back-up Servicer, any Series 2010-1 Noteholder or the Control Party, and (ii) has or could reasonably be expected to have a Material Adverse Effect with respect to the Master Servicer or the Issuer;
     (d) any representation, warranty or certification made or deemed to have been made by the Master Servicer under or in connection with this Agreement, the Supplement or any of the other Operative Documents shall prove to have been incorrect in any respect when made or deemed to have been made or remade, which incorrectness (i) continues unremedied for thirty (30) days after the earlier of (x) the date upon which a Responsible

Officer of such breaching party obtained actual knowledge of such failure and (y) the date upon which written notice of such incorrectness shall have been given to the Master Servicer by the Collateral Trustee, the Trustee, the Back-up Servicer, any Series 2010-1 Noteholder or the Control Party, and (ii) has or could reasonably be expected to have a Material Adverse Effect with respect to the Master Servicer or the Issuer;
     (e) the Master Servicer shall become the subject of an Insolvency Event;
     (f) an Event of Default occurs;
     (g) the termination of the Master Servicer as servicer for any securitization in respect of which an Affiliated Entity is the issuer; or
     (h) a Material Adverse Effect with respect to the Master Servicer.
     “Servicing Officer” shall mean, with respect to the Master Servicer, any officer or other employee of the Master Servicer or other agent of the Master Servicer who in any case is involved in, or responsible for, the administration and servicing of the Series Receivables and whose name appears on a list of Servicing Officers furnished to the Trustee by the Master Servicer, as such list may from time to time be amended.
     “Settlement” shall mean the Scheduled Payments due or to become due under and in connection with, and all of the Claimant’s other rights (but no obligations or liabilities) under, a Settlement Agreement, including payments under any Settlement Annuity Contract purchased by any Obligor to fund its contractual obligations under such Settlement Agreement.
     “Settlement Agreement” shall mean a settlement agreement entered into between a Claimant and a Settlement Counterparty evidencing, among other things, the contractual indebtedness of the Settlement Counterparty to such Claimant and the right of the Claimant to receive future payments thereunder as compensation.
     “Settlement Annuity Contract” shall mean an annuity contract issued to fund the obligations of an Obligor under a Settlement Agreement.
     “Settlement Annuity Provider” means, with respect to any Settlement and a related Settlement Annuity Contract, the insurance company that issued and is obligated under such Settlement Annuity Contract.
     “Settlement Counterparty” shall mean the Person that entered into, and was originally obligated to make Scheduled Payments under, a Settlement Agreement with a Claimant.
     “Settlement Lock-Box” shall mean any post office box identified as a “Settlement Lock-Box” on Schedule III into which Collections are received.
     “Settlement Lock-Box Account” shall have the meaning specified in Section 4.02(b).
     “Settlement Lock-Box Bank” shall have the meaning specified in Section 4.02(b).

     “Settlement Lock-Boxes” shall have the meaning specified in Section 4.02(b).
     “Settlement Package” shall mean, with respect to any Settlement Receivable, the following items: (i) a copy of the Transfer Order approving the transfer of the Settlement Receivable from the Claimant to the Seller; (ii) a copy of the Settlement Purchase Agreement documenting terms of the Seller’s purchase of the Settlement Receivable from the Claimant; (iii) a copy of the Settlement Agreement, or a copy of the Stipulation, or a copy of the Uniform Qualified Assignment, or a similar document evidencing a Settlement has occurred; (iv) evidence that an annuity has been issued; (v) UCC search reports and credit reports against the Claimant and, if the Claimant is not the seller of the Settlement or the Settlement Receivable to the Seller, the seller of such Settlement Receivable (provided, that in the case where the seller of the Settlement Receivable was deceased or the subject of a bankruptcy proceeding, a credit report shall not be required); (vi) to the extent provided, a form completed by the Claimant (or such other seller of such Settlement Receivable) either waiving or acknowledging receipt of professional advice, or if professional advice is received, the Claimant’s (or such other seller’s) professional advisor may either complete a form or provide a letter stating that they provided professional advice; and (vii) if applicable, the original Power of Attorney related to such Settlement Receivable in favor of the Seller or any other Person (which Person has irrevocably appointed the Seller as its substitute), in each case with full power of substitution by the Seller.
     “Settlement Purchase Agreement” shall mean any agreement substantially in the form of Exhibit A hereto entered into between a Claimant and the Seller pursuant to which the Claimant sells, assigns and conveys to the Seller all or a portion of the Claimant’s right, title and interest in certain payments which such Claimant is to receive under a Settlement Agreement.
     “Settlement Receivable” shall mean all rights (a) to certain Scheduled Payments (or portions thereof) due or to become due in connection with a Settlement Agreement and (b) all other rights (but not obligations or liabilities), in any case which are purchased by the Seller from a Claimant pursuant to a Settlement Purchase Agreement, including, without limitation, all rights to receive such periodic Scheduled Payments from any Assignee pursuant to an Assignment and all rights to receive any payments under any Settlement Annuity Contract purchased by any Obligor (or its assignee) to fund its payment obligations under such Settlement Agreement, whether such Scheduled Payments (or such portions thereof) or other rights constitute accounts, general intangibles (including, without limitation, payment intangibles), investment property, intangible or tangible chattel paper (including, without limitation, electronic chattel paper), instruments, documents, securities, cash, supporting obligations or any other kind of property, and “Settlement Receivables” shall mean all such Receivables. Notwithstanding the foregoing, the term “Settlement Receivable” shall not include any Scheduled Payments due prior to the applicable Cut-Off Date for such Receivable.
     “Special Record Date” shall have the meaning specified in the Supplement.
     “Specified Insolvency Default” shall have the meaning set forth in clause (i) of Section 9.01(a) hereto.
     “Specified Series Reserve Balance” shall have the meaning specified in the Supplement.

     “Split Payment” shall mean, with respect to any Settlement Purchase Agreement or Annuity Purchase Agreement pursuant to which the Claimant or any Individual Annuity Seller has reserved an interest (which interest shall solely be in the form of an independent claim against the Seller for payment to such Person of certain amounts upon, and to the extent of, receipt by the Seller of the Scheduled Payments sold (or portions of which have been sold) by the Claimant or Individual Annuity Seller to the Seller pursuant to such Settlement Purchase Agreement or Annuity Purchase Agreement), the amount of each such payment obligation so reserved and payable by the Seller to such Claimant from time to time pursuant to (and in accordance with) such Settlement Purchase Agreement or Annuity Purchase Agreement and the Credit Policy Manual.
     “Stipulation” shall mean an agreement between the Seller and an insurance carrier evidencing that an annuity exists that was issued pursuant to a personal injury settlement.
     “Successor Servicer” shall have the meaning specified in Section 10.02(a).
     “Successor Servicing Fee Rate” shall mean 0.125%.
     “Supplement” shall mean that certain Series 2010-1 Supplement to the Master Trust Indenture, dated as of the Closing Date, among the Issuer, the Master Servicer, the Trustee and the Collateral Trustee, as the same may be amended, restated, supplemented or otherwise modified from time to time.
     “Tax Opinion” shall mean, with respect to any action, an Opinion of Counsel who is not an employee of any Affiliated Entity to the effect that, (i) for federal income tax purposes (a) such action will not adversely affect the Tax Opinion Characterization of the Series 2010-1 Notes, (b) such action will not cause a taxable event to any Series 2010-1 Noteholder (other than the parties to such action) and (c) without limiting the applicability of clauses (a), and (b) of this definition, in the case of the original issuance of Series 2010-1 Notes hereunder, the Series 2010-1 Notes will be properly characterized in accordance with the Tax Opinion Characterization and (ii) for federal income tax purposes, following any such action, the Issuer will not be treated as an association (or publicly traded partnership) taxable as a corporation.
     “Tax Opinion Characterization” shall mean, with respect to the Series 2010-1 Notes, the characterization of such Series 2010-1 Notes as debt of the Issuer for Federal income tax purposes.
     “Temporary Regulation S Global Note” shall mean a Regulation S Note held by the Common Depository representing Euroclear/Clearstream Global Notes during the Restricted Period.
     “Termination Notice” shall have the meaning specified in Section 10.01.
     “Transfer Date” shall have the meaning specified in Section 6.10.
     “Transfer Order” shall mean a final, non-appealable written order of a court of competent jurisdiction in the applicable Approved State evidencing such court’s approval of a transfer of some or all of a Claimant’s rights under a Settlement to the Seller which transfer has been made in accordance with such state’s Transfer Statute, which order is binding with respect to such Claimant and each of the Notice Parties and with respect to which the period during which such order could be appealed by any Notice Party has expired.
     “Transfer Statute” shall mean any statute which has been enacted in any state, as such statute shall be amended from time to time, and which authorizes, subject to compliance therewith, the transfer of a Settlement (or a portion thereof) by the original payee thereunder to a transferee.
     “Trust Assets” shall have the meaning specified in the Recitals.
     “Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as in effect on the Closing Date.
     “Trustee” shall mean Wilmington Trust Company, not in its individual capacity, but solely in its capacity as trustee on behalf of the Series 2010-1 Noteholders, or its successor in interest, or any successor trustee appointed as herein provided.
     “Trustee Fee” shall mean, for any Payment Date, the “Trustee Fee” specified in the Supplement.
     “Trustee’s Account” shall have the meaning specified in Section 4.04.
     “UCC” shall mean the Uniform Commercial Code, as amended from time to time, as in effect in any applicable jurisdiction.
     “U.S. Dollars” or “Dollars” means dollars of the United States of America.
     “U.S. Global Notes” shall mean the U.S. Notes delivered in book-entry form through the facilities of the Common Depository.
     “U.S. Note” shall mean any Series 2010-1 Note sold by the Issuer to an initial Series 2010-1 Noteholder pursuant to the exemption from registration provided by Section 4(2) of the Securities Act and subsequently sold by such initial Series 2010-1 Noteholder to any Series 2010-1 Noteholder on or after the Closing Date pursuant to Rule 144A under the Securities Act.
     “Worker’s Compensation Receivable” means a Settlement Receivable arising in connection with the settlement of a claim brought by a Claimant employee (or an heir or other legal beneficiary of an employee) against such employee’s Settlement Counterparty employer pursuant to a worker’s compensation statute for damages resulting from injury or sickness sustained or contracted in the course of such employee’s employment.
     SECTION 1.02. Other Definitional Provisions.
     (a) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

     (b) As used herein and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement, and accounting terms partly defined in this Agreement to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles or regulatory accounting principles, as applicable, as in effect in the United States. To the extent that the definitions of accounting terms herein are inconsistent with the meanings of such terms under generally accepted accounting principles or regulatory accounting principles as in effect in the applicable jurisdiction, the definitions contained herein shall control.
     (c) The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and Section, Schedule and Exhibit references contained in this Agreement are references to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term “including” means “including without limitation”.
     SECTION 1.03. Acts of Series 2010-1 Noteholders.
     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by any Series 2010-1 Noteholders, or a specified percentage or number of Series 2010-1 Noteholders, may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Series 2010-1 Noteholders, in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee or the Collateral Trustee, as herein provided, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Series 2010-1 Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 11.02 and Section 14.02, as applicable) conclusive in favor of the Trustee, the Collateral Trustee and/or the Issuer, as applicable, if made in the manner provided in this Section.
     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by an acknowledgment of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than such signer’s individual capacity, such certificate or affidavit shall also constitute sufficient proof of the signer’s authority. The fact and date of the execution of any such instrument or writing, or the authority of the person executing the same, may also be proved in any other manner which the Trustee or the Collateral Trustee, as applicable, deems sufficient.
     (c) The ownership of the Series 2010-1 Notes shall be proved by the Note Register.
     (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of any Series 2010-1 Noteholder or the Series 2010-1 Noteholders shall bind every future holder of the same Series 2010-1 Note or Series 2010-1 Notes and the holder of any Series 2010-

1 Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, suffered or omitted to be done by the Trustee, the Collateral Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Series 2010-1 Note.
     SECTION 1.04. Conflict with Trust Indenture Act. None of the Series 2010-1 Notes issued under this Indenture are intended to be registered under the Securities Act and this Indenture is not intended to be qualified under the Trust Indenture Act. If, notwithstanding such intent, this Indenture at any time becomes or is required to become qualified under the Trust Indenture Act and any provision hereof limits, qualifies or conflicts with the duties imposed by any of Sections 310 through 317, inclusive, of the Trust Indenture Act through the operation of Section 318(c) thereof, such imposed duties shall control.
     SECTION 1.05. Benefits of Indenture. Nothing in this Indenture or in the Series 2010-1 Notes, express or implied, shall give to any Person (other than the Series 2010-1 Noteholders and the other Secured Parties identified in the Supplement) any benefit or any legal or equitable right, remedy or claim under this Indenture.
     SECTION 1.06. Incorporation of Recitals. The Recitals of the Issuer set forth above in this Indenture are hereby incorporated by this reference hereto as if, and to the same extent that, such Recitals were contained in the body of this Indenture.
     SECTION 1.07. Conditions Precedent to the Effectiveness of this Agreement. The effectiveness of this Agreement is subject to (i) the receipt by the Trustee of executed counterparts to this Agreement from the Initial Master Servicer, the Issuer, the Trustee and the Collateral Trustee; and (ii) the satisfaction of each of the conditions to issuance of the Series 2010-1 Notes set forth in Section 5.01 of the Supplement.
ARTICLE II
GRANT OF SECURITY INTEREST IN RECEIVABLES;
ORIGINAL ISSUANCE OF SERIES 2010-1 NOTES
     SECTION 2.01. Grant of Security Interest in Assets; No Assumption of Obligations Related to Receivables; Certain Matters Regarding the Grant.
     (a) Pursuant to the Supplement and in accordance with the Granting Clause hereof, the Issuer shall from time to time grant, convey, transfer, assign and deliver, in each case, to the Trustee, its successors and assigns and its or their assigns forever, to have and to hold in trust for the benefit of the Series 2010-1 Noteholders of the Series 2010-1 Notes issued pursuant to the Supplement, a first priority security interest in the Series Trust Assets.
     (b) Other than the obligation of the Master Servicer and/or the Collateral Trustee to remit Split Payments to Claimants pursuant hereto, the grant described in the Granting Clause shall not be deemed to constitute, nor is it intended to result in, a creation or an assumption by the Trustee or any Series 2010-1 Noteholder of any obligation of any Claimant, Individual Annuity Seller, the Seller, the Issuer or any other Person in connection with the Receivables or under any Operative Document, including, without limitation, any obligation to any Claimant or Individual Annuity Seller. Each such grant shall be made to the Trustee on behalf of the Series

2010-1 Noteholders, and each reference in this Agreement to such grant shall be construed accordingly.
     (c) In connection with the grant to the Trustee as described in the Granting Clause, the Issuer agrees to record and file from time to time, at its own expense, financing statements and other documents (and amendments thereto, assignments thereof and continuation statements, when applicable) with respect to the Receivables and the other Trust Assets now existing and hereafter created meeting the requirements of the UCC and other applicable Requirements of Law in such manner and in such jurisdictions as are necessary to perfect, and maintain the perfection and priority of, the security interests granted hereunder and the ownership interests of the Issuer in the Receivables and the other Trust Assets purchased from the Seller, and to deliver a file-stamped copy of each such financing statement or other document or other evidence of such filing to the Trustee on or prior to the Closing Date or, with respect to any security interest granted hereunder on a date other than the Closing Date or, in the case of any financing statement, continuation statement or other document filed by or on behalf of the Issuer after the Closing Date, promptly after the filing thereof. While the Trustee shall be under no obligation whatsoever to file such financing statements, documents, amendments, assignments or continuation statements, or to make any other filing under the UCC in connection with the grant to the Trustee as described in the Granting Clause, the Issuer hereby authorizes the Trustee, within the meaning of Section 9-509 of the UCC, to take, at the Issuer’s expense, and at the direction of the Issuer or the Control Party, all actions necessary to maintain the perfection and priority of the liens and security interests granted under this Agreement, including, without limitation, the filing of any financing statement related to the applicable Trust Assets without the Issuer’s signature or further authorization. The Issuer acknowledges and agrees that any such financing statement may include a collateral description to the effect that the collateral covered by such financing statement includes all of the assets of Issuer.
     (d) In connection with the grant to the Trustee as described in the Granting Clause, the Issuer further agrees, at its own expense, on or prior to the Closing Date, the applicable Advance Date or any other date on which Receivables are pledged by the Issuer under the Supplement to indicate in its files that the Receivables which are the subject of any such grant of a security interest in the Supplement have been pledged to the Trustee in accordance with this Agreement for the benefit of the Series 2010-1 Noteholders.
     (e) In connection with the grant to the Trustee of the security interest pursuant to the Supplement, the Master Servicer shall, on behalf of the Issuer, on or prior to the Closing Date, the applicable Advance Date or any other date on which Receivables are pledged by the Issuer under the Supplement mark or cause to be marked, the master data processing records of the Seller evidencing the Receivables identifying the Receivables that have been sold or contributed to the Issuer pursuant to the Issuer Purchase Agreement and indicating that a security interest in such Receivables has been further granted to the Trustee pursuant to the Supplement.
     SECTION 2.02. Acceptance by Trustee. The Trustee hereby acknowledges its acceptance on behalf of the Series 2010-1 Noteholders of the security interest in all of the Trust Assets and declares that it shall maintain such security interest, upon the trust herein set forth, for the benefit of the Series 2010-1 Noteholders.

     SECTION 2.03. General Representations and Warranties of the Issuer. The Issuer hereby represents and warrants as of the date hereof and on each date hereafter until the satisfaction and discharge of this Indenture pursuant to Section 12.01, that:
     (a) Organization and Good Standing. The exact legal name of the Issuer is Imperial Settlements Financing 2010, LLC. The Issuer is a limited liability company duly organized, validly existing and in good standing under the laws of the state of Georgia. The Issuer’s organizational identification number is 10058074. The Issuer has full power and authority to own its properties and conduct its business as presently owned or conducted, and to execute, deliver and perform its obligations under the Operative Documents, and to execute and deliver to the Trustee pursuant hereto the Series 2010-1 Notes.
     (b) Due Qualification. The Issuer is duly qualified to do business and is in good standing as a foreign limited liability company, and has obtained all necessary licenses and approvals, in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals has, or could reasonably be expected to have, a Material Adverse Effect.
     (c) Due Authorization; Conflicts. The execution, delivery and performance by the Issuer of the Operative Documents are within the Issuer’s powers, have been duly authorized by all necessary company and member action, and do not contravene (i) the Issuer’s Organizational Documents, (ii) any Requirements of Law binding on, or affecting, the Issuer and the violation of which has, or could reasonably be expected to have, a Material Adverse Effect, or (iii) any agreement, contract, indenture, mortgage, or other instrument, document or agreement to which the Issuer or any of its assets are subject or may be effected.
     (d) Consents. No authorization or approval or other action by, and no notice to or registration of or filing with, any Governmental Authority or other regulatory body is required to be made or obtained by the Issuer or the Seller for the due execution, delivery and performance by the Issuer, or to insure the legality, validity, binding effect or enforceability, of the Operative Documents, except for the filing of UCC financing statements against the Seller and the Issuer in respect of the transactions contemplated herein all of which that need to be filed to perfect the ownership interest of the Issuer and the security interest of the Trustee, respectively, in the Trust Assets (as comprised as of the date of each making or remaking of this representation and warranty), have been so made (or delivered to the Trustee in form suitable for filing).
     (e) Enforceability. Each of the Operative Documents to which the Issuer is a party is and will be the legal, valid and binding obligation of the Issuer enforceable against the Issuer in accordance with its respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally or general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).
     (f) Proceedings. Except as disclosed in writing to the Trustee and the Collateral Trustee, there are no judgments or other judicial or administrative orders outstanding against the Issuer nor is there any pending or, to the best of the Issuer’s knowledge, threatened action or proceeding affecting the Issuer before any court, governmental agency or arbitrator.

     (g) Compliance with Laws, Etc. The Issuer is not in violation of any Requirements of Law applicable to it or any of its properties or any indenture, lease, loan or other agreement to which it is a party or by which it or its assets, including without limitation the Receivables, may be bound or affected, the violation of which, in any of the foregoing cases, would have, or could reasonably be expected to have, a Material Adverse Effect.
     (h) Margin Regulations. The Issuer will not use any of the proceeds that it receives pursuant hereto or the Supplement for any purpose which will conflict with or contravene any of Regulations T, U or X promulgated by the Federal Reserve Board from time to time.
     (i) Locations. The principal place of business and chief executive office of the Issuer are located at the address of the Issuer set forth in Section 13.05, and the offices where the Issuer keeps all of its records relating to the Receivables are located at the addresses set forth on Schedule II hereto, or, in each case, at such other locations notified to the Trustee in accordance with Section 2.04(e).
     (j) Lock-Box Banks. The names and addresses of all the Applicable Lock-Box Banks, and the account numbers of all Settlement Lock-Box Accounts and the related Settlement Lock-Boxes serviced by such Applicable Lock-Box Banks, are in each case specified in Schedule III hereto or have been notified to the Trustee, and all action required to be taken with respect to the foregoing pursuant to Sections 3.04 and 4.02 has been taken. The Applicable Lock-Box Banks are the only institutions holding any deposit accounts or servicing any lockboxes for the receipt of Scheduled Payments in respect of the Receivables. All Annuity Providers or other Obligors, as applicable, have been directed to make payments on the Receivables, or the Annuity Contracts relating thereto, as applicable, to (i) in the case of payments in respect of Annuity Receivables, an Annuity Lock-Box covered by a Lock-Box Notice, the Master Collection Account or the Series Collection Account and (ii) in the case of payments made in respect of Settlement Receivables, a Settlement Lock-Box covered by an Lock-Box Notice, the Master Collection Account or Series Collection Account, and in each case such instructions are in full force and effect.
     (k) ERISA Matters. Except as set forth on Schedule IV, neither the Issuer nor any of its ERISA Affiliates has maintained or participated in any Plan or Multiemployer Plan during the past six (6) years. With respect to any such Plan and/or Multiemployer Plan, (i) such Plan and/or Multiemployer Plan complied and complies in all material respects with all applicable Requirements of Law, (ii) no Reportable Event has occurred with respect to any such Plan and/or Multiemployer Plan, (iii) no such Plan or Multiemployer Plan has been terminated, and (iv) no funding deficiency has occurred in respect of any such Plan or Multiemployer Plan, except, in each case, where the occurrence of any of the foregoing could not be reasonably expected to result in liability to the Issuer in excess of the Plan Liability Threshold or result in a Lien against the Trust Assets (or any portion thereof). With respect to any such Plan or Multiemployer Plan that is intended to qualify for special tax treatment under Sections 401(a) or 403(a) of the Code, such Plan or Multiemployer Plan is in compliance with the applicable requirements of the Code for such qualifications.
     (l) Taxes. The Issuer has filed all federal, state and local tax returns which it is required by law to file and has paid all taxes, assessments and other governmental charges due in respect of its respective returns, except to the extent that any such taxes, assessments or other governmental charges are being contested in good faith and as to which the Issuer has set aside on its books adequate reserves.
     (m) Other Agreements. Other than the Operative Documents, the Issuer is not a party to any material lease, contract, agreement, understanding or commitment of any kind which, if breached, has, or could reasonably be expected to directly or indirectly have, a Material Adverse Effect.
     (n) Accuracy of Information. Each certificate, information, exhibit, financial statement, document, book, record, report or disclosure furnished by the Issuer to the Trustee, the Collateral Trustee, the Master Servicer, the Back-up Servicer or any Series 2010-1 Noteholder (other than an Affiliated Entity) is accurate in all material respects and contains no untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading.
     (o) Investment Company Act Matters. The Issuer is not an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act.
     (p) Title to Property. The Issuer, at the time of the grant of a security interest in favor of the Trustee, owns good and marketable title to the Receivables free and clear of any Lien, claim or encumbrance of any Person (other than Permitted Liens).
     (q) Tradenames. The Issuer has no tradenames, fictitious names, assumed names or “doing business as” names and since its formation, the Issuer has not been the subject of any merger or other corporate reorganization that resulted in a change of name, identity or corporate structure.
     (r) Subsidiaries. The Issuer has no subsidiaries.
     (s) Solvency. After giving effect to the initial “Purchase” under the Issuer Purchase Agreement on the Closing Date, and after giving effect to the issuance of Series 2010-1 Notes hereunder and each Purchase under the Issuer Purchase Agreement related to an Advance made on each Advance Date, the Issuer (i) is (or was) not “insolvent” (as such term is defined in §101(31)(A) of the Bankruptcy Code), (ii) is (or was) able to pay its debts as they come due, and (iii) does (or did) not have unreasonably small capital for the business in which it is (or was) engaged.
     (t) Valid Transfer and Valid Grant. The Issuer Purchase Agreement creates a valid sale, transfer and assignment to the Issuer of all right, title and interest of the Seller in and to all Receivables and Related Property conveyed to the Issuer thereunder. This Agreement creates a valid and continuing security interest (as defined in the UCC) in the Issuer’s interest in the Receivables and Trust Assets in favor of the Trustee on behalf of the Series 2010-1 Noteholders, which security interest is prior to all other Liens and is enforceable as such against the Issuer’s creditors.

     (u) No Claim or Interest. Except as otherwise provided in this Agreement or the Supplement, neither the Issuer nor any Person claiming through or under the Issuer has any claim to or interest in the Deposit Accounts.
     (v) Offering of Series 2010-1 Notes. The Issuer has not taken or caused to be taken, and has no knowledge that any other Person has taken, any action which would subject the issuance or sale of any Series 2010-1 Note to the provisions of Section 5 of the Securities Act or to the qualification provisions of any securities or Blue Sky law of any applicable jurisdiction.
     (w) Transfer of Receivables. The Issuer has given reasonably equivalent value to the Seller in consideration for the transfer to the Issuer by the Seller of the Receivables and Related Property pursuant to the Issuer Purchase Agreement, and no such transfer has been made for or on account of an antecedent debt owed by the Seller to the Issuer.
     (x) Policies and Procedures. No change has been made to the Credit Policy Manual, except such change as would be permitted under Section 2.06(g).
     (y) Pro-Forma Balance Sheet. The pro-forma balance sheets of the Issuer as of the Closing Date certified by the Chief Financial Officer of the Issuer, copies of which have been provided to the Trustee, present fairly the financial condition of the Issuer on a pro-forma basis as of such date after giving effect to the transactions contemplated under the Operative Documents to take place on such date.
     (z) Affiliated Entities. PFSC is not an Affiliated Entity.
     The representations and warranties made pursuant to this Section 2.03 shall survive the making thereof. Upon discovery by the Issuer, the Master Servicer, the Collateral Trustee or the Trustee of a breach of any of the foregoing representations and warranties which breach has, or could reasonably be expected to have, a Material Adverse Effect, the party discovering such breach shall give prompt written notice to the other parties. The Trustee’s and the Collateral Trustee’s obligations in respect of any such breach are limited as provided in Section 11.02 and Section 14.02, respectively.
     SECTION 2.04. Affirmative Covenants of the Issuer. The Issuer hereby covenants that, until the satisfaction and discharge of this Indenture pursuant to Section 12.01:
     (a) Compliance with Law. The Issuer will comply in all respects with all Requirements of Law applicable to the Issuer, its business and properties and the Trust Assets.
     (b) Preservation of Existence. The Issuer will preserve and maintain its existence, rights, franchises and privileges as a limited liability company in the jurisdiction of its organization, and qualify and remain qualified in good standing as a foreign limited liability company in each jurisdiction where the failure to maintain such qualification has, or could reasonably be expected to have, a Material Adverse Effect.
     (c) Inspection of Books and Records. The Collateral Trustee, the Control Party (or, if such Control Party is a designated percentage of the Series 2010-1 Noteholders for any Series, a representative of such Control Party), and independent accountants appointed by, or other agents of, any of the foregoing, shall have the right, upon reasonable prior written notice to the Issuer and at the Issuer’s expense, to visit the Issuer to (i) discuss the affairs, finances and accounts of the Issuer with, and to be advised as to the same by, its officers, and (ii) to examine the books of account and records of the Issuer, and to make or be provided with copies and extracts therefrom, all at such reasonable times and intervals and to such reasonable extent during regular business hours as the Collateral Trustee, such Control Party (or designated representative thereof), or such accountants or agents appointed by any of the foregoing, as applicable, may desire; provided, however, that, so long as no Event of Default or OC Shortfall has occurred and is continuing, the Issuer shall not be obligated to pay for more than one (1) such inspection during any twelve month period; provided, further, however, that, after the occurrence and during the continuation of any OC Shortfall or Event of Default, such Control Party shall have the right to conduct an unlimited number of inspections of the type described in this clause (c) at the Issuer’s expense.
     (d) Keeping of Records and Books of Account. The Issuer itself or through its agents will (i) keep proper books of record and account, which shall be maintained or caused to be maintained by the Issuer and shall be separate and apart from those of any Affiliated Entity, in which full and correct entries shall be made of all financial transactions and the assets and business of the Issuer in accordance with generally accepted accounting principles consistently applied, and (ii) maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing the Receivables in the event of the destruction of the originals thereof) and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the daily identification of all Collections of and adjustments to each existing Receivable).
     (e) Location of Records. The Issuer will keep its principal place of business and chief executive office at the address of the Issuer referred to in Section 2.03(i) and shall keep the other offices where it keeps the books, records and documents regarding the Trust Assets at the addresses of the Issuer referred to on Schedule II, or, in either case, upon 30 days’ prior written notice to the Trustee, at any other location within the United States.
     (f) Maintenance of Separate Independent Manager or Member. The Issuer will maintain at least one independent manager or member, which otherwise is not (or at any time during the last five years has not been) a direct, indirect or beneficial officer, general partner, member, director, employee, affiliate, associate, creditor, customer or supplier of any of the Affiliated Entities (unless acting as such in an independent capacity), nor a direct, indirect or beneficial owner of the outstanding equity interest (including, limited partnership interests or limited liability company interest) of any of the Affiliated Entities (any such Person also being an “Affiliated Entity” for the purposes of this Section 2.04(f)), nor a relative of any of the foregoing, nor a trustee in bankruptcy for any of the foregoing.
     (g) Issuer Purchase Agreement. The Issuer will at its expense timely perform and comply with all provisions, covenants and other promises required to be observed by it under the Issuer Purchase Agreement, maintain each such agreement in full force and effect, enforce each such agreement in accordance with its terms, and, at the request of the Trustee or the Collateral Trustee, take such action or make to the Seller such reasonable demands and requests for information and reports or for action as the Trustee or the Collateral Trustee may request to the extent that the Issuer is entitled to do the same thereunder.
     (h) Payment of Taxes, Etc. The Issuer will pay promptly when due all taxes, assessments and governmental charges or levies imposed upon it or any Trust Asset, or in respect of its income or profits therefrom, and any and all claims of any kind (including, without limitation, claims for labor, materials and supplies), except where such tax, assessment, charge or levy is being contested in good faith and by proper proceedings and adequate reserves have been set up and are being maintained in respect thereof on the Issuer’s books and records.
     (i) Reporting Requirements.
          (i) The Issuer will furnish, or cause to be furnished, to the Collateral Trustee and each Series 2010-1 Noteholder:
          (1) as soon as available and in any event within one hundred and twenty (120) days after the end of each fiscal year of Imperial Holdings, Imperial and Seller, a copy of the audited consolidated financial statements for such year for each of Imperial Holdings, Imperial and Seller, containing financial statements for such year certified in a manner acceptable to the Collateral Trustee by independent public accountants acceptable to the Collateral Trustee;
          (2) as soon as available and in any event within forty-five (45) days after the end of each fiscal quarter of Imperial Holdings, Imperial and Seller, the unaudited consolidated and consolidating balance sheets and income statements for such fiscal quarter for each of Imperial Holdings, Imperial and Seller;
          (3) on or before April 30 of each calendar year, beginning with April 30, 2011, for so long as PFSC shall be the Master Servicer, PFSC shall cause, at Issuer’s expense, a firm of nationally recognized independent public accountants to furnish a report to the Collateral Trustee and each Series 2010-1 Noteholder containing such firm’s conclusions with respect to an examination of certain information relating to PFSC’s compliance with its servicing obligations hereunder, in a form and substance to be agreed upon by PFSC and the Collateral Trustee;
          (4) on or before April 30 of each calendar year, beginning with April 30, 2011, for so long as PFSC shall be the Master Servicer, PFSC shall cause, at Issuer’s expense, a firm of nationally recognized independent public accountants to furnish a report to the Collateral Trustee and each Series 2010-1 Noteholder containing such firm’s conclusions with respect to an examination of the calculations of amounts set forth in certain of PFSC’s reports delivered hereunder during the prior calendar year and PFSC’s source records for such amounts, in a form and substance to be agreed upon by PFSC and the Collateral Trustee;
          (5) (A) promptly, and in any event within five Business Days, after becoming aware of the occurrence of each Event of Default, Potential Event of Default, Series Event of Default, and Servicer Default, the statement of the chief financial officer or chief accounting officer of the Issuer setting forth details of such occurrence or event and the action which the Issuer has taken and proposes to take with respect thereto, and (B) as soon as possible and in any event within five Business Days after obtaining knowledge thereof, notice of any other event, development or information which has, or is reasonably likely to have, a Material Adverse Effect with respect to the Series 2010-1 Notes;
          (6) promptly, and in any event within five Business Days, after the Issuer’s receipt thereof, copies of all notices, requests, and other documents (excluding regular periodic reports) delivered or received by the Issuer under or in connection with the Issuer Purchase Agreement; and
          (7) promptly, and in any event within five Business Days, after the Issuer acquires knowledge of the occurrence of any event described in the definition of “Plan Event” (as determined without giving effect to any limitations as to materiality or dollar thresholds contained in such definition), written notice of such Plan Event.
     Audited and unaudited financial statements required pursuant to clauses (1)-(6) above will set forth in comparative form the corresponding figures for the most recent year-end or comparable period for which audited or unaudited financial statements were prepared. Audited financial statements shall be prepared and presented in accordance with, and provide all necessary disclosure (including footnote disclosure) required by, GAAP and shall be accompanied by a certificate signed by the chief financial officer and controller of Imperial Holdings or Imperial, as applicable, stating that (i) such financial statements present fairly the financial condition of Imperial Holdings or Imperial, as applicable, and (ii) such financial statements have been prepared in accordance with GAAP consistently applied.
          (ii) Promptly following any request therefor by the Trustee, the Collateral Trustee or the Control Party, the Issuer will furnish to the Trustee, the Collateral Trustee and the Series 2010-1 Noteholders, as applicable, such information, documents, records or reports respecting the Series Receivables, the other Series Trust Assets relating thereto or the condition or operations, financial or otherwise, of the Issuer as the Trustee, the Collateral Trustee, the Control Party or any such Series 2010-1 Noteholder may from time to time reasonably request.
     (j) Acquisition of Receivables from the Seller. With respect to each Receivable acquired by the Issuer from the Seller, the Issuer shall (a) acquire such Receivable pursuant to and in accordance with the terms of the Issuer Purchase Agreement, (b) take all action necessary to perfect, protect and more fully evidence the Issuer’s ownership of such Receivable, including, without limitation, (1) filing and maintaining effective financing statements and continuations thereof (Forms UCC-1 and UCC-3) against the Seller in all necessary or appropriate filing offices, and filing continuation statements, amendments or assignments with respect thereto in such filing offices and (2) executing or causing to be executed such other instruments or notices (other than to the Claimant, the Assignee or the Annuity Provider) as may be necessary or appropriate and (c) take all additional action that the Trustee or the Control Party may reasonably request to perfect, protect and more fully evidence the respective interests of the parties to this Agreement and the Series 2010-1 Noteholders in the applicable Receivables.
     (k) Collections. In the event that the Issuer or any other Affiliated Entity receives any Collections, the Issuer agrees to hold, or cause such Affiliated Entity to hold, all such Collections in trust and to deposit, or cause such Affiliated Entity to deposit, such Collections (i) in the case of Collections in respect of Annuity Receivables, to an Annuity Lock-Box, the Master

or the Series Collection Account and (ii) in the case of all other Collections, to the Settlement Lock-Box, the Master Collection Account or the Series Collection Account, in each case, as soon as practicable, but in no event later than two Business Days after its receipt thereof.
     (l) ERISA. The Issuer will not maintain any Plans in its own name or otherwise agree to make contributions to any Plan. The Issuer shall not allow any Plan maintained by any of its ERISA Affiliates to incur any “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived. Each ERISA Affiliate of the Issuer shall timely make all contributions required by it to be made by it to any Plans and/or Multiemployer Plans to which contributions are or shall be required to be made by such ERISA Affiliate, and no event requiring notice to the PBGC under Section 302(f) of ERISA shall occur with respect to any such Plan, in any case, that could reasonably be expected to result, directly or indirectly, in any Lien being imposed on the property of the Issuer or the payment of any amount in excess of the Plan Liability Threshold to avoid such Lien. No Plan Event with respect to the Issuer or any of its ERISA Affiliates shall occur that could reasonably be expected to result, directly or indirectly, in any Lien being imposed on the property of the Issuer or the payment of any amount in excess of the Plan Liability Threshold.
     (m) Accounting for Transfers. To the fullest extent permitted by applicable accounting principals, the Issuer shall treat the transfers and conveyances of the Receivables by the Seller to it pursuant to the Issuer Purchase Agreement as sales and absolute transfers thereof for all tax and accounting purposes.
     (n) Fidelity Insurance. The Issuer shall maintain, at its own expense, a fidelity insurance policy, with broad coverage with responsible companies on all officers, employees or other persons acting on behalf of the Issuer in any capacity with regard to the Receivables to handle documents and papers related thereto. Any such fidelity insurance shall protect and insure the Issuer against losses, including forgery, theft, embezzlement, and fraud, and shall be maintained in an amount of at least $10,000,000 or such lower amount as the Control Party may in its commercially reasonable credit judgment designate to the Issuer from time to time, and in a form acceptable to the Control Party in its commercially reasonable judgment. No provision of this Section 2.04(o) requiring such fidelity insurance shall diminish or relieve the Issuer from its duties and obligations as set forth in this Agreement or any of the other Operative Documents. The Issuer shall be deemed to have complied with this provision if one of its respective Affiliates has such fidelity policy coverage and, by the terms of such fidelity policy, the coverage afforded thereunder extends to the Issuer. Upon the request of the Trustee or the Control Party, the Issuer shall cause to be delivered to the Trustee or such Control Party, as applicable, a certificate evidencing coverage under such fidelity policy. Any such insurance policy shall contain a provision or endorsement providing that such policy may not be canceled or modified without ten (10) days’ prior written notice to the Trustee.
     (o) Confidentiality of Settlement Agreements. The Issuer, and its officers, directors and employees shall keep, and shall cause to be kept, strictly confidential all terms of all Settlement Agreements, including, without limitation, the name of the Settlement Counterparties related thereto and the nature of the injury to the Claimant, and shall not copy or disclose such terms in any manner whatsoever, in whole or in part, except (i) to the Back-up Servicer in accordance with the Back-up Servicing Agreement, (ii) to the Master Servicer to the extent necessary to service the Receivables in accordance with the terms hereof and the Supplement, (iii) to the Trustee, the Collateral Trustee and the Series 2010-1 Noteholders solely to the extent required to enforce their respective rights hereunder and under the Supplement and (iv) as required by applicable Requirements of Law; provided that the Issuer may in any event disclose in its sole discretion the terms of any Settlement Agreement so long as (A) all references therein to the Settlement Counterparties related thereto and the nature of the Claimant’s injury shall be stricken from such disclosure, and (B) such recipient shall agree to the terms of confidentiality contained in this Section 2.04(p).
     (p) Compliance Certifications. In connection with the delivery by the Master Servicer of each Monthly Report, a Responsible Officer of the Issuer will make on behalf of the Issuer any certifications designated to be made by the Issuer on the form of Monthly Report attached as an exhibit to the Supplement.
     (q) Separate Existence. The Issuer shall take such actions as are necessary on its part to ensure that the facts and assumptions set forth in any Opinion of Counsel issued by counsel for the Issuer in connection with the issuance of the Series 2010-1 Notes and relating to substantive consolidation issues, and in any certificates accompanying any such Opinion of Counsel, remain true and correct in all material respects at all times.
     (r) Repurchase of Receivables. To the extent that any representation or warranty of the Seller under the Issuer Purchase Agreement with respect to any Series Receivable, or, to the extent that any representation or warranty in any certificate delivered by Imperial Holdings for, and on behalf of, Seller (in its capacity as a sole shareholder, member or manager of the Seller), in any case with respect to any Series Receivable and in connection with any of the opinions of counsel delivered on the Closing Date, was in any case incorrect in any material respect when made or deemed made, the Issuer shall in any case within five Business Days after learning thereof, cause the Seller to (x) convey to the Issuer, in exchange for such affected Series Receivable, one or more different Eligible Receivables (1) to be described on a List of Receivables delivered to the Trustee, (2) having a Discounted Receivables Balance approximately equal to (but not less than) that of the Receivable being so replaced (provided that for purposes of this clause, the Discounted Receivables Balance of such Series Receivable being so replaced shall be calculated by treating any past due Scheduled Payments thereon as if such payments were due on the date of such calculation and the Discounted Receivables Balance of the replacement Series Receivable shall be calculated without giving effect to any past due Scheduled Payments owing thereon) and (3) the Settlement Annuity Provider(s) and/or Obligor(s), as applicable, related thereto shall have a rating of at least “Baa3” from Moody’s, “BBB-” from S&P or “B+” from A.M. Best (or any successor thereto) and/or (y) repurchase, in cash delivered to the Series Collection Account for such Series, such affected Series Receivable from the Issuer for an amount equal to the Discounted Receivables Balance (as calculated by treating any past due Scheduled Payments thereon as if such payments were due on the date of such calculation) of such Series Receivable, whereupon, in any case, (a) the Series Receivable being replaced or repurchased shall cease to be a “Series Receivable” and, in the case of clause (x), any such new Receivable shall become a “Series Receivable” (it being agreed that the incorrectness of any such representation or warranty, and the obligations of the Seller pursuant to this clause (s) resulting therefrom, shall in each case, be determined without giving effect to any limitation on the “knowledge,” “best of knowledge” or other similar limitation on the knowledge of the Seller, or Imperial Holdings, as applicable, contained in any such representation or warranty) and (b) the Trustee shall release the Issuer’s interest in such affected Series Receivable from the lien of the Trustee effected pursuant to the Granting Clause and pursuant to the Supplement (and shall, at the Issuer’s expense, execute and deliver to the Issuer all necessary UCC releases and other releases in respect thereof).
     SECTION 2.05. Representations and Warranties of the Issuer Relating to the Series Trust Assets, Liens and Security Interests. The Issuer hereby represents and warrants to the Trustee and each of the Series 2010-1 Noteholders, as of the Closing Date (or, with respect to any Receivable that is not a Series Receivable on such Closing Date, on the applicable Advance Date or such later date as such Receivable shall become a “Series Receivable” in accordance with the terms of this Agreement and the Supplement), that, with respect to itself and/or with respect to each such Series Receivable constituting a Settlement Receivable:
     (i) With respect to itself and/or with respect to each such Series Receivable constituting a Settlement Receivable with respect to such Series:
     (a) Such Series Receivable is an Eligible Settlement Receivable.
     (b) Such Series Receivable is the legal, valid and binding obligation of each Obligor related thereto, which obligation is, in each case, enforceable against each such Person in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors’ rights generally, now or hereafter in effect, and except as such enforceability may be limited by general principles of equity.
     (c) Such Series Receivable has not, nor has any document in the related Settlement Package, been satisfied, subordinated or rescinded.
     (d) Such Series Receivable is unrelated to any Settlement Annuity Provider which on the Closing Date (or, with respect to any Receivable that is not a Series Receivable on the Closing for such Series on the applicable Advance Date or such later date as such Receivable became a “Series Receivable” in accordance with the terms of this Agreement and the Supplement) is, or Claimant which as of the applicable Cut-Off Date was the subject of an Insolvency Event (as determined without giving effect to the thirty (30) day grace period for involuntary proceedings), unless, with respect to a Claimant which was the subject of such an event, the bankruptcy court having jurisdiction over such Claimant had approved the sale of such Series Receivable to the Seller.
     (e) The Scheduled Payments with respect to the Settlement Agreement that is related to such Series Receivable have no related guaranty, letter of credit providing support therefor, or collateral security therefor, other than any guaranty, letter of credit, letter-of-credit rights, supporting obligations or collateral security that has been assigned by the Claimant to Seller and by the Seller to the Issuer.
     (f) The Settlement Annuity Contract relating to such Series Receivable has been duly authorized and issued and constitutes the legal, valid and binding obligation of the Settlement Annuity Provider and is not subject to defense, rescission, reduction, set-off or other defenses.

     (g) The Settlement Agreement under which such Series Receivable arises has been duly executed by all parties thereto and constitutes the legal, valid and binding obligation of such parties (except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally or general principals of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law)) and is not subject to defense, rescission, reduction, set-off or other defenses; provided that only such portion of such Receivable which is subject to such defense, rescission, reduction, set-off or other defense shall be deemed to violate this clause (g).
     (h) Neither the Settlement Annuity Contract, if any, relating to such Series Receivable nor the Settlement Agreement under which such Series Receivable arises contravenes in any material respect any Requirements of Law applicable thereto.
     (i) Neither the transfer of such Series Receivable from the Seller to the Issuer, nor the grant of a security interest in such Series Receivable to the Trustee for the benefit of the Secured Parties, would cause an Event of Default or a Potential Event of Default to occur.
     (j) No effective financing statement or other instrument similar in effect that covers all or part of such Series Receivable or any other Series Trust Assets relating thereto is on file in any recording office except (A) to the extent relating to such Series Receivable, such as may be filed (i) in favor of the Seller in accordance with the Settlement Purchase Agreement, (ii) by the Issuer against the Seller pursuant to the Issuer Purchase Agreement (and which shall be assigned to the Trustee), (iii) in favor of the Trustee, in accordance with this Agreement and the Supplement and (vi) relating to any Permitted Lien, and (B) filings in respect of which duly executed UCC-3 termination statements or releases effective to terminate such filing against the Trust Assets shall have been delivered to the Trustee.
     (k) The Issuer has complied with all registration and licensing requirements in each state in which it is required to be specially registered or licensed as a purchaser of such Series Receivable.
     (l) As of the Closing Date, the applicable Advance Date or such other date or such later date as such Receivable became a “Series Receivable” in accordance with the terms of this Agreement and the Supplement, unless otherwise permitted under the Operative Documents, no Person other than the Issuer or, if Split Payments arise from such Series Receivable, the related Claimant, shall have any interest therein or a right thereto.
     (m) This Agreement and the Supplement create a valid and continuing security interest (as defined in the UCC) in such Series Receivable (and any other Series Trust Assets relating thereto) in favor of the Trustee on behalf of the Secured Parties which security interest is prior to all other Liens and security interests and is enforceable as such against the Issuer’s creditors.
     (n) The Issuer has received all consents and approvals required by the terms of such Series Receivable to the pledge of such Series Receivable under the Supplement to the Trustee on behalf of the Secured Parties.

     (o) The Issuer has caused or will have caused on or prior to the Closing Date the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable Requirements of Law in order to perfect the security interest in such Series Receivable (and any other Series Trust Assets related thereto) granted to the Trustee on behalf of the Secured Parties. Other than the security interest granted to the Trustee on behalf of such Secured Parties under the Supplement and this Agreement, the Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed such Series Receivable (or any other Series Trust Assets related thereto). The Issuer has not authorized the filing and is not aware of any financing statements against the Issuer that include a description of such Series Receivable (or any other Series Trust Assets related thereto) other than any financing statement (i) relating to the security interest granted to the Trustee on behalf of the Secured Parties, (ii) that has been terminated or (iii) relating to a Permitted Lien. The Issuer is not aware of any judgment or tax lien filings against it.
     (p) Any Transfer Order that has been issued with respect to a transfer of such Series Receivable evidences the binding obligation of the related Obligor to make the related Scheduled Payments to the Seller.
     (q) The assignment of the related Claimant’s right to receive payments under such Series Receivable does not contravene or conflict with any applicable Requirements of Law or any contractual or other restriction, limitation or encumbrance, which, in any case, would materially impair the enforceability of such assignment as against the creditors or any debtor-in-possession, bankruptcy trustee, receiver or other similar Person of or for such Claimant.
     (r) The Seller has delivered a letter, together with the Transfer Order, to either the Settlement Annuity Provider or, if none, the Obligor with respect to such Series Receivable directing such Settlement Annuity Provider or Obligor to make all Scheduled Payments with respect to Series Receivable to the Seller.
     (ii) With respect to each such Series Receivable constituting an Annuity Receivable with respect to such Series, such Series Receivable is an Eligible Annuity Receivable.
     The representations and warranties made pursuant to this Section 2.05 as of the Closing Date for each Series (or, with respect to any Receivable that is not a Series Receivable with respect to such Series on the Closing Date, on the applicable Advance Date or such other date as such Receivable shall become a “Series Receivable” in accordance with the terms of this Agreement and the Supplement) shall survive such Closing Date (or, with respect to any Receivable that is not a Series Receivable on the Closing Date, such Advance Date or other date as such Receivable shall become a “Series Receivable” in accordance with the terms of this Agreement and the Supplement). Upon discovery by the Issuer, the Master Servicer, the Back-up Servicer, the Collateral Trustee or the Trustee of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other parties hereto. The Trustee’s and the Collateral Trustee’s obligations in respect of any such breach are limited as provided in Article XI and Article XIV, respectively, of this Agreement.

     SECTION 2.06. Negative Covenants of the Issuer. The Issuer hereby further covenants that, until the satisfaction and discharge of this Indenture pursuant to Section 12.01:
     (a) No Liens. Other than (a) certain Liens created pursuant to the Operative Documents (all of which Liens have been assigned to the Trustee and/or Collateral Trustee pursuant hereto), (b) the security interest granted pursuant to the Granting Clause and (c) any other Permitted Liens, the Issuer will not sell, pledge, assign or transfer to any Person, or grant, create, incur, assume or suffer to exist any Lien on, any Trust Asset, whether now existing or hereafter created, or any interest therein, and the Issuer shall defend the Issuer’s right, title and interest in and to, and the Trustee’s security interest in and to, the Trust Assets, whether now existing or hereafter created, against all claims of third parties claiming through or under the Issuer.
     (b) Activities of the Issuer. The Issuer will not engage in, enter into or be a party to any business, activity or transaction of any kind other than the businesses, activities and transactions authorized in its Organizational Documents as in effect as of the Closing Date, or as otherwise amended with the prior written consent of the Trustee and the Control Party.
     (c) Indebtedness. Except for any Permitted Liens and except as contemplated herein (including the Supplement hereto) with respect to any Advances under the Series 2010-1 Notes, the Issuer will not create, incur or assume any Indebtedness or enter into any other securitization transaction or any other off-balance sheet financing arrangement.
     (d) Guarantees. The Issuer will not become or remain liable, directly or contingently, in connection with any Indebtedness or other liability of any other Person, whether by guarantee, endorsement (other than endorsements of negotiable instruments for deposit or collection in the ordinary course of business), agreement to purchase or repurchase, agreement to supply or advance funds, or otherwise.
     (e) Investments. The Issuer will not make or suffer to exist any loans or advances to, or extend any credit to, or make any investments (by way of transfer of property, contributions to capital, purchase of stock or securities or evidences of indebtedness, acquisition of the business or assets, or otherwise) in, any Affiliate or any other Person except for (i) purchases of assets permitted pursuant to the Issuer’s Organizational Documents and (ii) loans, advances, extensions, investments and contributions incurred in the ordinary course of business and not exceeding $25,000 in the aggregate at any one time outstanding.
     (f) Extension or Amendment of Receivables. Except as permitted by Section 3.01(d) with respect to the Master Servicer, the Issuer will not extend, amend or otherwise modify (or consent to, or fail to object to, any such extension, amendment or modification by the Seller or the Master Servicer) the terms of any Receivable or rescind or cancel, or permit the rescission or cancellation of, any Receivable except:
          (i) as permitted under the Supplement; and
          (ii) as ordered by a court of competent jurisdiction or other Governmental Authority.

     (g) Change in Credit Policy Manual. The Issuer will not make, or consent or fail to object to, any change in the Credit Policy Manual which change could be reasonably likely to impair or delay the collectability of any Receivable or result in a deterioration in the creditworthiness of the Obligors generally.
     (h) Deposits to Applicable Lock-Boxes, the Master Collection Account and the Series Collection Account. The Issuer will not deposit or otherwise credit, or cause to be so deposited or credited, or consent or fail to object to any such deposit or credit, to any Applicable Lock-Box Account, any Applicable Lock-Box, the Master Collection Account, cash or cash proceeds other than Collections of Receivables and other Trust Assets; provided, that to the extent any such other funds are so deposited on any date, it shall not constitute a breach of this Section 2.06(h) if such other funds are removed from such Applicable Lock-Box or such account within two Business Days after such amounts were so deposited in such account. The Issuer will not deposit or otherwise credit, or cause to be so deposited or credited, or consent or fail to object to any such deposit or credit, to the Series Collection Account cash or cash proceeds other than Collections of the Series Receivables and other Series Trust Assets; provided, that to the extent that any such other funds are so deposited, it shall not constitute a breach of this Section 2.06(h) if such funds are removed from such account within two Business Days after so deposited in such account.
     (i) Receivables Not To Be Evidenced by Promissory Notes. The Issuer will take no action to cause any Receivable to be evidenced by any “instrument” (as defined in the UCC of the jurisdiction the law of which governs the perfection of the interest in such Receivable created hereunder), except in connection with its enforcement, in which event the Issuer shall deliver such instrument to the Trustee, for the benefit of the Series 2010-1 Noteholders, as required pursuant to Section 2.01.
     (j) Change in Name or Jurisdiction of Organization. The Issuer will not (i) make any change to its name or principal place of business or use any tradenames, fictitious names, assumed names or “doing business as” names unless, at least thirty (30) days prior to the effective date of any such name change, change in principal place of business, or use, the Issuer delivers to the Trustee such financing statements (Forms UCC-1 and UCC-3) and such other documents or instruments executed by the Issuer as shall be necessary to maintain the perfection of the Trustee’s ownership or security interest in the Trust Assets free and clear of all other Liens other than Permitted Liens or which the Trustee or the Control Party may reasonably request to reflect such change or (ii) change its jurisdiction of organization unless the Trustee shall have received from the Issuer, prior to such change, (A) those items described in clause (i) hereof, and (B) prior to the effective date thereof, an Opinion of Counsel, in form and substance reasonably satisfactory to the Trustee, as to such organization and the Issuer’s valid existence and good standing and as to the matters referred to in Section 2.03(e).
     (k) Issuer Purchase Agreement. The Issuer will not (i) cancel or terminate the Issuer Purchase Agreement or consent to or accept any cancellation or termination thereof, (ii) amend or otherwise modify any term or condition of the Issuer Purchase Agreement or give any consent, waiver or approval thereunder, (iii) waive any default under or breach of the Issuer Purchase Agreement or (iv) take any other action under the Issuer Purchase Agreement not required by the terms thereof to the extent that it could reasonably be expected to impair the value of any Trust Asset or the rights or interests of the Issuer thereunder or of the Trustee or any Series 2010-1 Noteholders hereunder or thereunder. Notwithstanding the foregoing, the Issuer may amend, waive or otherwise modify the Issuer Purchase Agreement if such amendment, waiver or modification is made in accordance with Section 13.01 hereof and the amendment provisions of the Supplement.
     (l) Organizational Documents. Except as permitted by Section 2.06(j) or, if such amendment could reasonably be expected to result in a Material Adverse Effect, as consented to by the Control Party, the Issuer will not amend any of its Organizational Documents.
     (m) Maintenance of Separate Existence. The Issuer shall take all reasonable steps to continue its identity as a separate legal entity and to make it apparent to third Persons that it is an entity with assets and liabilities distinct from those of PFSC, the Seller, the other Affiliated Entities or any other Person, and that it is not a division of any of the Affiliated Entities or any other Person. In that regard, and without limiting the foregoing in any manner, the Issuer shall:
          (1) maintain its limited liability company existence and make independent decisions with respect to its daily operations and business affairs and, other than decisions of its managing member pursuant to the terms of the limited liability company agreement of the Issuer, not be controlled in making such decisions by any other Affiliated Entity or any other Person;
          (2) maintain at least one independent manager or member which otherwise is not (or at any time during the last five (5) years has not been) a direct, indirect or beneficial officer, general partner, member, director, employee, affiliate, associate, creditor, customer or supplier of any of the Affiliated Entities (unless acting as such in an independent capacity), nor a direct, indirect or beneficial owner of the outstanding equity interest (including, limited partnership interests or limited liability company interest) of any of the Affiliated Entities, nor a relative of any of the foregoing, nor a trustee in bankruptcy for any of the foregoing;
          (3) maintain separate and clearly delineated office space owned by it or evidenced by a written lease or sublease (even if located in an office owned or leased by, or shared with, another Affiliated Entity);
          (4) maintain its assets in a manner which facilitates their identification and segregation from those of any of the other Affiliated Entities;
          (5) maintain a separate telephone number which will be answered only in its own name and separate stationery and other business forms;
          (6) conduct all intercompany transactions with the other Affiliated Entities on terms which the Issuer reasonably believes to be on an arm’s-length basis;
          (7) not guarantee any obligation of any of the other Affiliated Entities or any other Person, nor have any of its obligations guaranteed by any other Affiliated Entity, or hold itself out as responsible for the debts of any other Affiliated Entity or for the decisions or actions with respect to the business and affairs of any other Affiliated Entity or any other Person, nor seek or obtain credit or incur any obligation to any third-party based upon the creditworthiness or assets of any other Affiliated Entity or any other Person;

          (8) except as expressly otherwise permitted hereunder or under any of the other Operative Documents, not permit the commingling or pooling of its funds or other assets with the assets of any other Affiliated Entity;
          (9) maintain separate deposit and other bank accounts to which no other Affiliated Entity (other than as the Master Servicer) has any access;
          (10) maintain financial records which are separate from those of the other Affiliated Entities;
          (11) compensate (either directly or through reimbursement of its allocable share of any shared expenses) all employees, consultants and agents, and Affiliated Entities, to the extent applicable, for services provided to the Issuer by such employees, consultants and agents or Affiliated Entities, in each case, from the Issuer’s own funds;
          (12) have agreed with each of the other relevant Affiliated Entities to allocate among themselves shared overhead and corporate operating services and expenses which are not reflected in the Master Servicing Fee (including without limitation the services of shared employees, consultants and agents and reasonable legal and auditing expenses) on the basis of actual use or the value of services rendered, and otherwise on a basis reasonably related to actual use or the value of services rendered;
          (13) pay for its own account for accounting and payroll services, rent, lease and other expenses (or its allocable share of any such amounts provided by one or more other Affiliated Entities) and not have such operating expenses (or the Issuer’s allocable share thereof) paid by any of the Affiliated Entities, provided, that the Seller shall be permitted to pay the initial organizational expenses of the Issuer;
          (14) maintain adequate capitalization in light of its business and purpose;
          (15) conduct all of its business (whether in writing or orally) solely in its own name through its duly authorized officers, employees and agents;
          (16) not make or declare any dividends or other distributions of cash or property to the holders of its equity securities or make redemptions or repurchases of its equity securities, in either case, on a periodic basis any more frequently than monthly or otherwise, in certain other irregular cases, in accordance with appropriate corporate formalities and consistent with sound business judgment; and all such distributions, redemptions or repurchases shall only be permitted to be made hereunder out of Available Issuer Funds and only to the extent that it is not violative of any applicable Requirements of Law and no Event of Default or Potential Event of Default then exists or would result therefrom;
          (17) maintain at least one employee (which employee may be shared with an Affiliate pursuant to a written agreement allocating the compensation and other remuneration and benefits for such employee as among such parties) in charge of day-to-day operations of the Issuer;

          (18) otherwise practice and adhere to corporate formalities such as complying with its Organizational Documents and member and manager resolutions, the holding of regularly scheduled meetings of members and managers, and maintaining complete and correct books and records and minutes of meetings and other proceedings of its members and managers; and
          (19) not fail to maintain all policies and procedures or take or continue to take all actions necessary or appropriate to ensure that all factual assumptions set forth in those certain Opinions of Counsel of the Issuer delivered on the Closing Date concluding that sales of Receivables made pursuant to the Issuer Purchase Agreement would constitute true sales and that the Issuer would not be substantively consolidated with the Seller following the occurrence of an Insolvency Event with respect to any such Person.
     (n) Merger and Other Transactions. The Issuer will not (i) enter into any transaction of merger or consolidation, or convey or otherwise dispose of any portion of its assets (except as contemplated herein) to any Person or Person(s), (ii) terminate, liquidate or dissolve itself (or suffer any termination, liquidation or dissolution), (iii) acquire any Person, or (iv) appoint any Person other than the Seller or an Affiliate of the Seller to be the manager or controlling co-manager of the Issuer.
     (o) Transactions with Affiliates. The Issuer will not enter into, or be a party to, any transaction with any of its Affiliates, except (i) the transactions contemplated hereby, by the Issuer Purchase Agreement and (ii) any other transactions (including, without limitation, the lease of office space or computer equipment or software by the Issuer from an Affiliate and the sharing of employees and employee resources and benefits) (A) in the ordinary course of business or as otherwise permitted hereunder, (B) pursuant to the reasonable requirements and purposes of the Issuer’s business, (C) upon fair and reasonable terms (and, to the extent material, pursuant to written agreements) that are consistent with market terms for any such transaction (including any financing arrangements entered into pursuant to Section 2.06(e)(ii)), and (D) not inconsistent with the factual assumptions set forth in the opinion letters referred to in clause (19) of Section 2.06(m).
     (p) Change in Applicable Lock-Box Accounts and Instructions to Obligors. The Issuer will not add or terminate any institution as an Applicable Lock-Box Bank or add, terminate or substitute any Applicable Lock-Box Account or any Applicable Lock-Box from those listed in Schedule III hereto, except as otherwise permitted pursuant to Section 4.02 or Section 4.03. The Issuer will not instruct any Obligor or Annuity Provider to remit Collections to any Person, address or account other than (i) in the case of Collections in respect of Annuity Receivables constituting Series Receivables, to an Annuity Lock-Box, the Master Collection Account or the applicable Series Collection Account and (ii) in the case of all other Collections, to the Settlement Lock-Box, the Master Collection Account or the Series Collection Account.
     (q) Classification Election. The Issuer will not elect to be classified as an association taxable as a corporation for federal, state, local or other income tax purposes.
     (r) Activities of the Issuer. The Issuer will not acquire any property with the intent to realize a gain arising from market value changes, or otherwise engage in, enter into or be a party to any business, activity or transaction of any kind, or fail to take any action, which would cause the Issuer to fail to satisfy the requirements of Rule 3a-7 promulgated under the Investment Company Act.
ARTICLE III
ADMINISTRATION AND SERVICING OF RECEIVABLES
     SECTION 3.01. Acceptance of Appointment and Other Matters Relating to the Master Servicer.
     (a) PFSC agrees to act as the Initial Master Servicer under this Agreement (subject to Article X) and shall act and be appointed as such under the Supplement without any further action hereunder or thereunder (subject to Article X). The Series 2010-1 Noteholders, by their acceptance of the Series 2010-1 Notes, consent to PFSC so acting as Master Servicer under this Agreement and the Supplement.
     (b) Each of the Trustee and the Issuer hereby appoints as its agent, for the benefit of the Series 2010-1 Noteholders, separately, the Person appointed by the Trustee, at the direction of the Control Party, or, in accordance with Section 3.01(a), deemed appointed to act as Master Servicer with respect to the Supplement (subject to Article X) to enforce the Trustee’s and the Issuer’s respective rights and interests in, to and under the Receivables and the other Series Trust Assets; and, in connection therewith, the Master Servicer shall take or cause to be taken all such actions as may be necessary or advisable to collect each Receivable from time to time, all in accordance with applicable Requirements of Law, with reasonable care and diligence, and in accordance with the Credit Policy Manual. The Master Servicer shall exercise the same care and apply the same policies with respect to the collection, administration and servicing of the Receivables and other Trust Assets that it would exercise and apply if it owned such Receivables and other Trust Assets.
     (c) The Master Servicer shall have full power and authority, acting alone or through any party properly designated by it hereunder, to do any and all things in connection with such servicing and administration which it may deem necessary or desirable, subject to the limitations set forth herein and in the Supplement. Without limiting the generality of the foregoing and subject to Section 10.01, the Master Servicer or its designee is hereby authorized and empowered, and except in the case of clause (vi) below, shall be obligated, to (i) subject to the last sentence of Section 3.05(a) and the terms of the Supplement, to withdraw, or instruct the Collateral Trustee in writing to withdraw, from the Issuer Split Payment Account, the amounts owing to the applicable Claimants and Individual Annuity Sellers in respect of Split Payments, on the Series Receivables, and, in accordance with Section 4.02(a), to remit or cause the Collateral Trustee to remit such amounts to such Claimants and Individual Annuity Sellers, such instructions to also be set forth in the Daily Reports to be delivered to the Trustee and the Collateral Trustee in accordance with Section 3.05(a), (ii) subject to, and in accordance with, the terms of the Supplement, administer the Series Accounts, and (iii) to subcontract at the Master Servicer’s expense with any other Person, with the prior consent of the Control Party, for servicing, administering or collecting, in whole or in part, the Receivables whereupon such other Person with which the Master Servicer so subcontracts shall be entitled such rights and powers of the Master Servicer hereunder as may be delegated to it; provided, however, that the Master

Servicer shall remain fully liable for the performance of the duties and obligations of the Master Servicer pursuant to the terms hereof. The Trustee shall execute any documents furnished by the Master Servicer which are necessary or appropriate to enable the Master Servicer to carry out its servicing and administrative duties hereunder and which are acceptable in form and substance to the Trustee.
     (d) No Master Servicer shall extend the maturity, adjust the Discounted Receivables Balance, or otherwise modify the terms of any Receivable, except (i) as permitted pursuant to Section 2.06(f), (ii) as permitted pursuant to the Supplement and (iii) unless otherwise provided in the Supplement, to the extent no Servicer Default, Event of Default or Series Event of Default with respect to any affected Series has occurred and is outstanding, the Master Servicer shall be permitted to adjust the Discounted Receivables Balance of, or extend the time of payment for, any Defaulted Receivable, all as it may deem appropriate to maximize the Collections thereon and all in accordance with its ordinary business practices; provided, that except as otherwise provided herein, such Receivable shall remain a Defaulted Receivable hereunder notwithstanding such adjustments or modifications unless and until the same shall be Rehabilitated.
     SECTION 3.02. Servicing Compensation. As full compensation for its servicing activities hereunder, and as reimbursement for any expense incurred by it in connection therewith, the Master Servicer shall be entitled to receive the Master Servicing Fee. Notwithstanding the foregoing, the Master Servicer shall also be entitled to receive all reasonable and necessary out-of-pocket expenses paid or incurred by the Master Servicer to fulfill its obligations under this Agreement.
     SECTION 3.03. Representations and Warranties of the Master Servicer. The Master Servicer hereby makes, and each Successor Servicer by acceptance of its appointment hereunder shall make, the following representations and warranties as of the date hereof or, if later, the date of its appointment as a Master Servicer (and shall be deemed to remake such representations and warranties on each day hereafter or thereafter during which such Person is acting as such):
     (a) Organization and Good Standing. Such Master Servicer is a corporation, limited liability company or partnership duly organized, validly existing and in good standing under the applicable laws of its jurisdiction of formation and has full power and authority to own its properties and conduct its business as such properties are presently owned and as such business is presently conducted, and to execute, deliver and perform its obligations under the Operative Documents to which it is a party or by which it is bound.
     (b) Due Qualification. Such Master Servicer is duly qualified to do business and is in good standing as a foreign corporation, limited liability company or partnership (or is exempt from such requirements), and has obtained all necessary licenses and approvals, in each jurisdiction in which failure to so qualify or to obtain such licenses or approvals has, or could reasonably be expected to have, a Material Adverse Effect.
     (c) Due Authorization. Such Master Servicer’s execution, delivery and performance of the Operative Documents to which it is a party or by which it is bound have been duly authorized by all necessary corporate, limited liability company or partnership, as applicable, and shareholder, member or partner, as applicable, actions on the part of such Master Servicer.
     (d) Binding Obligation. Each of the Operative Documents to which it is a party or by which it is bound constitutes a legal, valid and binding obligation of such Master Servicer enforceable against it in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally, and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).
     (e) No Conflict. The Master Servicer’s execution and delivery of the Operative Documents and the performance of the transactions contemplated by the Operative Documents to which it is a party or by which it is bound, and fulfillment of the terms hereof and thereof applicable to it, do not conflict with or violate any Requirements of Law applicable to the Master Servicer, or conflict with, result in any breach of any of the enforceable terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Master Servicer is a party or by which it or its properties are bound.
     (f) No Proceedings. There are no proceedings or investigations pending or, to the best of the Master Servicer’s knowledge, threatened against it before any Governmental Authority (i) asserting the illegality, invalidity or unenforceability, or seeking any determination or ruling that would affect the legality, binding effect, validity or enforceability, of any of the Operative Documents to which it is a party or by which it is bound, (ii) seeking to prevent the consummation of any of the transactions contemplated by any of the Operative Documents to which it is a party or by which it is bound, or (iii) seeking any determination or ruling that is reasonably likely to have a Material Adverse Effect.
     (g) No Consents. No authorization, consent, license, order or approval of or registration or declaration with any Governmental Authority is required to be obtained, effected or given by the Master Servicer in connection with the execution and delivery by it of any of the Operative Documents or the performance by it of its obligations under the Operative Documents to which it is a party or by which it is bound.
     (h) Information. Each certificate, information, exhibit, financial statement, document, book or record or report furnished by the Master Servicer to the Trustee, the Collateral Trustee, the Issuer or any Series 2010-1 Noteholder in connection with this Agreement is accurate in all material respects as of its date, and no such document contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained therein not materially misleading as of its date.
     The representations and warranties made pursuant to this Section 3.03 shall survive the date of the making thereof. Upon a discovery by the Issuer, such Master Servicer or the Trustee of a breach of any of the foregoing representations and warranties which breach has, or could reasonably be expected to have, a Material Adverse Effect, the party discovering such breach shall give prompt written notice to the other parties. The Trustee’s obligations in respect of any such breach are limited as provided in Section 11.02.

     SECTION 3.04. Covenants of the Master Servicer. From the Closing Date until the earlier of (a) the date of the satisfaction and discharge of this Indenture and (b) the Maturity Date of the Series 2010-1 Notes, the Master Servicer hereby covenants, and each Successor Servicer by its acceptance of its appointment hereunder shall be deemed to covenant, that:
     (a) Change in Accounts. The Master Servicer will not (i) terminate or substitute the Series Collection Account except as required pursuant to Section 4.02 or (ii) add or terminate any institution as an Applicable Lock-Box Bank or terminate or substitute any Applicable Lock-Box Account or any Applicable Lock-Boxes from those listed in Schedule III hereto, except as otherwise permitted pursuant to Section 4.02 or Section 4.03. The Master Servicer shall not instruct any Annuity Provider or Obligor to remit, or consent to any applicable Claimant’s, Annuity Provider’s or Obligor’s instructions to remit or remittance of, Collections to any Person, address or account other than (i) in the case of payments in respect of Annuity Receivables, an Annuity Lock-Box covered by a Lock-Box Notice, the Master Collection Account or the Series Collection Account and (ii) in the case of payments made in respect of Settlement Receivables, the Settlement Lock-Box covered by a Lock-Box Notice, the Master Collection Account or the Series Collection Account
     (b) Collections. In the event that the Master Servicer or any Affiliate thereof receives any Collections relating to any Receivables, the Master Servicer agrees to hold, or cause such Affiliate to hold, all such Collections in trust and to deposit, or cause such Affiliate to deposit, such Collections (i) in the case of Collections in respect of Annuity Receivables, to an Annuity Lock-Box covered by a Lock-Box Notice, the Master Collection Account or the Series Collection Account and (ii) in the case of all other Collections, to the Settlement Lock-Box covered by a Lock-Box Notice, the Master Collection Account or the Series Collection Account, in each case, as soon as practicable, but in no event later than two (2) Business Days after its receipt thereof.
     (c) Preservation of Existence; Compliance with Requirements of Law.
          (i) Except as permitted pursuant to Section 8.02, the Master Servicer will preserve and maintain its corporate or other existence, rights, franchises and privileges in the jurisdiction of its organization, and qualify and remain qualified in good standing as a foreign corporation or other type of organization, as applicable, in each jurisdiction where the failure to maintain such qualification could reasonably be expected to have a Material Adverse Effect.
          (ii) The Master Servicer will duly satisfy all obligations on its part to be fulfilled under or in connection with each Series Receivable, will maintain in effect all qualifications required under Requirements of Law in order properly to service such Series Receivable and will comply with all other Requirements of Law in connection with servicing such Series Receivable.
     (d) Extension or Amendment of Receivables. Except as permitted pursuant to Sections 2.06(f) and 3.01(d), the Master Servicer will not extend, amend or otherwise modify (or consent or fail to object to any such extension, amendment or modification by the Seller, the Seller or the Issuer of) the terms of any then existing Receivable.

     (e) Protection of Series 2010-1 Noteholders’ Rights. Except as expressly permitted hereunder or under the Supplement, the Master Servicer will not take any action which could reasonably be expected to impair the rights of any of the Series 2010-1 Noteholders in any Receivable or Trust Asset.
     (f) Deposits to Applicable Lock-Box Accounts, Applicable Lock-Boxes, the Master Collection Account and the Series Collection Account. The Master Servicer will not deposit or otherwise credit, or cause to be so deposited or credited, or consent or fail to object to any such deposit or credit, to any Applicable Lock-Box Account, any Applicable Lock-Box or the Master Collection Account cash or cash proceeds other than Collections of Receivables and other Trust Assets; provided that to the extent that any such other funds are so deposited on any date, it shall not constitute a breach of this Section 3.04(f) if such other funds are removed from such Applicable Lock-Box or such account within two (2) Business Days after such amounts were so deposited in such account. The Master Servicer will not deposit or otherwise credit, or cause to be so deposited or credited, or consent or fail to object to any such deposit or credit, to the Series Collection Account cash or cash proceeds other than Collections of the Series Receivables and other Series Trust Assets; provided that to the extent that any such other funds are so deposited, it shall not constitute a breach of this Section 3.04(f) if such funds are removed from such account within two (2) Business Days after so deposited in such account.
     (g) Receivables Not To Be Evidenced by Promissory Notes. The Master Servicer will not take any action to cause any Receivable to be evidenced by any “instrument” (as defined in the UCC of the State the law of which governs the perfection of the interest in such Receivable created hereunder), except in connection with its enforcement, in which event the Master Servicer shall deliver such instrument to the Trustee as required pursuant to Section 2.01.
     (h) Reporting Requirements.
          (i) The Master Servicer will furnish to the Trustee, the Collateral Trustee and each Series 2010-1 Noteholder:
          (1) promptly, and in any event within five (5) Business Days, after becoming aware thereof, notice of the occurrence of any Event of Default, Potential Event of Default, Servicer Default or event that, with the giving of notice or lapse of time or both, would constitute a Servicer Default, and, in the case of such a Servicer Default or incipient Servicer Default, the statement of the chief financial officer or president of such Master Servicer setting forth details of such occurrence or event and the action which such Master Servicer has taken and proposes to take with respect thereto; and
          (2) as soon as possible and in any event within two (2) Business Days after acquiring knowledge thereof, notice of the occurrence of any Material Adverse Effect.
          (ii) Promptly following any request therefor by the Trustee, the Collateral Trustee or the Control Party, the Master Servicer will furnish or cause to be furnished to the Trustee, the Collateral Trustee or the Series 2010-1 Noteholders, as applicable, such information, documents, records or reports respecting the Series Receivables, the other Series Trust Assets relating thereto or the condition or operations, financial or otherwise, of the Issuer as the Trustee, the Collateral Trustee, the Control Party or any such Series 2010-1 Noteholder may from time to time reasonably request.
     (i) Inspection of Books and Records. The Trustee, the Collateral Trustee and/or the Control Party (or if such Control Party is a designated percentage of the Series 2010-1 Noteholders, a representative of such Control Party), independent accountants appointed by, or other agents of, any of the foregoing, and the Issuer shall have the right, upon reasonable prior written notice to the Master Servicer and at the Issuer’s expense, to visit the Master Servicer to (1) discuss the affairs, finances and accounts of the Master Servicer (as they relate to the Master Servicer’s obligations under this Agreement and the other Operative Documents) with, and to be advised as to the same by, its officers, and (2) examine the books of account and records of the Master Servicer as they relate to the Trust Assets and to make or be provided with copies and extracts therefrom, all at such reasonable times and intervals and to such reasonable extent during regular business hours of the Master Servicer as the Trustee, the Collateral Trustee, such designated representative of the Control Party or such accountants or agents appointed by any of the foregoing, as applicable, may desire.
     (j) Fidelity Insurance. The Master Servicer shall maintain, at its own expense (x) all insurance required by federal and state law, including worker’s compensation insurance; (y) errors and omissions insurance in an amount of at least $3,000,000; and (z) employee theft and dishonesty insurance in an amount of at least $1,000,000. No provision of this Section 3.04(j) requiring such fidelity insurance shall diminish or relieve the Master Servicer from its duties and obligations as set forth in this Agreement or any of the other Operative Documents. The Master Servicer shall be deemed to have complied with this provision if one of its respective Affiliates has such fidelity policy coverage and, by the terms of such fidelity policy, the coverage afforded thereunder extends to the Master Servicer. Upon the request of the Trustee or the Control Party, the Issuer shall cause to be delivered to the Trustee or the Control Party, as applicable, a certification evidencing coverage under such fidelity policy.
     (k) Transactions With the Issuer. The Master Servicer shall at all times deal with the Issuer in a manner consistent with Section 2.06(m).
     (l) Compliance Certifications. In connection with the delivery of each Monthly Report, a Servicing Officer of the Master Servicer will certify on behalf of the Master Servicer to the Trustee for the benefit of the Series 2010-1 Noteholders as to the contents of such Monthly Report, the form of such certification to be set forth on the form of Monthly Report attached as Exhibit F hereto.
     (m) Business Day Notification. The Master Servicer shall provide written notice to the Trustee and the Collateral Trustee listing all days (other than any Saturday or Sunday) on which national banking associations or state banking institutions in New York are authorized or obligated by law, executive order or governmental decree to be closed, and the Master Servicer shall promptly notify the Trustee and the Collateral Trustee of any modifications to such listing.

     SECTION 3.05. Reports and Records.
     (a) Daily Report. By 1:00 p.m. (New York City time) on each Business Day, the Master Servicer shall deliver to the Trustee and the Collateral Trustee a Daily Report for the Series (A) specifying the amounts of any Split Payments related to the Series and any Collections relating to the Trust Assets received in the Master Collection Account on the preceding Business Day, the Applicable Lock-Box and/or Applicable Lock-Box Account to which such amounts were initially deposited, and the Series Receivables or Split Payments, as applicable, to which such amounts relate, (B) directing the Collateral Trustee to (1) transfer to the Series Collection Account those amounts deposited in the Master Collection Account in respect of Collections relating to the Trust Assets and (2) transfer to the Issuer Split Payment Account those amounts deposited in the Master Collection Account owing as Split Payments to Claimants and Individual Annuity Sellers, and (C) if a Servicer Default shall have occurred and is continuing, directing the Collateral Trustee to withdraw from the Issuer Split Payment Account and remit to the applicable Claimants and Individual Annuity Sellers funds on deposit in the Issuer Split Payment Account owing in respect of Split Payments.
     (b) Monthly Report. By 3:00 p.m. (New York City time) on each Series Determination Date preceding the applicable Payment Date, the Master Servicer shall deliver to the Collateral Trustee, the Trustee, the Paying Agent and the Series 2010-1 Noteholders a Monthly Report for the Series (including in electronic format or via secure web-access) in respect of the immediately preceding Collection Period. The Collateral Trustee and the Collateral Trustee shall be entitled to conclusively rely upon each such Monthly Report and the information contained therein.
     (c) Monthly Reconciliations. On or prior to the 20th day of each month (or, if such day is not a Business Day, on the immediately succeeding Business Day), the Master Servicer shall deliver, or cause to be delivered, to the Trustee, the Collateral Trustee and the Series 2010-1 Noteholders the certificate prepared by the Back-up Servicer pursuant to Exhibit A of the Back-up Servicing Agreement, which certificate certifies that the Back-up Servicer has verified all payment information received pursuant to Exhibit A of the Back-up Servicing Agreement during the preceding calendar month. If the Master Servicer shall not have received such certificate from the Back-up Servicer on or prior to the 10th day of each month, the Master Servicer shall contact the Back-up Servicer and shall cause such certificate to be delivered to the Master Servicer promptly, so that the Master Servicer is able to meet the delivery obligations set forth in the first sentence of this subsection.
     (d) Limited Trustee Obligation. Except as otherwise specified in the Supplement, the Trustee shall have no obligation in respect of any Daily Report or Monthly Report received by it pursuant to this Section 3.05 other than to file and maintain a record of such reports in a manner consistent with the standard of care with which it shall perform its duties hereunder as set forth in Section 11.01.
     SECTION 3.06. Servicing Report of Independent Public Accountants.
     (a) On or before April 30th of each calendar year, beginning with April 30, 2011, the Master Servicer shall cause a firm of nationally recognized independent public accountants (who may also render other services to the Master Servicer or the Issuer) to furnish a report (addressed to the Issuer, the Trustee, the Collateral Trustee, the Master Servicer and each Series 2010-1 Noteholder) to the Issuer, the Trustee, the Collateral Trustee, the Master Servicer and each Series 2010-1 Noteholder to the effect that they have examined certain documents and records relating to the servicing of Receivables under this Agreement and the Supplement, compared the information contained in the Master Servicer’s reports delivered pursuant to Section 3.05(b) during the period covered by such report with such documents and records and that, on the basis of such examination, such accountants are of the opinion that the servicing has been conducted in compliance with the terms and conditions as set forth in Articles III and IV and Section 8.06 of this Agreement and the applicable provisions of the Supplement, except for such exceptions as they believe to be immaterial and such other exceptions as shall be set forth in such statement.
     (b) On or before April 30th of each calendar year, beginning with April 30, 2011, the Master Servicer shall cause a firm of nationally recognized independent public accountants (who may also render other services to the Master Servicer or the Issuer) to furnish a report (addressed to the Issuer, the Trustee, the Collateral Trustee, the Master Servicer and each Series 2010-1 Noteholder) to the Issuer, the Trustee, the Collateral Trustee, the Master Servicer and each Series 2010-1 Noteholder to the effect that they have compared the mathematical calculations of each amount set forth in the Master Servicer’s reports delivered pursuant to Section 3.05(b) during the prior calendar year with the Master Servicer’s computer reports which were the source of such amounts and that on the basis of such comparison, such accountants are of the opinion that such amounts are in agreement, except for such exceptions as they believe to be immaterial and such other exceptions as shall be set forth in such statement.
     SECTION 3.07. Reserved.
     SECTION 3.08. Adjustments. If the Master Servicer makes a mistake with respect to the amount of any Collection, Split Payment or payment and deposits, pays or causes to be deposited or paid, an amount that is less than or more than the actual amount thereof, the Master Servicer shall appropriately adjust the amounts subsequently deposited into the Series Collection Account, Series Reserve Account, Series Payment Account or Issuer Split Payment Account or paid out to reflect such mistake and account for such adjustment in the Daily Reports for the date of such adjustment. Any Receivable in respect of which a dishonored check is received shall be deemed not to have been paid.
     SECTION 3.09. Reserved.
ARTICLE IV
RIGHTS OF SERIES 2010-1 NOTEHOLDERS AND
ALLOCATION AND APPLICATION OF COLLECTIONS
     SECTION 4.01. Rights of Series 2010-1 Noteholders. The Series 2010-1 Notes shall represent debt of the Issuer secured by the Series Trust Assets and shall entitle the holders thereof to receive, to the extent necessary to make the required payments with respect to the Series 2010-1 Notes at the times and in the amounts specified in the Supplement, the portion of Collections of the Series Receivables allocable to the Series 2010-1 Noteholders pursuant to this

Agreement and the Supplement from funds on deposit in the Series Collection Account and funds on deposit in any Series Account.
     SECTION 4.02. Establishment of the Master Collection Account and the Applicable Lock-Box Accounts; Establishment of the Issuer Split Payment Account.
     (a) The Issuer has established prior to the Closing Date and shall maintain or cause to be maintained, in the name of the Trustee, and on behalf of the Secured Parties, with an Eligible Institution (x) a segregated non-interest bearing account accessible by the Collateral Trustee (such account being the “Master Collection Account” and such institution holding such account being the “Master Collection Account Bank”), such account bearing a designation clearly indicating that the funds deposited therein are held in the name of the Trustee for the benefit of the Secured Parties and (y) for the benefit of the Issuer, shall establish or cause to be established on or prior to the Closing Date and shall maintain or cause to be maintained in the name of the Collateral Trustee, with an Eligible Institution a segregated non-interest bearing account accessible by the Collateral Trustee (such account being the “Issuer Split Payment Account”), such account bearing a designation clearly indicating that the funds deposited therein as described below are held for the benefit of the Issuer. All Collections of Receivables that are deposited into Applicable Lock-Box Accounts shall be remitted to the Master Collection Account on a daily basis. The Collateral Trustee shall possess all right, title and interest in and to all funds from time to time on deposit in the Master Collection Account and in all proceeds thereof. The Master Collection Account shall be under the sole dominion and control of the Collateral Trustee, for the benefit of the Secured Parties; provided, however, that, pursuant to the authority granted to the Master Servicer in Section 3.01, the Master Servicer shall have the power with respect to the amounts from time to time on deposit in the Issuer Split Payment Account, (i) so long as no Servicer Default shall have occurred and be continuing, to withdraw money from the Issuer Split Payment Account, or (ii) if a Servicer Default shall have occurred and is continuing, to instruct the Collateral Trustee in writing to withdraw money from the Issuer Split Payment Account, and, in each case, to remit or cause the Collateral Trustee to remit such amounts so withdrawn to the applicable Claimants and Individual Annuity Sellers entitled thereto in accordance with the terms of the relevant Settlement Purchase Agreements and Annuity Purchase Agreements, as applicable, (but, in no event, later than two (2) Business Days after the withdrawal of such funds from the Issuer Split Payment Account). Except as expressly provided in this Agreement, the Master Servicer shall not have any claim or any right of setoff or banker’s lien against, or any right to otherwise deduct from, any funds held in the Master Collection Account for any amount owed to it by the Trustee, the Collateral Trustee, the Issuer, any Series 2010-1 Noteholder or any Claimant or any Individual Annuity Seller.
     If, at any time, the institution holding the Master Collection Account ceases to be an Eligible Institution, the Issuer, for the benefit of the Secured Parties, shall (immediately if such institution is Wilmington Trust Company or within sixty (60) days with respect to any other institution) establish a new Master Collection Account in accordance with this Agreement meeting the conditions specified above with an Eligible Institution, transfer any cash and/or any investments held in the existing Master Collection Account or with respect thereto to such new Master Collection Account and provide written notice to the Collateral Trustee referring to such new Master Collection Account. From the date such new Master Collection Account is established, it shall be considered the “Master Collection Account” for all purposes of this Agreement and the other Operative Documents.
     If, at any time, the institution holding the Issuer Split Payment Account ceases to be an Eligible Institution, the Issuer shall within sixty (60) days establish a new Issuer Split Payment Account meeting the conditions specified above with an Eligible Institution, transfer any cash held therein to such new Issuer Split Payment Account. From the date such new Issuer Split Payment Account is established, it shall be the “Issuer Split Payment Account” for all purposes of this Agreement and the other Operative Documents.
     Funds on deposit in the Master Collection Account that are related to the Trust Assets and Split Payments shall, at the directions of the Master Servicer in accordance with the information set forth on the respective Daily Reports, be transferred to the Series Collection Account and Issuer Split Payment Account, respectively, within one (1) Business Day after receipt of any Collections in the Master Collection Account. Except as otherwise provided herein, funds on deposit in the Master Collection Account shall not be invested.
     The Master Servicer shall, or shall cause, the funds on deposit in the Issuer Split Payment Account to be remitted to the applicable Claimant or Individual Annuity Seller in accordance with the terms of the applicable Settlement Purchase Agreement or Annuity Purchase Agreement.
     (b) The Seller has, prior to the execution and delivery of this Agreement, established (or caused an Affiliated Entity to establish), and from time to time hereafter (in accordance with the requirements of Section 3.04(a)) may establish (i) Settlement Lock-Box Accounts (each such account, a “Settlement Lock-Box Account”) and Settlement Lock-Boxes (each such lock-box, a “Settlement Lock-Box”) with one or more depository institutions maintained in the name of the Trustee for the benefit of the Secured Parties (each such institution holding such an lock-box account being a “Settlement Lock-Box Bank”) into which all Collections received by such Settlement Lock-Box Bank (as holder of the related Settlement Lock-Box or the recipient of payments by electronic funds transfers) in respect of Settlement Receivables are to be deposited by such Settlement Lock-Box Bank by the close of business on each Business Day received, or on the next Business Day if not received on a Business Day, or by the Master Servicer, the Issuer or the Seller, as applicable, within one Business Day after such Person’s receipt thereof and (ii) Annuity Lock-Box Accounts (each such account, an “Annuity Lock-Box Account”) and Annuity Lock-Boxes (each such lock-box, an “Annuity Lock-Box”) with one or more depository institutions maintained for the benefit of the Secured Parties (each such institution holding such a lock-box being an “Annuity Lock-Box Bank”) into which all Collections received by such Annuity Lock-Box Bank (as holder of the Annuity Lock-Box or the recipient of payments by electronic funds transfers) in respect of Annuity Receivables are to be deposited by such Annuity Lock-Box Bank by the close of business on each Business Day received, or on the next Business Day if not received on a Business Day, or by the Master Servicer, the Issuer or the Seller, as applicable, within two Business Days after such Person’s receipt thereof. The name and location of each Settlement Lock-Box and Annuity Lock-Box is set forth on Schedule III attached hereto.
     (c) Each Settlement Lock-Box Account, and each Annuity Lock-Box Account, and the related Settlement Lock-Box and Annuity Lock-Box is subject to the applicable letter attached as Exhibit B-2 hereto (the “Lock-Box Notice”) which has been delivered to the Settlement Lock-Box Bank, the Annuity Lock-Box Bank and the Collateral Trustee. Pursuant to the applicable Lock-Box Notice, each Settlement Lock-Box and Annuity Lock-Box will have been assigned by the owners thereof to the Collateral Trustee, for the benefit of the Secured Parties. Neither the Master Servicer, the Seller nor the Issuer shall establish any institution as a Settlement Lock-Box Bank or an Annuity Lock-Box Bank or substitute any Settlement Lock-Box Account or any Settlement Lock-Box or Annuity Lock-Box Account or Annuity Lock-Box from those listed in Schedule III hereto unless (i) the Master Control Party has provided prior written consent to such additional or substituted Settlement Lock-Box Account or Settlement Lock-Box or Annuity Lock-Box Account or Annuity Lock-Box and (ii) the Seller, the Issuer, and the applicable Settlement Lock-Box Bank or Annuity Lock-Box Bank shall execute and deliver to the Trustee on or prior to the date upon which Collections of the Series Receivables have been directed to be made to any such new Settlement Lock-Box Account or Settlement Lock-Box or Annuity Lock-Box Account or Annuity Lock-Box, as applicable, (1) a Lock-Box Notice substantially similar to the form attached as Exhibit B hereto with respect to each such Settlement Lock-Box Account and any related Settlement Lock-Box or Annuity Lock-Box Account and any related Annuity Lock-Box or (2) if such Settlement Lock-Box Bank or Annuity Lock-Box Bank has previously executed a Lock-Box Notice, an amendment thereto.
     SECTION 4.03. Series Accounts.
     (a) On or prior to the Closing Date, the Issuer shall establish and maintain with an Eligible Institution, in the name of the Trustee, on behalf of the Secured Parties, the following segregated bank accounts:
          (i) a non-interest bearing account to be identified as the “Series 2010-1 Collection Account for Imperial Settlements Financing 2010, LLC” (the “Series Collection Account”);
          (ii) a non-interest bearing account to be identified as the “Series 2010-1 Reserve Account for Imperial Settlements Financing 2010, LLC” (the “Series Reserve Account”);
          (iii) a non-interest bearing account to be identified as the “Series 2010-1 Payment Account for Imperial Settlements Financing 2010, LLC” (the “Series Payment Account”);
          (iv) a non-interest bearing account to be identified as the “Series 2010-1 Investment Proceeds Account” for Imperial Settlements Financing 2010, LLC (the “Series Investment Proceeds Account”); and
          (v) a non-interest bearing account to be identified as the “Series 2010-1 Holdback Account for Imperial Settlements Financing 2010, LLC” (the “Series Holdback Account”).
     Wilmington Trust Company hereby agrees to act as “Securities Intermediary” in respect of each of the Series Accounts. The Securities Intermediary hereby expressly covenants that at all times prior to the satisfaction and discharge of this Agreement in accordance with the terms hereof: (i) all matters relating to the Series Accounts shall be governed by the laws of the State of New York and that for purposes of Article 8 of the New York UCC the State of New York is the Securities Intermediary’s jurisdiction; (ii) all property, including all cash and all Eligible Investments, held by the Securities Intermediary on behalf of the Trustee in the Series Accounts shall be treated as “financial assets” under and as defined in Article 8 of the New York UCC; (iii) the Securities Intermediary will treat the Trustee as entitled to exercise the rights comprising the investments or other financial assets credited to the Series Accounts and will at all times identify the Trustee on the Securities Intermediary’s records as the person having a security entitlement against the Securities Intermediary; (iv) the financial assets credited to the Series Accounts shall not be registered in the name of, payable to the order of, or specially indorsed to Wilmington Trust Company except in its capacity as Securities Intermediary; (v) the Securities Intermediary will in the ordinary course of its business maintain securities accounts for others and will be acting in that capacity as Securities Intermediary hereunder; and (vi) the Securities Intermediary will not comply with entitlement orders originated by any Person other than the Trustee with respect to the investments or financial assets held in the Series Accounts; provided, the Trustee hereby directs the Securities Intermediary, which direction shall be revocable by the Trustee at any time, to (x) comply with the instructions of the Collateral Trustee (acting at the direction of the Master Servicer) with respect to Eligible Investments to the extent such instructions are expressly contemplated hereby and (y) comply with the instructions of the Master Servicer (or, during the continuance of a Servicer Default, the Collateral Trustee (acting at the direction of the Master Servicer) with respect to any Series Holdback Account to the extent such instructions are expressly contemplated by the Supplement.
     (b) Out of the proceeds of the issuance and sale of the Series 2010-1 Notes and each Advance thereunder, the Issuer and/or the Master Servicer shall instruct the Trustee and the Collateral Trustee, prior to making any payments thereof to the Issuer, to deposit to the Series Reserve Account an amount equal to the Specified Series Reserve Balance as of the Closing Date or related Advance Date, as applicable.
     (c) At the written direction of the Issuer (which may be a standing order), funds on deposit in the Series Collection Account, the Series Reserve Account and the Series Investment Proceeds Account shall be invested by the Collateral Trustee in Eligible Investments selected by the Issuer (or, if not so instructed, then held by the Trustee on deposit in such account). All such Eligible Investments shall be held by the Collateral Trustee in the name or for the benefit of the Trustee for the benefit of the Secured Parties. All interest and other investment earnings (net of losses and investment expenses, the “Investment Proceeds”) on funds on deposit in the Series Accounts and all cash and other items on deposit in the Trustee’s Account, to the extent such cash, other items and Eligible Investments therein are held by the Collateral Trustee or the Trustee for the benefit of the Secured Parties, shall upon receipt thereof be deposited in the Series Investment Proceeds Account and be distributed therefrom in accordance with the Supplement. Neither funds deposited in the Series Payment Account nor funds deposited to any other Series Account on the Business Day prior to a Payment Date shall be required to be invested overnight. Any direction by the Issuer to invest funds on deposit in any applicable Series Account in accordance with this Section shall be in writing (which may be a standing instruction) and shall certify that the requested investment is an Eligible Investment which matures (and the proceeds of which are distributable to the Collateral Trustee for deposit into the applicable Series Account) no later than the Business Day immediately preceding the next

Payment Date (or any such earlier date specified in the Supplement as the latest date on which such Eligible Investment shall mature). The Collateral Trustee shall have no obligation to invest and reinvest any cash held in the applicable Series Account in the absence of timely and specific written investment direction from the Issuer. In no event shall the Collateral Trustee be liable for the failure to be provided with timely written investment directions, the selection of investments or for investment losses incurred thereon by reason of investment performance, liquidation prior to stated maturity or otherwise.
     (d) If, at any time, the institution holding any Series Account ceases to be an Eligible Institution, the Issuer, for the benefit of the Secured Parties, shall within thirty (30) days establish a new such Series Account meeting the conditions specified in Section 4.03(a) with an Eligible Institution, transfer any cash and/or any investment held in such existing Series Account or with respect thereto to such new Series Account. From the date such new Series Account is established, it shall constitute such Series Account for all purposes hereunder.
     SECTION 4.04. Establishment of the Trustee’s Account. On or prior to the Closing Date, the Trustee shall establish and maintain or cause to be established and maintained in the name of the Trustee, on behalf of the Series 2010-1 Noteholders, with an Eligible Institution, a special account (the “Trustee’s Account”) for deposits by the Issuer or the Master Servicer pursuant to the terms of the Supplement. The Trustee’s Account shall initially be account number 098074-005 established and maintained with Wilmington Trust Company, 1100 North Market Street, Wilmington, Delaware 19890, Attention: Corporate Capital Markets.
     If, at any time, the institution holding the Trustee’s Account ceases to be an Eligible Institution, the Trustee shall (immediately if such institution is Wilmington Trust Company or within sixty (60) days with respect to any other institution) establish a new Trustee’s Account with an Eligible Institution, transfer any cash and/or any investments held therein or with respect thereto to such new Trustee’s Account. From the date such new Trustee’s Account is established, it shall be the “Trustee’s Account.”
     SECTION 4.05. Other Payments. Indemnification payments and other amounts not constituting Collections received by the Trustee from time to time, if any, shall be paid by the Trustee to the intended beneficiary of such payment or amount in accordance with the written instructions of the Person remitting the relevant payment or amount to the Trustee, and in the event that such Person shall fail to identify the intended beneficiary or to provide the Trustee with written payment instructions, the Trustee shall hold such payment or amount in the Trustee’s Account until such Person or the Master Servicer shall have provided the Trustee and the Collateral Trustee with the necessary information to make a distribution thereof.
ARTICLE V
DISTRIBUTIONS AND REPORTS TO SERIES 2010-1 NOTEHOLDERS
     (a) Distributions. Distributions shall be made to Series 2010-1 Noteholders and certain other Persons, as set forth in the Supplement.
     (b) Reports. Reports shall be provided to Series 2010-1 Noteholders and certain other Persons as set forth in this Agreement and in the Supplement.

     (c) Tax Forms. In addition to such other reports that are required to be furnished to each Series 2010-1 Noteholder under this Agreement and under the Supplement, for 2010 and each calendar year thereafter, not later than January 31 or such other date as may from time to time be required under the Code, the Collateral Trustee, or the Paying Agent on its behalf, shall furnish to each Person that was a Series 2010-1 Noteholder during the preceding Fiscal Year a Form 1099 (or such other form(s) as may be applicable pursuant to the Code from time to time) setting forth the aggregate amounts paid to such Series 2010-1 Noteholder in respect of the Series 2010-1 Notes during such Fiscal Year, together with such other customary information related to the Series 2010-1 Notes as may be necessary to enable such Persons to prepare their federal income tax returns.
ARTICLE VI
THE SERIES 2010-1 NOTES
     SECTION 6.01. The Series 2010-1 Notes.
     (a) The Series 2010-1 Notes Generally. The Series 2010-1 Notes shall be issued in fully registered form and shall be in substantially the form of the exhibits with respect thereto attached to the Supplement and shall, upon receipt of an Order to such effect executed by the Issuer, be authenticated and delivered by the Trustee to the Persons designated in such Order as provided in Section 6.02. Series 2010-1 Notes shall be issued pursuant to the terms of the Supplement. Each Series 2010-1 Note shall be executed by manual or facsimile signature on behalf of the Issuer by a Responsible Officer. Series 2010-1 Notes bearing the manual or facsimile signature of the individual who was, at the time when such signature was affixed, a Responsible Officer authorized to sign on behalf of the Issuer shall not be rendered invalid, notwithstanding that such individual thereafter ceased to be a Responsible Officer so authorized. Series 2010-1 Notes shall be issued in U.S. dollars and in minimum denominations of $500,000, and in integral multiples of $1,000 in excess thereof. No Series 2010-1 Notes shall be entitled to any benefit under this Agreement or the Supplement or be valid for any purpose, unless there appears on such Series 2010-1 Note a certificate of authentication in substantially the form provided for herein executed by or on behalf of the Trustee by a Responsible Officer of the Trustee, and such certificate upon any Series 2010-1 Note shall be conclusive evidence, and the only evidence, that such Series 2010-1 Note has been duly authenticated and delivered hereunder. All Series 2010-1 Notes shall be dated the date of their authentication.
     (b) U.S. Global Notes. Beneficial interests in U.S. Global Notes sold or to be sold in the United States or to U.S. Persons under Rule 144A of the Securities Act shall be represented by one or more permanent U.S. Global Notes in the form and substance substantially similar to those U.S. Global Notes attached to the Supplement as exhibits thereto. U.S. Global Notes shall be marked with a legend indicating that investors in such Series 2010-1 Notes must be Qualified Institutional Buyers. U.S. Global Notes shall be held by the Collateral Trustee as custodian for the Common Depository on behalf of the Series 2010-1 Noteholders whose interests are evidenced by such U.S. Global Notes. U.S. Global Notes shall be duly executed by the Issuer and authenticated by or on behalf of the Trustee as provided herein.
     (c) Euroclear/Clearstream Global Notes. Euroclear/Clearstream Global Notes shall be issued in the form of Regulation S Global Notes. The Regulation S Global Notes shall be deposited with the Collateral Trustee as custodian for the Common Depository and registered in the name of a nominee for the Common Depository, for credit to the respective accounts of Euroclear and Clearstream and for further credit to the accounts of the owners of beneficial interests in such Series 2010-1 Notes (or to such other accounts as they may direct) at Euroclear or at Clearstream. During the Restricted Period, the Euroclear/Clearstream Global Notes shall be represented by the Temporary Regulation S Global Notes. A beneficial interest in a Temporary Regulation S Global Note may only be transferred to a non-U.S. Person in an “offshore transaction” (within the meaning of Regulation S under the Securities Act). Upon the later of (i) the receipt of a Regulation S Transfer Certificate by the Note Registrar and Transfer Agent from the owner of the beneficial interest in a Temporary Regulation S Global Note and (ii) the expiration of the Restricted Period related to such Temporary Regulation S Global Note, a beneficial interest in such Temporary Regulation S Global Note may be exchanged for a beneficial interest in a Permanent Regulation S Global Note in an amount equal to the principal amount of such beneficial interest in such Temporary Regulation S Global Note. Regulation S Global Notes shall be marked with a legend indicating that investors in such Series 2010-1 Notes must constitute Persons allowed to purchase such Series 2010-1 Notes under Regulation S of the Securities Act. Regulation S Global Notes shall be duly executed by the Issuer and authenticated by or on behalf of the Trustee as herein provided.
     (d) Definitive Notes. Definitive Notes shall only be issued to investors under the terms and conditions of Sections 6.03(c) and (d). No initial issuance of Series 2010-1 Notes under the Supplement shall involve the issuance of Definitive Notes.
     (e) Certificated Notes. Interests in Series 2010-1 Notes sold or to be sold to Institutional Accredited Investors or Affiliated Entities that are not Qualified Institutional Buyers will be issued in the form of permanent certificated Series 2010-1 Notes in registered form.
     SECTION 6.02. Authentication of Series 2010-1 Notes. In accordance with any Order directing the Trustee to do so, the Trustee shall, subject to the conditions set forth in Section 6.09(c), authenticate and deliver the Series 2010-1 Notes of each Series to the Persons specified in such Order against payment to the Issuer of the purchase price therefor. The Trustee’s form of authentication on all Series 2010-1 Notes shall be in substantially the following form:
     This is one of the Series 2010-1 Notes referred to in the within-mentioned Indenture.

WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Trustee
By:
Authorized Officer

     provided, that, if at any time the Trustee shall appoint an authenticating agent for any of the Series 2010-1 Notes pursuant to Section 6.08, the Series 2010-1 Notes may bear, in the place of the Trustee’s certificate of authentication, an alternate certificate of authentication which shall be in substantially the following form:

     This is one of the Series 2010-1 Notes referred to in the within-mentioned Indenture.

WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Trustee
By:
as Authenticating Agent

By:
Authorized Officer

     SECTION 6.03. Transfer and Exchange of Series 2010-1 Notes.
     (a) Generally. The Collateral Trustee shall cause to be kept at the Collateral Trustee Office to be maintained in accordance with the provisions of Section 14.11 a register (the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, a transfer agent and registrar (which may be the Collateral Trustee) (the “Note Registrar and Transfer Agent”) shall provide for the registration of the Series 2010-1 Notes and of transfers and exchanges of the Series 2010-1 Notes as herein provided. The Note Registrar and Transfer Agent shall initially be the Collateral Trustee. The Collateral Trustee (or, if the Collateral Trustee is then acting as Note Registrar and Transfer Agent, the Control Party) may at any time revoke the appointment of and remove any Person serving as Note Registrar and Transfer Agent if the Collateral Trustee (or Control Party, as applicable) determines in its sole discretion that such Person failed to perform its obligations under this Agreement in any material respect. Any Person serving as Note Registrar and Transfer Agent shall be permitted to resign as Note Registrar and Transfer Agent upon 30 days’ written notice to the Issuer, the Collateral Trustee and the Master Servicer; provided, however, that such resignation shall not be effective and such Person shall continue to perform its duties as Note Registrar and Transfer Agent until the Collateral Trustee (or Control Party, as applicable) has appointed a successor Note Registrar and Transfer Agent reasonably acceptable to the Issuer and the Person so appointed has given the Issuer and the Collateral Trustee written notice that it accepts the appointment.
     Subject to the restrictions herein and in the applicable Series 2010-1 Note, upon surrender for registration of transfer of any Series 2010-1 Note at any office or agency of the Note Registrar and Transfer Agent maintained for such purpose, the Issuer shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Series 2010-1 Notes (of the same Series and principal amount).
     Subject to the terms and conditions of this Article VI and the Supplement, Series 2010-1 Notes may be exchanged for other Series 2010-1 Notes (of the same Series) of authorized denominations of the same aggregate principal amount, upon surrender of the Series 2010-1 Notes to be exchanged at any such office or agency. Whenever any Series 2010-1 Notes are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and deliver, the Series 2010-1 Notes which the Series 2010-1 Noteholder making the exchange is entitled to receive.

     In addition to the other restrictions on transfer set forth herein, in the Supplement or in any applicable Series 2010-1 Note, every Series 2010-1 Note presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in a form satisfactory to the Trustee and the Note Registrar and Transfer Agent duly executed by the Series 2010-1 Noteholder thereof or his attorney-in-fact duly authorized in writing.
     Each Series 2010-1 Note shall be registered at all times as herein provided, and any transfer or exchange of such Series 2010-1 Note will be valid for purposes hereunder only upon registration of such transfer or exchange by the Note Registrar and Transfer Agent as provided herein.
     No service charge shall be made for any registration of transfer or exchange of any Series 2010-1 Note, but the Note Registrar and Transfer Agent may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any such transfer or exchange.
     All Series 2010-1 Notes surrendered for registration of transfer or exchange, or for payment, shall be canceled and disposed of in a manner satisfactory to the Trustee.
     (b) Limitations on the Initial Issuance and Sales or Transfers of Series 2010-1 Notes. Each purchaser of a Series 2010-1 Note on the Closing Date and any other purchaser of a Series 2010-1 Note (whether purchasing a Certificated Note or purchasing beneficial interests in a U.S. Global Note or a Regulation S Global Note) after such Closing Date, will be required to acknowledge that the Series 2010-1 Notes purchased by it have not been and will not be registered under the Securities Act or under any state’s securities laws.
     No Series 2010-1 Note may be sold or transferred (including, without limitation, by pledge or hypothecation) unless such sale or transfer is exempt from the registration requirements of the Securities Act and is exempt under applicable state securities laws. No Series 2010-1 Note may be offered, sold or delivered until 40 days after its date of issue, within the United States or to, or for the benefit of, U.S. Persons (as defined under Regulation S of the Securities Act), except to (i) Qualified Institutional Buyers (in each case, for itself or for the account of another Qualified Institutional Buyer) in accordance with Rule 144A of the Securities Act, (ii) Affiliated Entities; provided that the Collateral Trustee shall be entitled to request and receive a favorable Opinion of Counsel of the type described in Section 6.09(c)(v) prior to the consummation of any such sale or transfer or (iii) Institutional Accredited Investors that have, prior to their purchase of any Series 2010-1 Notes (which shall be Certificated Notes), delivered to the Collateral Trustee, the Issuer, the Holder of such Series 2010-1 Note and the Note Registrar and Transfer Agent a signed letter in the form of Exhibit C (if such sale is on the Closing Date) or Exhibit D (if such sale is after the Closing Date), as applicable, and, in each case, is not acquiring the Series 2010-1 Notes for distribution in violation of the Securities Act and is acquiring the Series 2010-1 Notes for its own account or for the account of an Institutional Accredited Investor. The Series 2010-1 Notes may be sold or resold, as the case may be, to non-U.S. Persons in offshore transactions in reliance on Regulation S under the Securities Act. None of the Issuer, the Trustee or any other person shall be required to register the Series 2010-1 Notes under the Securities Act or any state securities laws. The Trustee shall be entitled to rely conclusively on any certificates provided and deemed representations made by transferees of interests in Series 2010-1 Notes, and shall be entitled to presume conclusively the continuing accuracy thereof from time to time, in each case without further inquiry or investigation.
     Notwithstanding anything to the contrary in this Indenture, (i) no transfer of a Series 2010-1 Note may be made if such transfer would require registration of the Issuer under the Investment Company Act and (ii) in the event that the Issuer, in consultation with counsel, determines at any time that an entity’s holding of Series 2010-1 Notes may require the Issuer to register as an “investment company” under the Investment Company Act, the Issuer will so notify such entity and the Issuer will require such entity to transfer its Series 2010-1 Notes to such other entities as may be agreed upon by the Issuer and such entity in accordance with the minimum denominations relating to the Series 2010-1 Notes. The Note Registrar and Transfer Agent will maintain at its expense an office or offices or agency or agencies where Series 2010-1 Notes may be surrendered for registration of transfer or exchange.
     Without limiting in any way the restrictions on transfers of interests in any Series of Series 2010-1 Notes in this Article VI, prior to (x) the date that is one year (or such shorter period of time as permitted by Rule 144 under the Securities Act) after the later of the date of the original issuance and the last date on which the Issuer or any of the Issuer’s affiliates was the owner of any Series 2010-1 Notes of such Series (or any predecessor thereto) and (y) such later date, if any, as may be required by any subsequent change in applicable law:
          (i) no U.S. Note or any beneficial interest therein may be sold, transferred or otherwise disposed of (any such sale, transfer or other disposition, as defined for purposes of this Section, being called a “Sale”, with “Sell” and “Sold” having correlative meanings), unless such Sale is made only in the United States of America and such Sale is not to an “affiliate” (as defined in Rule 144 under the Securities Act) and is made to a transferee (A)(1) that the Holder of such Series 2010-1 Note reasonably believes (x) is a Qualified Institutional Buyer purchasing such Series 2010-1 Note for its own account or for the account of another Person that is a Qualified Institutional Buyer in a transaction exempt from the registration requirements of the Securities Act pursuant to Rule 144A thereunder and (y) is aware that the proposed Sale is being made in reliance on Rule 144A under the Securities Act and pursuant to an available exemption from the registration requirements of applicable state securities laws and (2) that has delivered a Rule 144A Transfer Certificate to the Holder of such Series 2010-1 Note, the Collateral Trustee, the Issuer and the Note Registrar and the Transfer Agent or (B)(1) that the Holder of such Series 2010-1 Note reasonably believes (x) is an Institutional Accredited Investor acquiring such Series 2010-1 Note for its own account or for the account of another Institutional Accredited Investor for investment and (y) not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act and (2) that has, prior to the date of such transfer, delivered to the Holder of such Series 2010-1 Note, the Collateral Trustee, the Issuer and the Note Registrar and Transfer Agent, a signed letter in form of Exhibit C or Exhibit D, as applicable, to this Agreement; and
          (ii) none of the Regulation S Notes or any beneficial interest therein may be sold, transferred or otherwise disposed of (any such sale, transfer or other disposition, as defined for purposes of this Section, being called a “Sale”, with “Sell” and “Sold” having correlative meanings), unless such Sale is made only outside of the United States of America pursuant to Rule 903 or Rule 904 of Regulation S, with such Series 2010-1 Notes initially being issued in the form of beneficial interests in Temporary Regulation S Global Notes. Such beneficial interests may be exchanged for beneficial interests in a Permanent Regulation S Global Note pursuant to Section 6.01(c).
     Regardless of whether such Sale occurs under clauses (i) or (ii) above, the Note Registrar and Transfer Agent shall have received, prior to the date of any such proposed Sale, a written instrument of Sale executed by the transferring Series 2010-1 Noteholder and the Collateral Trustee.
     Without limiting in any way Section 6.09, Section 6.10 or any other Section of this Agreement, the following restrictions shall apply to all Sales of the Series 2010-1 Notes (whether such Sale is the initial issuance on the Closing Date or a subsequent sale on any other date):
     (i) Series 2010-1 Notes shall bear a legend regarding the restrictions on transfer as set forth herein and the Supplement in substantially the form set forth in the form of the applicable exhibits to the Supplement.
     (ii) Except as otherwise provided in the Supplement, the Series 2010-1 Notes, including, without limitation, beneficial interests in any U.S. Global Note or Regulation S Global Note, shall not be Sold to any Person that is, and each purchaser by its purchase of any Series 2010-1 Notes shall be deemed to have represented and covenanted that it is not, and that it is not acquiring such Series 2010-1 Notes for or on behalf of, and will not transfer such Series 2010-1 Notes to, any “employee benefit plan” as defined in Section 3(3) of ERISA, or any “plan” as defined in Section 4975 of the Code, except that such purchase for or on behalf of an “employee benefit plan” or “plan” shall be permitted to the extent such Series 2010-1 Notes are considered indebtedness for purposes of ERISA and:
     (A) to the extent such purchase is made by or on behalf of a bank collective investment fund maintained by the purchaser in which no plan (together with any other plans maintained by the same employer or employee organization) has an interest in excess of ten percent (10%) of the total assets in such collective investment fund, and the other applicable conditions of Prohibited Transaction Class Exemption 91-38 issued by the Department of Labor are satisfied;
     (B) to the extent such purchase is made by or on behalf of an insurance company pooled separate account maintained by the purchaser in which, at any time while the applicable Series 2010-1 Notes are outstanding, no plan (together with any other plans maintained by the same employer or employee organization) has an interest in excess of ten percent (10%) of the total of all assets in such pooled separate account, and the other applicable conditions of Prohibited Transaction Class Exemption 90-1 issued by the Department of Labor are satisfied;
     (C) to the extent such purchase is made on behalf of a plan by (1) an investment adviser registered under the Investment Advisers Act of 1940, as amended (the “1940 Act”), that had total client assets under its management and control, as of the last day of its most recent fiscal year, in excess of $85.0 million ($50.0 million prior to the last day of the investment adviser’s first fiscal year beginning on or after August 23, 2005) and had stockholders’ or partners’ equity in excess of $1.0 million ($750,000 prior to the last day of the investment adviser’s first fiscal year beginning on or after August 23, 2005), as shown in its most recent balance sheet prepared in accordance with generally accepted accounting principles, or (2) a bank as defined in Section 202(a)(2) of the 1940 Act with equity capital in excess of $1.0 million as of the last day of its most recent fiscal year, or (3) a savings and loan association, the accounts of which are insured by the Federal Savings and Loan Insurance Corporation, that has been granted trust powers by the appropriate state or federal authority, and which has, as of the last day of its most recent fiscal year, equity capital or net worth in excess of $1.0 million, or (4) an insurance company which is qualified under the laws of more than one state to manage, acquire or dispose of any assets of a pension or welfare plan, which insurance company has as of the last of its most recent fiscal year, net worth in excess of $1.0 million and which is subject to supervision and examination by a State authority having supervision over insurance companies and, in any case, such investment adviser, bank, savings and loan association or insurance company is otherwise a qualified professional asset manager, as such term is used in Prohibited Transaction Class Exemption 84-14 issued by the Department of Labor, and the assets of such plan when combined with the assets of other plans established or maintained by the same employer (or affiliate thereof) or employee organization and managed by such investment adviser, bank, savings and loan association or insurance company, do not represent more than twenty percent (20%) of the total client assets managed by such investment adviser, bank, savings and loan association or insurance company at the time of the transaction, and the other applicable conditions of such exemption are otherwise satisfied;
     (D) to the extent such plan is not subject to the provisions of Title I of ERISA or Section 4975 of the Code, or in the case of a governmental or church plan, is not subject to any federal or state law that is substantially similar to Section 406 of ERISA or Section 4975 of the Code;
     (E) to the extent such purchase is made by or on behalf of an insurance company using the assets of its general account, the reserves and liabilities for the general account contracts held by or on behalf of any plan, together with any other plans maintained by the same employer (or its affiliates) or employee organization, do not exceed ten percent (10%) of the total reserves and liabilities of the insurance company general account (exclusive of separate account liabilities), plus surplus as set forth in the National Association of Insurance Commissioners Annual Statement filed with the state of domicile of the insurer, in accordance with Prohibited Transaction Class Exemption 95-60, and the other applicable conditions of such exemption and otherwise satisfied;
     (F) the extent such purchase is made by an in-house asset manager within the meaning of Part IV(a) of Prohibited Transaction Class Exemption 96-

23, such manager has made or properly authorized the decision for such plan to purchase the applicable Series 2010-1 Notes, under circumstances such that Prohibited Transaction Class Exemption 96-23 is applicable to the purchase and holding of such Series 2010-1 Notes; or
     (G) to the extent such purchase will not otherwise give rise to a transaction described in Section 406 of ERISA, Section 4975(c)(1) of the Code or any other federal or state law that is substantially similar to Section 406 of ERISA or Section 4975(c)(1) of the Code for which a statutory or administrative exemption is unavailable.
     (iii) Each Holder of any Series 2010-1 Notes, including, without limitation, owners of beneficial interests in U.S. Global Notes and Regulation S Global Notes, will notify any prospective purchaser, pledgee or other transferee of such Series 2010-1 Notes from such Holder of the transfer restrictions referred to in this Section 6.03(b) and in Section 6.10, and in the Supplement.
     The Issuer shall make available to any selling Holder of U.S. Notes, including, without limitation, any seller of a beneficial interest in a U.S. Global Note, and any prospective transferee of such U.S. Notes, if such sale is being made pursuant to Rule 144A of the Securities Act or Rule 501 of the Securities Act, such information as is required under Rule 144A(d)(4) or Rule 501, as applicable, under the Securities Act in connection with the resale of any such Series 2010-1 Notes promptly after the same is requested. The Issuer shall make available to any selling Holder of Regulation S Notes, including, without limitation, any seller of a beneficial interest in a Regulation S Global Note, and any prospective transferee of such Regulation S Notes, such information as is required under Regulation S under the Securities Act in connection with the resale of any such Series 2010-1 Notes promptly after the same is requested.
     Notwithstanding anything contained herein to the contrary (and subject to any additional restrictions set forth in the Supplement), (i) no Issuer Interest Holder (including the Issuer) may transfer any interest in the Issuer Interest with respect to any Series except (A) for fair consideration (as determined in the reasonable judgment of such assigning Issuer Interest Holder) and (B) upon not less than five (5) Business Days’ prior written notice to each Series 2010-1 Noteholder of the Series 2010-1 Notes and (ii) the Issuer may not transfer any interest in the Issuer Interest unless it shall have delivered to each such Series 2010-1 Noteholder a new Opinion of Counsel in form and substance reasonably satisfactory to each such Series 2010-1 Noteholder confirming that the sale of the Series Settlement Receivables with by the Seller to the Issuer constitutes an absolute transfer of such Receivables after giving effect to any such transfer of an Issuer Interest. On or prior to the effectiveness of any transfer by any Issuer Interest Holder of all or a portion of its interest in the Issuer Interest with respect to any Series, such assigning Issuer Interest Holder shall deliver to the Trustee and the Collateral Trustee notice of such assignment and of its and its assignee’s respective percentage interests in the Issuer Interest (after giving effect to such assignment).
     Each investor in a Regulation S Note shall acknowledge, prior to its investment therein, that such Series 2010-1 Note shall initially be represented by a Temporary Regulation S Global Note and that transfers thereof or any interests or participations therein are restricted as described in this Agreement and the Supplement. Each Temporary Regulation S Global Note shall bear a legend to the following effect unless the Issuer determines otherwise, consistent with applicable law:
THIS REGULATION S GLOBAL NOTE IS A TEMPORARY REGULATION S GLOBAL NOTE FOR PURPOSES OF REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED. NEITHER THIS TEMPORARY GLOBAL NOTE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD OR DELIVERED, EXCEPT AS PERMITTED UNDER THE INDENTURE DESCRIBED BELOW.
PRIOR TO THE EXPIRATION OF THE 40-DAY ‘DISTRIBUTION COMPLIANCE PERIOD’ (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”)), THIS NOTE OR ANY BENEFICIAL INTEREST OR PARTICIPATION HEREIN MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, A U.S. PERSON WITHIN THE MEANING OF REGULATION S, EXCEPT TO A PERSON REASONABLY BELIEVED TO BE A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”)) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, OR OTHERWISE IN ACCORDANCE WITH REGULATION S AND SUBJECT TO THE ISSUER’S AND THE COLLATERAL TRUSTEE’S RIGHT PRIOR TO ANY SUCH TRANSFER TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO THE ISSUER AND THE COLLATERAL TRUSTEE.
THIS NOTE (OR A BENEFICIAL INTEREST HEREIN) MAY NOT BE TRANSFERRED UNLESS, AFTER GIVING EFFECT TO THE TRANSFER, THE TRANSFEREE IS HOLDING A PRINCIPAL AMOUNT WHICH IS EQUAL TO $500,000 OR INTEGRAL MULTIPLES OF $1,000 IN EXCESS THEREOF.
     Holders of beneficial interests in Temporary Regulation S Global Notes may not receive distributions in respect thereof or exchange such interests for interests in Permanent Regulation S Global Notes unless such distribution or exchange complies with the terms of Section 6.01(c).
     (c) Definitive Notes. No interest in a U.S. Global Note or a Regulation S Global Note shall be converted into or otherwise exchanged for a Definitive Note unless (i) the Common Depository, Euroclear or Clearstream (or its nominee), as applicable, or the Issuer advises the Trustee and the Collateral Trustee in writing that the Common Depository, Euroclear or Clearstream, as applicable, is no longer willing, qualified or able to discharge properly its responsibilities as depository with respect to U.S. Global Notes or Regulation S Global Notes, as applicable, and the Issuer is unable to locate a qualified successor, (ii) the Issuer, at its sole option, elects to terminate a book entry system through the Common Depository, Euroclear or Clearstream, as applicable, or (iii) after the occurrence of a Series Event of Default, Series 2010-1 Noteholders owning U.S. Global Notes or Regulation S Global Notes, as applicable, representing sixty-six and two-thirds percent of the Aggregate Principal Balance of such U.S.

Global Notes or the Regulation S Global Notes, as applicable, advise the Trustee and the Collateral Trustee in writing that the continuation of a book entry system through the Common Depository, Euroclear or Clearstream (or a successor thereto), as applicable, is no longer in the best interests of the Series 2010-1 Noteholders. Upon the occurrence of any of the foregoing events, the Collateral Trustee shall notify, through the Common Depository, Euroclear or Clearstream, as applicable, all Common Depository, Euroclear or Clearstream participants who have ownership of U.S. Global Notes or Regulation S Global Notes, as applicable, as indicated in the records of the Common Depository, Euroclear or Clearstream, as applicable, of the occurrence of such event and the availability through the Common Depository, Euroclear or Clearstream, as applicable, of Definitive Notes in exchange for such Global Notes. No interest in a Definitive Note shall be converted into or otherwise exchanged for a U.S. Global Note or a Regulation S Global Note or any interest therein.
     (d) Exchange/Conversion of U.S. Global Notes and Regulation S Global Notes to Definitive Notes. Any holder of a beneficial interest in a U.S. Global Note or Regulation S Global Note that is entitled, pursuant to Section 6.03(c), to receive a Definitive Note evidencing its investment in Series 2010-1 Notes may effect the issuance of such Definitive Note in its favor only if: (i) the Common Depository, Euroclear, Clearstream or the Issuer, as applicable, instructs the Note Registrar and Transfer Agent to issue such Definitive Note in an amount equal to the corresponding beneficial interest in the U.S. Global Note or Regulation S Global Note, as applicable and (ii) the Common Depository, Euroclear, Clearstream or the Issuer, as applicable, confirms that the principal amount of the corresponding U.S. Global Note or Regulation S Global Note, as applicable, has been decreased by such amount. Upon satisfaction of the foregoing conditions, the Note Registrar and Transfer Agent shall record such conversion or exchange in the Note Register, and the Issuer shall deliver to the person specified in such instructions a duly authenticated Definitive Note in a principal amount equal to the amount specified in the instructions received pursuant to clause (i) above.
     (e) Exchange of Interest in Regulation S Global Note for Interest in U.S. Global Note. If a holder of a beneficial interest in a Regulation S Global Note wishes to transfer all or a part of its interest in such Regulation S Global Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in a U.S. Global Note, such holder may, subject to the terms hereof and the rules and procedures of Euroclear, Clearstream or the Common Depository, as the case may be, exchange or cause the exchange of such interest for an equivalent beneficial interest in a U.S. Global Note of the same Series. Upon receipt by the Note Registrar and Transfer Agent of (i) instructions from Euroclear, Clearstream or the Common Depository, as the case may be, directing the Note Registrar and Transfer Agent to cause such U.S. Global Note to be increased by an amount equal to such beneficial interest in such Regulation S Global Note but not less than the minimum denomination applicable to the Series 2010-1 Notes, and (ii) a Rule 144A Transfer Certificate from such prospective transferee, then Euroclear, Clearstream or the Note Registrar and Transfer Agent, as the case may be, will instruct the Common Depository to reduce such Regulation S Global Note by the aggregate principal amount of the interest in such Regulation S Global Note to be transferred and increase the U.S. Global Note specified in such instructions by an amount equal to such reduction in such principal amount of the Regulation S Global Note.

     (f) Exchange of Interest in U.S. Global Note for Interest in Regulation S Global Note. If a holder of a beneficial interest in a U.S. Global Note wishes to transfer all or a part of its interest in such U.S. Global Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in a Regulation S Global Note, such holder may, subject to the terms hereof and the rules and procedures of Euroclear, Clearstream, or the Common Depository, as the case may be, exchange or cause the exchange of such interest for an equivalent beneficial interest in a Regulation S Global Note of the same Series. Upon receipt by the Note Registrar and Transfer Agent of (i) instructions from Euroclear, Clearstream, or the Common Depository, as the case may be, directing the Note Registrar and Transfer Agent to cause such Regulation S Global Note to be increased by an amount equal to such beneficial interest in such Regulation S Global Note but not less than the minimum denomination applicable to the related Series of Series 2010-1 Notes to be exchanged, and (ii) a Regulation S Transfer Certificate from such prospective transferee, then Euroclear, Clearstream or the Note Registrar and Transfer Agent, as the case may be, will instruct the Common Depository to reduce such U.S. Global Note to be transferred and increase the Regulation S Global Note specified in such instructions by an amount equal to such reduction in the principal amount of the U.S. Global Note.
     (g) Global Note Transfers. Transfers between participants in the Common Depository will be effected in the ordinary way in accordance with their respective rules and operating procedures; provided that any transfer to a prospective transferee shall only be made upon receipt by the Note Registrar and the Transfer Agent from such prospective transferee of a Rule 144A Transfer Certificate (in the case of a transfer pursuant to Rule 144A of the Securities Act) or Regulation S Transfer Certificate (in the case of a transfer pursuant to Regulation S of the Securities Act).
     SECTION 6.04. Mutilated, Destroyed, Lost or Stolen Series 2010-1 Notes. If (a) any mutilated Series 2010-1 Note is surrendered to the Note Registrar and Transfer Agent, or the Note Registrar and Transfer Agent receives evidence to its satisfaction of the destruction, loss or theft of any Series 2010-1 Note; provided that a written statement of such destruction, loss or theft from any institutional Series 2010-1 Noteholder having a net worth at least equal to $5,000,000 shall constitute satisfactory evidence thereof, and (b) there is delivered to the Note Registrar and Transfer Agent, the Trustee and the Issuer such indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Note Registrar and Transfer Agent, the Trustee or the Issuer that such Series 2010-1 Note has been acquired by a bona fide purchaser, the Issuer shall execute, and upon the request of the Issuer, the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Series 2010-1 Note, a new Series 2010-1 Note of like Series, tenor and fractional undivided interest in such Series. In connection with the issuance of any new Series 2010-1 Note under this Section 6.04, the Trustee or the Note Registrar and Transfer Agent may require the payment by the Series 2010-1 Noteholder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto. Any duplicate Series 2010-1 Note issued pursuant to this Section 6.04 shall be entitled to all the benefits of this Indenture equally and proportionately with any and all Series 2010-1 Notes of the same Series that are duly issued hereunder, as if originally issued, whether or not the lost, stolen or destroyed Series 2010-1 Note shall be found at any time.

     SECTION 6.05. Persons Deemed Owners; Deemed Representations by Series 2010-1 Noteholders.
     (a) At all times prior to due presentation of a Series 2010-1 Note for registration of transfer, the Issuer, the Trustee, the Paying Agent, the Note Registrar and Transfer Agent and any agent of any of them shall treat the Person in whose name any Series 2010-1 Note is registered as the owner of such Series 2010-1 Note for all purposes whatsoever (such determination to be made for purposes of distributions pursuant to the terms hereof and of the Supplement as of the applicable Series Determination Date for the Series 2010-1 Notes), and neither the Issuer, the Trustee, the Paying Agent, the Note Registrar and Transfer Agent nor any agent of any of them shall be affected by any notice to the contrary. Notwithstanding the foregoing, in determining whether the requisite Series 2010-1 Noteholders have given any request, demand, authorization, direction, notice, consent or waiver hereunder, including without limitation authorizing or consenting to any amendment or waiver pursuant to Section 13.01, and, if applicable, the Supplement, Series 2010-1 Notes owned by any Affiliated Entity shall be disregarded and deemed not to be outstanding, except that, in determining whether the Issuer, the Collateral Trustee, the Paying Agent, the Note Registrar and Transfer Agent and the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Series 2010-1 Notes as to which the Note Registrar and Transfer Agent have actual knowledge of such ownership shall be so disregarded. Series 2010-1 Notes so owned which have been pledged in good faith shall not be disregarded and may be regarded as outstanding if the pledgee establishes to the satisfaction of the Issuer and the Trustee the pledgee’s right to so act with respect to such Series 2010-1 Notes and that the pledgee is not an Affiliated Entity.
     (b) Each Person who invests in the Series 2010-1 Notes will be deemed to have represented and agreed, in addition to those investor representations and warranties set forth herein, in the Supplement and in any Rule 144A Transfer Certificate or Regulation S Transfer Certificate furnished by such Person (and, with respect to an Institutional Accredited Investor, in the letter executed thereby in the form of Exhibit C or Exhibit D), as follows:
          (i) Neither the Issuer nor any affiliate thereof is acting as a fiduciary or financial or investment advisor for such Person;
          (ii) Such Person is (A) a Qualified Institutional Buyer, (B) an Institutional Accredited Investor, (C) not a U.S. person under Regulation S of the Securities Act or (D) an Affiliated Entity;
          (iii) With respect to Regulation S Global Notes, such Person is purchasing such Series 2010-1 Notes in an “offshore transaction” that is not subject to the registration requirements of the Securities Act pursuant to Regulation S thereunder;
          (iv) Such Person is not a participant-directed employee plan, such as a 401(K) plan;
          (v) With respect to U.S. Global Notes, such Person is a Qualified Institutional Buyer acting for its own account or for the account of another Qualified Institutional Buyer;

          (vi) Such Person was not formed for the specific purpose of investing in the Issuer or the Series 2010-1 Notes; and
          (vii) Such Person, if the transferor of a Series 2010-1 Note, shall notify the related transferee of the foregoing prior to its purchase of a Series 2010-1 Note.
     SECTION 6.06. Appointment of Paying Agent. The Paying Agent shall make distributions to Series 2010-1 Noteholders, the Master Servicer, the Back-up Servicer, the Trustee and the Collateral Trustee, from the Series Payment Account pursuant to the terms of the Supplement and shall report the amounts of such distributions to the Trustee. So long as any Euroclear/Clearstream Global Notes remain outstanding, the Issuer shall cause the Paying Agent to maintain at least one office in Europe. Any Paying Agent shall have the power, revocable by the Issuer, to withdraw funds from the Series Collection Account, and the Series Payment Account, in each case, for the purpose of making the distributions referred to above. The Issuer may revoke such power and remove the Paying Agent if the Issuer determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under this Agreement in any material respect. The Paying Agent shall initially be the Collateral Trustee. In the event that the Collateral Trustee shall no longer be the Paying Agent, the Issuer shall appoint a successor to act as Paying Agent (which shall be a bank or trust company). The Collateral Trustee shall cause each successor Paying Agent or additional Paying Agent to execute and deliver to the Trustee an instrument in which such successor or additional Paying Agent shall agree with the Trustee that, as Paying Agent, such successor or additional Paying Agent will hold all sums, if any, held by it for payment to the Series 2010-1 Noteholders, the Master Servicer, the Back-up Servicer, the Trustee and the Collateral Trustee in trust for the benefit of the Persons entitled to payment thereof, until such sums shall be paid to such Persons. The Paying Agent shall return all funds remaining unclaimed for six months or more to the Trustee. The Trustee shall retain such unclaimed amounts solely for the account of the affected Series 2010-1 Noteholder in the Series Collection Account until the Maturity Date would otherwise have occurred but for such unclaimed payments by the Series 2010-1 Noteholders at which time such unclaimed funds will be distributed to the Issuer and the affected Series 2010-1 Noteholder shall look solely to the Issuer for reimbursement thereof. Upon removal of a Paying Agent, such Paying Agent shall also return all funds in its possession to the Trustee. In the event a Paying Agent resigns or is removed, such Paying Agent shall continue to act as the Paying Agent until receipt of written notice that the Issuer has appointed a successor.
     The Trustee agrees to pay any Paying Agent which the Issuer from time to time may appoint reasonable compensation for such Paying Agent’s services under this Section 6.06, which fee shall be payable by the Trustee out of the Trustee Fee payable to it in accordance with the Supplement.
     The provisions of Sections 14.01, 14.02, 14.03 and 14.04 shall apply to the Collateral Trustee also in its role as Paying Agent, for so long as the Collateral Trustee shall act as Paying Agent.
     SECTION 6.07. Access to List of Series 2010-1 Noteholders’ Names and Addresses. The Collateral Trustee will furnish or cause to be furnished by the Note Registrar and Transfer Agent a list of names and addresses of the Series 2010-1 Noteholders (i) to the Paying

Agent, not more than five Business Days after each Record Date, (ii) to the Paying Agent, not more than five days after each Special Record Date and (iii) to the Master Servicer, any Series 2010-1 Noteholder, the Issuer, the Trustee or the Paying Agent, within five Business Days after receipt by the Collateral Trustee of a written request therefor from the Master Servicer, the Issuer, such Series 2010-1 Noteholder, the Trustee or the Paying Agent, respectively; provided, however, that so long as the Paying Agent is the Note Registrar and Transfer Agent, no such list shall be required to be furnished pursuant to clauses (i) and (ii) above.
     Every Series 2010-1 Noteholder, by receiving and holding a Series 2010-1 Note, agrees that none of the Collateral Trustee, the Trustee, the Note Registrar and Transfer Agent, the Issuer, the Master Servicer, the Back-up Servicer, the Seller or any of their respective agents, shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Series 2010-1 Noteholders hereunder, regardless of the sources from which such information was derived.
     SECTION 6.08. Authenticating Agent.
     (a) The Trustee may appoint one or more authenticating agents with respect to the Series 2010-1 Notes which shall be authorized to act on behalf of the Trustee in authenticating such Series 2010-1 Notes in connection with the issuance, execution, delivery, registration of transfer, exchange or repayment of such Series 2010-1 Notes. Whenever reference is made in this Agreement to the authentication of any Series 2010-1 Notes by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by an authenticating agent and a certificate of authentication executed on behalf of the Trustee by an authenticating agent. Each authenticating agent must be acceptable to the Trustee and the Issuer.
     (b) Any institution succeeding to the corporate agency business of an authenticating agent shall continue to be an authenticating agent without the execution or filing of any power or any further act on the part of the Trustee or such authenticating agent.
     (c) An authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Issuer. The Trustee or the Issuer may at any time terminate the agency of an authenticating agent by giving notice of termination to such authenticating agent and to the Issuer (in the case of such termination by the Trustee) or the Trustee (in the case of such Termination by the Issuer). Upon receiving such a notice of resignation or upon such a termination, or in case at any time an authenticating agent shall cease to be acceptable to the Trustee or the Issuer, the Trustee may promptly appoint a successor authenticating agent. Any successor authenticating agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an authenticating agent.
     (d) The Issuer agrees to pay to each authenticating agent from time to time reasonable compensation for its services under this Section 6.08 pursuant to the Supplement; provided, that, if at any time the Collateral Trustee is acting as authenticating agent, such compensation shall be paid out of the Trustee Fee payable to the Trustee.

     (e) The provisions of Sections 11.01, 11.02 and 11.03 shall be applicable to any authenticating agent.
     SECTION 6.09. Issuance of the Series 2010-1 Notes.
     (a) The Issuer may issue Series 2010-1 Notes pursuant to the Supplement. The Series 2010-1 Notes shall be equally and ratably entitled as provided herein to the benefits of this Agreement without preference, priority or distinction, all in accordance with the terms and provisions of this Agreement and the Supplement.
     (b) On or before the Closing Date, the parties hereto will execute and deliver the Supplement which will specify the Principal Terms of the Series 2010-1 Notes. The terms of the Supplement may modify or amend the terms of this Agreement solely as applied to Series 2010-1.
     (c) The obligation of the Trustee to authenticate the Series 2010-1 Notes and to execute and deliver the Supplement is subject to the satisfaction of the following conditions:
          (i) on or before the Business Day immediately preceding the Closing Date, the Issuer shall have given the Trustee and the Master Servicer, an Order requesting such authentication of Series 2010-1 Notes and setting forth the proposed Closing Date and delivery instructions if the Series 2010-1 Notes are not to be delivered to the Issuer;
          (ii) the Issuer shall have delivered to the Trustee and the Collateral Trustee the Supplement, in form and substance satisfactory to the Trustee, executed by each party hereto other than the Trustee;
          (iii) the Issuer shall have delivered to the Collateral Trustee Series 2010-1 Notes, in form and substance satisfactory to the Trustee, executed by the Issuer;
          (iv) such issuance will not result in the occurrence of an Event of Default, a Potential Event of Default, a Series Event of Default, or any event that, with the giving of notice or lapse of time or both, would constitute such a Series Event of Default, and the Issuer shall have delivered to the Trustee and the Collateral Trustee an Officer’s Certificate, dated the Closing Date (upon which the Trustee and the Collateral Trustee may conclusively rely), to the effect that such issuance will not result in the occurrence of any such Event of Default, Potential Event of Default, Series Event of Default or other event and will not result in the occurrence of any such Event of Default, Potential Event of Default, Series Event of Default or other event at any time in the future;
          (v) the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that the issuance of the Series 2010-1 Notes (A) has been, or need not be, registered under the Securities Act (unless the Issuer has elected, in its sole discretion and at its sole expense, to register such Series 2010-1 Notes), (B) will not result in the Issuer becoming subject to registration as an investment company under the Investment Company Act and (C) will not require this Agreement or the Supplement to be qualified under the Trust Indenture Act of 1939, as amended;

          (vi) the Issuer shall have delivered to the Trustee a Tax Opinion, dated the Closing Date, with respect to such issuance;
          (vii) the Issuer shall have satisfied such other conditions to the issuance of the Series 2010-1 Notes as are specified in the Supplement as evidenced in an Officer’s Certificate provided by the Issuer to the Trustee; and
          (viii) the Issuer shall have delivered to the Trustee fully executed copies of the note purchase agreement(s), if any, pursuant to which initial investors in the Series 2010-1 Notes acquired their interests therein.
     Upon satisfaction of the above conditions, the Trustee shall execute the Supplement and, upon receipt of, and in accordance with the terms of, an Order to do so, shall authenticate and deliver the Series 2010-1 Notes to the Persons specified in such Order against receipt of payment by the Issuer of the purchase price for such Series 2010-1 Notes.
     SECTION 6.10. Transfer of Series 2010-1 Notes. The obligation of the Trustee to authenticate and issue any Series 2010-1 Note to any transferee pursuant to any written instrument of transfer or other direction to do so received by the Trustee pursuant to Section 6.03 shall be subject to the satisfaction of the following conditions on or prior to the proposed date of such transfer (the “Transfer Date”):
          (i) the Note Registrar and Transfer Agent shall be satisfied with respect to those conditions set forth in Sections 6.03 and 6.05 governing transfers or exchanges of interests in U.S. Global Notes and Regulation S Global Notes or, with respect to Definitive Notes or Certificated Notes, shall have received a written instrument of transfer of the subject Series 2010-1 Notes executed by the transferring Series 2010-1 Noteholder (or its attorney-in-fact, duly authorized), and the original Series 2010-1 Notes which are the subject of such transfer;
          (ii) the Issuer, with respect to transfers of Definitive Notes, shall have delivered to the Trustee a Tax Opinion from counsel of the Issuer or the transferring or transferee Series 2010-1 Noteholder, dated as of the Transfer Date, with respect to such transfer;
          (iii) the Issuer, with respect to transfers of Definitive Notes or Certificated Notes, shall have delivered to the Note Registrar fully executed copies of those agreements, documents or instruments delivered by the transferees of such Series 2010-1 Notes which contain the applicable representations and warranties required to be made by such transferees pursuant to Section 6.03; and
          (iv) the Issuer shall have satisfied such other conditions to the transfer thereof as may be specified in the Supplement.
     Notwithstanding anything contained herein or in the Supplement to the contrary, no Series 2010-1 Notes may be transferred to any Person in respect of which the purchase or holding thereof would constitute a “prohibited transaction” under ERISA or Section 4975 of the Code, and each prospective transferee shall be required to represent and warrant that it is not such a Person prior to the transfer of any such Series 2010-1 Note to it and to the extent any such representation and warranty is incorrect such transfer shall be rescinded and deemed not to have occurred; provided that the Trustee shall have no duty to perform any independent investigation with respect to any representation or warranty by a prospective purchaser as to the matters set forth in this sentence.
     Upon satisfaction of the above conditions, the Trustee, if required under the terms of this Article VI, shall authenticate and deliver the Series 2010-1 Notes so transferred to the Persons so designated in the written order of transfer (and shall destroy the earlier Series 2010-1 Notes surrendered to it for transfer) and shall deliver a copy of such order of transfer to the Note Registrar and Transfer Agent, and the Note Registrar and Transfer Agent shall register such transfer in the Note Register.
     SECTION 6.11. Provisions Relating to the Regulation S Global Notes.
     (a) Each of the Persons shown in the records of Euroclear and Clearstream as the holder of a Euroclear/Clearstream Global Note must look solely to Euroclear or Clearstream (as the case may be) for such Person’s share of each payment by the Issuer to the holder of the applicable Regulation S Global Note and in relation to all other rights arising under such Regulation S Global Note, subject to and in accordance with the respective rules and procedures of Euroclear and Clearstream. Save as aforesaid, such Persons shall have no claim directly against the Issuer in respect of payments due on any Euroclear/Clearstream Global Notes for so long as such Series 2010-1 Notes are represented by the Regulation S Global Notes, and such obligations of the Issuer will be discharged by payment to the respective holders of such Regulation S Global Notes in respect of each amount so paid. Unless and until Definitive Notes have been issued to Series 2010-1 Noteholders pursuant to Section 6.03:
          (i) the provisions of this Section 6.11 shall be in full force and effect;
          (ii) the Note Registrar and Transfer Agent, the Paying Agent, the Collateral Trustee and the Trustee shall be entitled to deal with Euroclear and Clearstream for all purposes of this Indenture (including the distribution of principal of and interest on the Series 2010-1 Notes and the giving of instructions or directions hereunder) as the sole holder of the Euroclear/Clearstream Global Notes, and shall have no obligation to the beneficial owners thereof;
          (iii) the rights of the beneficial owners of the Regulation S Global Notes shall be exercised only through Euroclear or Clearstream and shall be limited to those established by law and agreements between such beneficial owners, Euroclear, Clearstream and/or participants therein. Unless and until Definitive Notes are issued pursuant to Section 6.03, Euroclear and Clearstream will make book-entry transfers among each of its participants and receive and transmit distributions of principal of and interest on the Euroclear/Clearstream Global Notes to such participants; and
          (iv) whenever this Indenture requires or permits actions to be taken based upon instructions or directions of holders of Series 2010-1 Notes evidencing a specified percentage, Euroclear and/or Clearstream shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from participants owning or representing, respectively, such required percentage and has delivered such instructions to the applicable

Person required or permitted to take such action. The Note Registrar may set a record date for the purpose of determining the identity of holders of Euroclear/Clearstream Global Notes entitled to vote or to consent to any action by vote as provided in this Indenture.
     (b) With respect to the Holders of Regulation S Global Notes, whenever a notice or other communication to the Series 2010-1 Noteholders is required under this Indenture, unless and until Definitive Notes shall have been issued to beneficial owners pursuant to Section 6.03, the Collateral Trustee (individually or on behalf of the Trustee) shall give all such notices and communications specified herein to be given to Series 2010-1 Noteholders to Euroclear and Clearstream and shall have no further obligation to such Holders.
     (c) The Issuer, in the case of each Euroclear Security, shall cause (i) Euroclear to make appropriate entries on its books transferring each such Euroclear Security to the applicable depository’s client securities account at Euroclear (the “Euroclear Account”) and to send a confirmation to such depository that Euroclear is holding such Euroclear Security for the account of such depository, (ii) such depository to continuously credit by book-entry such Euroclear Security to the account of the applicable custodian for such account, and, if required by the UCC, to send a confirmation to such custiodian that such depository is holding such Euroclear Security for the account of such custodian, (iii) such custodian to continuously credit by book entry such Euroclear Security to the such account, and (iv) such Euroclear Security to be continuously registered to Euroclear.
     (d) The Issuer, in the case of each Clearstream Security, shall cause (i) Clearstream to make appropriate entries on its books transferring each such Clearstream Security to the applicable depository’s client securities account at Clearstream (the “Clearstream Account”) and to send a confirmation to such depository that Clearstream is holding such Clearstream Security for the account of such depository, (ii) such depository to continuously credit by book-entry such Clearstream Security to the account of the custodian for such account, and, if required by the UCC, to send a confirmation to such custodian that such depository is holding such Clearstream Security for the account of the such custodian, (iii) such Custodian to continuously credit by book entry such Clearstream Security to such account, and (iv) such Clearstream Security to be continuously registered to Clearstream.
ARTICLE VII
OTHER MATTERS RELATING TO THE ISSUER
     SECTION 7.01. Obligations Not Assignable. The obligations of the Issuer hereunder shall not be assignable nor shall any Person succeed to the obligations of the Issuer hereunder.
     SECTION 7.02. Limitations on Liability. None of the members, managers, officers, employees, agents, or holders of limited liability company interests of or in the Issuer, past, present or future, shall be under any liability to the Trustee, the Series 2010-1 Noteholders or any other Person for any action taken or for refraining from the taking of any action in such capacities or otherwise pursuant to this Agreement or for any obligation or covenant under this Agreement, it being understood that, with respect to the Issuer, this Agreement and the obligations created hereunder shall be, to the fullest extent permitted under applicable law, solely the limited liability company obligations of the Issuer. The Issuer and any member, manager, officer, employee, agent, or holder of a limited liability company interest of or in the Issuer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person (other than the Issuer or any Affiliate thereof) respecting any matters arising hereunder.
     SECTION 7.03. Indemnification by the Issuer. Without limiting any other rights which any of the Indemnified Parties may have hereunder or under applicable law, but without duplication, the Issuer hereby agrees to indemnify each of the Indemnified Parties from and against any and all damages, losses, claims, judgments, liabilities and related costs and expenses, including reasonable attorneys’ fees and disbursements, awarded against or incurred by any Indemnified Party (A) as are specified in Section 11.04(b) or in the Supplement, and subject to the limitations set forth herein and therein, or (B) relating to or resulting from or in connection with the transactions contemplated herein and the Operative Documents, including, without limitation, any of the following (all of the foregoing being called the “Issuer Indemnified Losses”), other than any such Issuer Indemnified Loss (x) constituting recourse for Receivables which are uncollectible for credit reasons or (y) which arise solely from the gross negligence or willful misconduct of the affected Indemnified Party:
          (i) the pledge by the Issuer to the Trustee of any Series Receivable which was not at the time of such transfer an Eligible Receivable;
          (ii) reliance on any representation or warranty made in writing by the Issuer or the Seller (or any of their respective officers) under or in connection with this Agreement, the Supplement, any “Issuer Transfer Report” (as defined in the Issuer Purchase Agreement) or any Monthly Report, or reliance on any other information or report delivered by the Issuer or by the Master Servicer with respect to the Issuer (to the extent based on information provided by the Issuer) pursuant hereto, which shall have been false, incorrect or materially misleading in any respect when made; it being agreed that the incorrectness of any such representation or warranty or the determination that any such representation or warranty was materially misleading, and the indemnification obligations of the Issuer pursuant to this clause (ii) resulting therefrom, shall in each case, be determined without giving effect to any limitation on the “knowledge,” “best of knowledge” or other similar limitation on the knowledge of the Issuer contained in any such representation or warranty;
          (iii) the failure by the Issuer to comply with (x) any term, provision or covenant contained in this Agreement, the Supplement, any of the other Operative Documents or any agreement executed in connection with any of the foregoing or (y) any applicable Requirements of Law with respect to any Receivable, the related Settlement Purchase Agreement, Annuity Purchase Agreement or the Related Property, or the nonconformity of any Series Receivable, the related Settlement Purchase Agreement, Annuity Purchase Agreement or the Related Property relating thereto with any such applicable Requirements of Law;
          (iv) the failure to vest and maintain vested in the Trustee, or to transfer to the Trustee, a first priority perfected ownership or security interest in, the Series Receivables and the associated Related Property, free and clear of any Lien (other than Permitted Liens);

          (v) the failure to file, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Series Receivables and the associated Related Security, whether at the time of the transfer thereof to the Issuer or otherwise;
          (vi) the failure by the Issuer to be duly qualified to do business, to be in good standing or to have filed appropriate fictitious or assumed name registration documents in any jurisdiction in which such failure has, or could be reasonably expected to have, a Material Adverse Effect;
          (vii) the failure of the Issuer to pay when due any sales taxes or other governmental fees or charges imposed in connection with the purchase of any Series Receivables by it pursuant to the Issuer Purchase Agreement;
          (viii) the failure of the Issuer or any of its agents, employees or representatives to remit any Collections or other amounts received by it in respect of the Series in accordance with the terms of this Agreement and the Supplement;
          (ix) any Issuer Indemnified Loss resulting from an assignment by a Claimant, the Seller or the Issuer of the rights to Scheduled Payments (or any portion thereof) under a Settlement Purchase Agreement in contravention of an anti-assignment provision in such Settlement Agreement or any federal or state statute, regulation or judicial precedent that prohibits the transfer of the rights to such Scheduled Payments (or any portion thereof) if such anti-assignment provision nullifies or otherwise invalidates the assignment; provided, however, that no amount shall be paid in satisfaction of such an Issuer Indemnified Loss until a court with appropriate jurisdiction has issued a final non-appealable order holding that such anti-assignment clause is valid;
          (x) any Issuer Indemnified Loss arising in connection with a Series Receivable, the underlying Settlement Agreement related to which was not the subject of a Qualified Assignment, to the extent such Issuer Indemnified Loss would not have been incurred had such Settlement Agreement been the subject of a Qualified Assignment (without regard to whether there may have been a different Annuity Provider had there been a Qualified Assignment and disregarding any rights against any Person which would have been an Assignee had there been a Qualified Assignment); and
          (xi) any Issuer Indemnified Loss of the Trustee or Collateral Trustee by reason of its participation in the transactions contemplated hereby, other than those arising from its own gross negligence or willful misconduct.
     Subject to Section 13.18, any Issuer Indemnified Losses payable by the Issuer under this Section 7.03 shall be paid by the Issuer to the requesting Indemnified Party within five (5) Business Days following such Indemnified Party’s written demand therefor, setting forth in reasonable detail the basis for such demand. The agreements of the Issuer contained in this Section 7.03 shall survive the Maturity Date of the Series and the termination of the Supplement. In addition, in no event shall Issuer Indemnified Losses include any consequential, special or punitive damages. The provisions of this Section 7.03 shall survive the termination of this Agreement.
     SECTION 7.04. Net Worth of the Issuer. From the Closing Date until the Maturity Date for the Series, the Issuer shall be solvent, maintain a net worth sufficient to carry on its business as then conducted and pay its debts as they generally become due.
     SECTION 7.05. Non-Payment of Settlement Receivables Due to Change in Law. Without limiting any other rights which the Trustee or any Series 2010-1 Noteholder or any Affiliate of any of the foregoing may have hereunder or under applicable Requirements of Law, but without duplication, if any payment on a Settlement Annuity Contract related to any Series Receivable for any Series is not made when due, and the applicable Settlement Annuity Provider shall identify any statute or regulation enacted or promulgated after the Closing Date as the sole reason for its refusal to make such payment, then, within ninety (90) days after learning of any such circumstance, the Issuer may, in its sole discretion, commence litigation, and diligently pursue such litigation in good faith, to require such payment.
ARTICLE VIII
OTHER MATTERS RELATING TO THE MASTER SERVICER
     SECTION 8.01. Liability of the Master Servicer. The Master Servicer shall be liable under this Agreement and the Supplement to the extent of the obligations and other duties agreed to or undertaken by it in its capacity as Master Servicer.
     SECTION 8.02. Merger or Consolidation of, or Assumption of the Obligations of, the Master Servicer. The Master Servicer shall not consolidate with or merge into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person unless:
     (a) (i) the Person formed by such consolidation or into which the Master Servicer is merged or the Person which acquires by conveyance or transfer the properties and assets of the Master Servicer substantially as an entirety shall be, if the Master Servicer is not the surviving entity, a corporation, limited partnership or limited liability company organized and existing under the laws of the United States of America or any State or the District of Columbia, and such entity shall have expressly assumed, by an agreement supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the performance of every covenant and obligation of the Master Servicer hereunder and the Supplement; (ii) if the Master Servicer is an Affiliated Entity, the surviving entity of such merger or conveyance or transfer of property and assets is a consolidated subsidiary of Imperial Holdings; (iii) the Master Servicer shall have delivered to the Trustee an Officer’s Certificate in form reasonably satisfactory to the Trustee stating that such consolidation, merger, conveyance or transfer complies with this Section 8.02 and that all conditions precedent herein provided for relating to such transaction have been complied with; and (iv) immediately prior to, and after giving effect to such transaction, no Event of Default, Potential Event of Default, Series Event of Default or Servicer Default exists or would exist; and
     (b) the corporation, limited partnership or limited liability company formed by such consolidation or into which the Master Servicer is merged or which acquires by conveyance or transfer the properties and assets of the Master Servicer substantially as an entirety shall have all licenses and approvals of Governmental Authorities required to service the Series Receivables for the Series 2010-1 Notes, except to the extent the failure to have any such license does not have, and could not reasonably be expected to have, a Material Adverse Effect.
     SECTION 8.03. Limitations on Liability. None of the members, managers, officers, directors, partners, employees, agents, shareholders, or holders of limited liability company interests, as applicable, of or in the Master Servicer, past, present or future, shall be under any liability to the Issuer, the Trustee, the Series 2010-1 Noteholders or any other Person for any action taken or for refraining from the taking of any action in such capacities or otherwise pursuant to this Agreement or for any obligation or covenant under this Agreement, it being understood that, with respect to the Master Servicer, this Agreement and the obligations created hereunder shall be, to the fullest extent permitted under applicable Requirements of Law, solely the corporate, partnership or limited liability company, as applicable, obligations of the Master Servicer. The Master Servicer and any member, manager, officer, director, partner, employee, agent, shareholder or holder of limited liability company interest of or in the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person (other than any Affiliate thereof) respecting any matters arising hereunder. The Master Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties as Master Servicer in accordance with this Agreement and which in its reasonable judgment may involve it in any material expense or liability.
     SECTION 8.04. Indemnification by Master Servicer. The Master Servicer, if an Affiliated Entity, shall indemnify and hold harmless each Indemnified Party from and against any and all claims, losses and liabilities (including reasonable attorneys’ fees and any claims, losses and liabilities in connection with the enforcement of any indemnity or other claims hereunder against the Master Servicer) (all of the foregoing being collectively referred to as the “Master Servicer Indemnified Losses”) suffered or sustained by reason of any breach by the Master Servicer of its representations and warranties or obligations under this Agreement or any other Operative Document, or the Supplement (it being agreed that the breach of any such representation or warranty by the Master Servicer (to the extent it is an Affiliated Entity), and the indemnification obligations of the Master Servicer (if an Affiliated Entity) resulting therefrom, shall in each case, be determined without giving effect to any limitation on the “knowledge,” “best of knowledge” or other similar limitation on the knowledge of the Master Servicer (if an Affiliated Entity) contained in any such representation or warranty). The foregoing, however, excludes, (a) Master Servicer Indemnified Losses to the extent resulting from willful misconduct, bad faith, gross negligence, the reckless disregard by such Indemnified Party of any of his, her or its obligations and duties, (b) recourse (except as otherwise specifically provided in this Agreement or the Supplement) for uncollectible Receivables or (c) any net income taxes or franchise taxes imposed with respect to net income (or any interest or penalties with respect thereto) incurred by such Indemnified Party arising out of or as a result of this Agreement, the Supplement or the interest conveyed hereunder or thereunder in Trust Assets or in respect of any Receivable or the Issuer Purchase Agreement. In addition, in no event shall “Master Servicer Indemnified Losses” include any consequential, special or punitive damages. Indemnification pursuant to this Section 8.04 shall not be payable from the Trust Assets. The agreement contained in this Section 8.04 shall survive the collection of all Receivables, the termination of this Agreement and the Supplement and the payment of all amounts otherwise due hereunder and under the Supplement.
     SECTION 8.05. Master Servicer Not to Resign. The Master Servicer shall not resign from the obligations and duties imposed on it hereby and under the Supplement except upon determination that (a) its performance of its duties hereunder and thereunder is no longer permissible under applicable Requirements of Law and (b) there is no reasonable action which such Master Servicer could take to make its performance of its duties hereunder permissible under applicable Requirements of Law. Any determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel who is not an employee of the Master Servicer or any Affiliate of the Master Servicer with respect to clause (a) above, delivered to, and in form reasonably satisfactory to, the Trustee. No resignation shall become effective until a Successor Servicer shall have assumed the responsibilities and obligations of the Master Servicer in accordance with Section 10.02 hereof.
     SECTION 8.06. Examination of Records. The Master Servicer shall not indicate in its records that the Issuer has granted to the Trustee, for the benefit of the Series 2010-1 Noteholders of the Series secured thereby, a security interest in the Series Receivables and other Series Trust Assets, for which it acts in such capacity pursuant to this Agreement and the Supplement.
     SECTION 8.07 Miscellaneous. Notwithstanding anything contained herein to the contrary:
     (a) Master Servicer shall not be responsible for any failure to perform any of its obligations hereunder (not will it be responsible for any unavailability of funds credited to any account) if such performance is prevented, hindered or delayed by a Force Majeure Event;
     (b) Master Servicer shall have no responsibility or liability for investment losses on Eligible Investments;
     (c) Master Servicer shall not be required to monitor the performance of any party to this Agreement or the other Operative Documents, including, without limitation, the Back-Up Servicer or act as a guarantor of the Back-Up Servicer’s performance.
ARTICLE IX
EVENTS OF DEFAULT
     SECTION 9.01. Events of Default. If any one of the following events shall occur:
     (a) (i) an Insolvency Event shall occur with respect to the Issuer (such event, with respect to any such entity, a “Specified Insolvency Default”); or (ii) an Insolvency Event shall occur with respect to the Seller; or
     (b) any Master Servicer (if an Affiliated Entity), the Seller or the Issuer shall become, or be controlled by, an entity that is subject to the registration requirements of the Investment Company Act; or

     (c) the Issuer shall become an association taxable as a corporation for federal income tax purposes or shall become a publicly traded partnership within the meaning of Section 7704 of the Code; or
     (d) any Series Event of Default set forth in the Supplement;
     then, subject to applicable Requirements of Law, in the case of any event described in clauses (a), (b) or (c), an Event of Default shall occur with respect to the Series without any notice or other action on the part of the Trustee or the Control Party immediately upon the occurrence of such event, and, in the case of any Series Event of Default, the Supplement shall set forth provisions which shall determine whether such Series Event of Default shall constitute an Event of Default for the Series and, if so, such Series Event of Default shall give rise to an Event of Default for the Series.
     The Collateral Trustee, upon the actual receipt of written notice by any of its Responsible Officers of the occurrence of any event described in clauses (a), (b) or (c) or of any Series Event of Default, shall promptly notify the Trustee. The Trustee, upon the actual receipt of written notice by any of its Responsible Officers of the occurrence of any such event, shall promptly (if such notice is received from a Person other than the Collateral Trustee) notify the Collateral Trustee and the Control Party of such occurrence.
     SECTION 9.02. Additional Rights Upon the Occurrence of any Event of Default. Upon the occurrence and during the continuance of any Event of Default, in addition to all other rights and remedies under this Agreement, the Supplement or otherwise and all other rights and remedies provided under the UCC of all applicable jurisdictions and other applicable Requirements of Law (which rights shall be cumulative):
     (a) The Trustee may, and shall upon the direction of the Control Party, in the case of an Event of Default described in Section 9.01(a), (b), (c) or (d), exercise any and all rights and remedies of the Issuer under or in connection with the Issuer Purchase Agreement, including, without limitation, any and all rights of the Issuer to demand or otherwise require payment of any amount under, or performance of any provision of, the Issuer Purchase Agreement or, to the extent assigned to it under the Issuer Purchase Agreement, any other Operative Document.
     (b) (i) Upon the occurrence and continuation of a Specified Insolvency Default, all amounts owing under the Series 2010-1 Notes shall automatically become due and payable without any action or notice on the part of the Series 2010-1 Noteholders, the Control Party or the Trustee. Upon the occurrence and continuation of any Event of Default other than a Specified Insolvency Default, the Trustee in its discretion may, or if so requested in writing by the Control Party, shall, declare all principal and interest and other amounts owing under the Series 2010-1 Notes to be immediately due and payable.
          (ii) Upon the occurrence and continuation of any Event of Default, the Trustee may sell or otherwise liquidate the related Series Trust Assets, in whole or in part, on any date or dates following such Event of Default; provided, however, that the Trustee may not sell or otherwise liquidate any Series Trust Assets following an Event of Default unless:

     (A) such Event of Default is a Specified Payment Default and the Control Party has consented to such sale or liquidation; or
     (B) such Event of Default is a Specified Insolvency Default; or
     (C) Holders of seventy-five percent (75%) of the Aggregate Principal Balance of the Series 2010-1 Notes (exclusive of any Series 2010-1 Notes held by an Affiliated Entity) consent thereto; or
     (D) the proceeds of such sale or liquidation distributable to the Holders of the Series 2010-1 Notes will be sufficient to discharge in full all amounts of interest and principal then due and unpaid to such Series 2010-1 Noteholders; or
     (E) (x) the Trustee determines that such Series Trust Assets will not continue to provide sufficient funds for the payment of principal of and interest on the Series 2010-1 Notes as they would have become due if such Series 2010-1 Notes had not been accelerated, (y) the Trustee provides notice to each Series 2010-1 Noteholder and (z) the Majority Series 2010-1 Noteholders consent thereto.
     At any time after the Trustee is directed by the Control Party to sell or otherwise liquidate the applicable Series Trust Assets pursuant to this Section 9.02(b)(ii) following an Event of Default, the Trustee may or, at the written direction of the Control Party, shall, make the determination described in clause of this Section 9.02(b)(ii)(E)(x); provided, that in no event shall any such written direction be made more than one time during any ninety (90) day period, and the Trustee shall have no obligation, liability or duty to act in connection with any additional written directions made during such ninety (90) day period.
     In determining the sufficiency or insufficiency with respect to clauses (ii)(D) or (ii)(E)(x) of this Section 9.02(b), the Trustee may, but need not, obtain and rely (and shall be fully protected in relying) upon an opinion of an independent investment banking or independent accounting firm of national reputation. The Issuer shall be obligated to reimburse the Trustee for any costs or expenses incurred by the Trustee in connection with such opinion pursuant to Section 11.04.
     (c) The Trustee shall have any other additional rights with respect to the Series and/or Series Trust Assets as shall be set forth in the Supplement.
     SECTION 9.03. Certain Specific Rights Upon the Occurrence of an Insolvency Event. If an Insolvency Event with respect to the Issuer occurs, all rights hereunder or under the Supplement to transfer, substitute or exchange any Receivables included in the Trust Assets shall cease, and the Issuer shall promptly give notice of such event to the Trustee and the Collateral Trustee, and the Collateral Trustee shall promptly forward such notice to the Series 2010-1 Noteholders and the Master Servicer.

ARTICLE X
SERVICER DEFAULTS
     SECTION 10.01. Servicer Defaults. Upon the occurrence of a Servicer Default, and for so long as such Servicer Default shall not have been remedied or waived, the Trustee, at the direction of the Control Party, by notice then given in writing to the Master Servicer (such notice being a “Termination Notice”), shall terminate all of the rights and obligations of the Master Servicer as servicer under this Agreement and the Supplement with respect to which such notice was so given. The Trustee shall not be deemed to have knowledge of a Servicer Default with respect to any Series until a Responsible Officer has received written notice thereof.
     After receipt by the Master Servicer of a Termination Notice, and on the date that a Successor Servicer shall have been appointed by the Trustee pursuant to Section 10.02, all authority and power of the Master Servicer under this Agreement and the Supplement shall pass to and be vested in such Successor Servicer (a “Service Transfer”); and, without limitation, the Trustee is hereby authorized, empowered and instructed (upon the failure of the Master Servicer to cooperate), at the direction of the Control Party, to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, all documents and other instruments upon the failure of the Master Servicer to execute or deliver such documents or instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such Service Transfer. The Master Servicer hereby agrees to cooperate, at its expense, with the Trustee, such Successor Servicer and any designated subcontractor of such Successor Servicer in (i) effecting the termination of the responsibilities and rights of the Master Servicer to conduct servicing hereunder and under the Supplement, including, without limitation, the transfer to such Successor Servicer or such subcontractor of all authority of the Master Servicer to service the Receivables as provided under this Agreement and the Supplement, including all authority over all Collections which shall on the date of such Service Transfer be held by the Master Servicer for deposit to any Settlement Lock-Box Account, the Master Collection Account, the Series Collection Account, the Series Payment Account, the Series Reserve Account, the Trustee’s Account or the Issuer’s Account, for payment to any Claimant in respect of any Split Payment, or which have been deposited by the Master Servicer to any Settlement Lock-Box Account, the Master Collection Account, the Series Collection Account, the Series Payment Account, the Series Reserve Account or any other account, or which shall thereafter be received with respect to the Receivables, and (ii) assisting the Successor Servicer and any designated subcontractor of such Successor Servicer. The Master Servicer shall, at its expense, as soon as practicable, and in any event within three Business Days of such Service Transfer, (A) assemble such documents, instruments and other records (including computer tapes and disks), which evidence the affected Series Receivables and the other Series Trust Assets, and which are necessary or desirable to collect the affected Series Receivables, and shall make the same available to the Successor Servicer or the Trustee or its designee at a place selected by the Successor Servicer or the Trustee or its designee and in such form as the Successor Servicer or the Trustee or its designee may reasonably request, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections of Receivables and Split Payments in a manner acceptable to the Successor Servicer and the Trustee, and, promptly upon receipt, remit all such cash, checks and instruments to the Successor Servicer or the Trustee or its designee.

     SECTION 10.02. Appointment of Successor.
     (a) On and after the receipt by the Master Servicer of a Termination Notice pursuant to Section 10.01 or upon a resignation by the Master Servicer pursuant to Section 8.05, the Master Servicer shall continue to perform all servicing functions under this Agreement and the Supplement, until (i) in the case of any such receipt, the date specified in such Termination Notice or otherwise specified by the Trustee, at the direction of the Control Party, in writing or, if no such date is specified in such Termination Notice or otherwise specified by the Trustee, until a date mutually agreed upon by the Master Servicer and the Trustee, at the direction of the Control Party, and (ii) in the case of any such resignation, until a Successor Servicer shall have assumed the responsibilities and obligations of the Master Servicer pursuant to this Section 10.02. The Trustee, at the direction of the Control Party, shall as promptly as possible after the giving of a Termination Notice or such a resignation appoint an Eligible Master Servicer in accordance with Section 10.02(c) as a successor servicer (the “Successor Servicer”), and such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Trustee.
     (b) Upon its appointment, the Successor Servicer shall be the successor in all respects to the terminated or resigning Master Servicer with respect to servicing functions for the Series formerly serviced by such terminated or resigning Master Servicer under this Agreement and the Supplement and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof and thereof accruing from and after the effective date of such appointment. From and after such appointment, all references in this Agreement and the Supplement to the Master Servicer shall be deemed to refer to such Successor Servicer (except for references to a resigning Master Servicer in Section 10.02(a) and elsewhere as the context plainly otherwise requires).
     (c) In connection with any Termination Notice or resignation by the Master Servicer, the Trustee shall, at the direction of the Control Party, review any bids which it obtains from Eligible Master Servicers and appoint an Eligible Master Servicer submitting such a bid as Successor Servicer for servicing compensation not in excess of the Master Servicing Fee initially payable to PFSC as Master Servicer, it being understood and agreed that the Trustee, at the direction of the Control Party, shall be permitted to appoint an Eligible Master Servicer reasonably acceptable to the Issuer submitting the lowest bid as among all such acceptable Eligible Master Servicers (such bid not to exceed one hundred twenty percent (120%) of such Eligible Master Servicer’s actual reasonable out-of-pocket costs and expenses). Notwithstanding anything else herein to the contrary, in no event shall the Trustee be liable for any servicing fee or for any differential in the amount of the servicing fee paid hereunder and the amount necessary to induce any Successor Servicer to act as successor Master Servicer under this Agreement and the transactions set forth or provided for herein. No Successor Servicer shall have any liabilities for the acts, omissions, representations or warranties of any predecessor Servicer.
     (d) Upon the appointment of any Successor Servicer with respect to the Series pursuant to Section 10.02(a), such Successor Servicer will, within ninety (90) days after such appointment, (i) assume in writing (delivered to each of the Trustee and the Back-up Servicer) the rights and obligations of PFSC, if any, with respect to the Series under the Back-up Servicing

Agreement or (ii) in the event it is unable to successfully negotiate the terms of such assumption after exercising commercially reasonably efforts to do so, appoint a replacement Back-up Servicer (which successor Back-up Servicer must be consented to by the Control Party) that assumes the duties of the Back-up Servicer under the Back-up Servicing Agreement.
     (e) All authority and power granted to any Successor Servicer under this Agreement shall automatically terminate upon the earliest of (x) the satisfaction and discharge of this Indenture and (y) the payment in full in cash of all amounts owing to any Persons (other than the Affiliated Entities) hereunder and under the Supplement, and shall pass to and be vested in the Issuer (or its designee) (subject to the proviso to Section 12.01) and, without limitation, the Issuer is hereby authorized and empowered to execute and deliver, on behalf of such Successor Servicer, as attorney-in-fact or otherwise, all documents and other instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights. Each Successor Servicer agrees to cooperate with the Issuer (or its designee) in effecting the termination of the responsibilities and rights of such Successor Servicer to conduct servicing of the Receivables. Each Successor Servicer shall transfer its electronic records relating to such Series Receivables (and any such electronic records held by any agent thereof) to the Issuer (or its designee) in such electronic form as the Issuer (or its designee) may reasonably request and such Successor Servicer (and any agent thereof) shall transfer all other records, correspondence and documents to the Issuer (or its designee) in the manner and at such times as the Issuer (or its designee) shall reasonably request.
     (f) The Control Party may waive any Servicer Default by the Master Servicer; provided, however, that any Servicer Default resulting from failure to make a payment or deposit hereunder shall not be waived. Upon any such waiver of a Servicer Default, such Servicer Default shall cease to exist and any Servicer Default arising therefrom shall be deemed to be remedied hereunder. No such waiver shall extend to any subsequent or other Servicer Default or impair any other right consequent thereto.
     SECTION 10.03. Notification to Series 2010-1 Noteholders. Promptly and in any event within one Business Day after the Issuer or the Master Servicer becomes aware of any Servicer Default with respect to the Master Servicer, the Issuer or the Master Servicer, as applicable, shall give written notice thereof to a Responsible Officer of each of the Collateral Trustee, the Trustee and the Series 2010-1 Noteholders. Upon any termination or appointment of a Successor Servicer pursuant to this Article X, the Trustee shall give prompt notice thereof to the Collateral Trustee, and the Collateral Trustee shall give prompt written notice thereof to the Issuer and the Series 2010-1 Noteholders.
ARTICLE XI
THE TRUSTEE
     SECTION 11.01. Duties of Trustee.
     (a) The Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and each other Operative Document to which it is a party, and no implied duties shall be read against the Trustee. Without limiting the foregoing, following the occurrence of an Event of Default, the Trustee shall exercise the rights and powers vested in the Trustee by this Agreement and the Supplement and use the same degree of care and skill in the exercise of such rights and powers as is set forth herein, except to the extent that such standard of care requires the exercise of greater care and skill than a prudent man would exercise or use under the circumstances in the conduct of his own affairs.
     Other than as provided herein or in any other Operative Document, neither the Trustee nor any of its directors, officers, agents or employees shall be liable for any action or omission to act hereunder or under any other Operative Document except for its or their own negligence or lack of good faith or willful misconduct. Anything in this Agreement to the contrary notwithstanding, in no event shall the Trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage.
     (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement or any other Operative Document, shall examine them to determine whether they substantially conform on their face to the requirements of this Agreement or such other Operative Document (without any duty of inquiry or investigation as to the facts stated therein). The Trustee shall give prompt written notice to the Series 2010-1 Noteholders of any lack of conformity discovered by the Trustee of any such instrument to the applicable requirements of this Agreement or such other Operative Document.
     (c) Subject to Section 11.01(a), no provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:
          (i) the Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;
          (ii) the Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Control Party (to the extent the Trustee is authorized or directed to rely on the directions of any such constituency) relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement or any other Operative Document; and
          (iii) the Trustee shall not be charged with knowledge of any Event of Default, any Series Event of Default or any Servicer Default unless in any case a Responsible Officer of the Trustee obtains actual knowledge of such failure or a Responsible Officer of the Trustee receives written notice of such failure.
     (d) The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or under any other Operative Document or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds and/or adequate indemnity (and, to the extent requested by the Trustee, advancement of funds) against such risk or liability is not assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any obligations of the Master Servicer under this Agreement or the Supplement.
     (e) Except for actions expressly authorized by this Agreement or the Supplement, the Trustee shall take no action reasonably likely to impair the interests of the Trustee or the Series 2010-1 Noteholders in any Trust Asset now existing or hereafter created or the value of any Trust Asset now existing or hereafter created.
     (f) Except as expressly provided in this Agreement or the Supplement, the Trustee shall have no right (i) to release its lien (for the benefit of the Series 2010-1 Noteholders) on any Series Trust Assets, (ii) to accept any substitute obligation for any Series Trust Asset, (iii) to add any other investment, obligation or security for the benefit of any Series, or (iv) to withdraw any Series Trust Asset.
     (g) The Trustee shall have no responsibility or liability for investment losses on Eligible Investments.
     (h) The Trustee shall have no obligation to invest or reinvest any cash held in the Series Collection Account, the Series Reserve Account or any other account established pursuant to the Supplement.
     (i) The Trustee hereby agrees to comply with the written instructions of the Control Party in the exercise of the Trustee’s rights and obligations under the Back-up Servicing Agreement, including, without limitation, any decision to (i) waive any “Back-up Servicer Default” or other default by the Back-up Servicer thereunder or to terminate the Back-up Servicing Agreement upon any such occurrence, (ii) request the delivery of any Settlement Package to the Trustee (copies of which documents shall, at the request of the Control Party, be delivered by the Trustee to the Control Party) or (iii) request access to the facilities and record-keeping systems of the Back-up Servicer in order to perform an audit of the Back-up Servicer (which audit shall be conducted by the employees or agents of the Control Party); provided, that the Trustee may in its own discretion seek reimbursement under the Back-up Servicing Agreement for any indemnities or expenses owed to the Trustee pursuant to the terms thereof.
     (j) The Trustee is hereby authorized and empowered, without the need for further action on the part of any Person, to execute, deliver and perform its obligations under the Operative Documents to which it is or will become a party.
     SECTION 11.02. Certain Matters Affecting the Trustee. Except as otherwise provided in Section 11.01:
     (a) the Trustee may rely on and shall be protected in acting on, or in refraining from acting in accord with, any resolution, Officer’s Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented to it pursuant to this Agreement or any other Operative Document by the proper party or parties; provided, however, that the Trustee may not so rely and shall not be so protected in the event that it has been negligent in ignoring relevant facts of which it has actual knowledge or in ascertaining the relevant facts pursuant to Section 11.02(d);
     (b) the Trustee may consult with counsel and any advice or opinion of counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder or under any other Operative Document in good faith and in accordance with such advice or opinion of counsel;
     (c) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement or any other Operative Document, or to institute, conduct or defend any litigation hereunder or thereunder or in relation hereto or thereto, at the request, order or direction of any of the Series 2010-1 Noteholders (or any constituent portion thereof authorized to give any such directions to the Trustee), pursuant to the provisions of this Agreement or any other Operative Document, unless such Series 2010-1 Noteholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby;
     (d) the Trustee shall not be bound to make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, approval, bond or other paper or document presented to it pursuant to this Agreement or any other Operative Document, unless requested in writing to do so by the Control Party, and any such investigation required or permitted to be made by the Trustee shall be limited to the Trustee’s receipt of an Officer’s Certificate or Opinion of Counsel with respect to such investigation;
     (e) the Trustee may execute any of its powers or perform any of its duties hereunder or under any other Operative Document either directly or by or through agents, attorneys, nominees or custodians, and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent (including, without limitation, the Master Servicer, the Back-up Servicer or any Successor Servicer), attorney, nominee or custodian appointed with due care by it; provided, however, that the Trustee may not, without the written consent of the Control Party, appoint or subcontract with any Person that is an Affiliate of any other party hereto for any such purpose;
     (f) except as may be required by Section 11.01(b), the Trustee shall not be required to make any initial or periodic examination of any documents or records related to the Receivables or the Issuer for the purpose of establishing the presence or absence of defects, the compliance by the Issuer with its representations and warranties or for any other purpose;
     (g) nothing in this Agreement shall be construed to require the Trustee to monitor the performance of any other party hereto or to the Back-up Servicing Agreement, including without limitation, the Master Servicer and the Back-up Servicer or act as a guarantor of the Master Servicer’s or the Back-up Servicer’s performance;
     (h) the Trustee in its individual capacity or otherwise may engage in any business, lending or other transactions or activities in the ordinary course of its business with any of the Affiliated Entities, and shall be entitled to exercise all of its rights, powers and remedies in connection therewith to the same extent as if the Trustee were not acting as the Trustee hereunder and without any duty to account to the Series 2010-1 Noteholders therefor;
     (i) any reference in this Agreement or the Supplement to the knowledge of the Trustee with regard to any matter shall be construed to mean the actual knowledge of any Responsible Officer of the Trustee’s corporate trust department with respect to such matter;
     (j) in the event that any information transmitted electronically, including without limitation, through the use of electronic mail or internet or intranet web sites, by the Trustee pursuant to this Agreement, is untimely, inaccurate or incomplete, to the extent that such untimeliness, inaccuracy or incompleteness results from systems, software or hardware that are not owned, leased by or licensed to the Trustee, the parties hereto acknowledge and agree that the Trustee shall have no liability hereunder in connection with such information transmitted electronically. The parties hereto further acknowledge that any systems, software or hardware utilized in posting or retrieving any such information is utilized on an “as is” basis without representation or warranty as to the intended uses of such systems, software or hardware; and
     (k) the Trustee will not be responsible for any failure to perform any of its obligations hereunder or under any other Operative Document (nor will it be responsible for any unavailability of funds credited to any account) if such performance is prevented, hindered or delayed by a Force Majeure Event.
     SECTION 11.03. Trustee Not Liable for Recitals in Series 2010-1 Notes. The Trustee assumes no responsibility for the correctness of the recitals contained herein, in the Supplement and/or in the Series 2010-1 Notes (other than the certificate of authentication on the Series 2010-1 Notes executed by it). Except as set forth in Section 11.14, the Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Series 2010-1 Notes (other than the certificate of authentication on the Series 2010-1 Notes) or of any Receivable or related document. The Trustee shall not be accountable for the use or application by the Issuer of any of the Series 2010-1 Notes, or for the use or application of any proceeds of the Series 2010-1 Notes paid to the Issuer in respect of the Series 2010-1 Notes, the Receivables deposited in or withdrawn from any Settlement Lock-Box Account, the Master Collection Account, the Series Collection Account, the Series Payment Account, the Series Reserve Account, the Issuer’s Account, the Trustee’s Account or any other account hereafter established to effectuate the transactions contemplated by and in accordance with the terms of this Agreement and the Supplement. Without limiting the generality of the foregoing, the Trustee shall have no responsibility or liability for the content or adequacy of any private placement memorandum or any other offering document.
     SECTION 11.04. Compensation; Trustee’s Expenses; Indemnification.
     (a) As full compensation for its services hereunder with respect to any Series, the Trustee shall be entitled to receive, solely out of Collections of Trust Assets and, to the extent provided in the Supplement, and subject to the priority of payments set forth in the Supplement, the Trustee Fee.

     (b) Expenses; Indemnification. The Issuer will pay or reimburse the Trustee upon its request for, and will, within thirty (30) days of demand and submission of evidence of such expenses or other liabilities, indemnify and hold the Trustee and its officers, directors, employees and agents harmless against, all reasonable out-of-pocket expenses (including fees and expenses of legal counsel), disbursements, costs, demands, claims, and liabilities incurred or made by (including in connection with the enforcement of any indemnity or other claims against the Issuer) or against the Trustee in respect of the Series in accordance with any of the provisions of this Agreement or any other Operative Document or in connection with any amendment hereto or thereto or by reason of its participation in the transactions contemplated hereby or thereby (including, in all such cases, the reasonable fees and expenses of its agents, any co-Trustee and counsel), except any such expense, disbursement or liability as may arise from the Trustee’s own gross negligence, willful misconduct or bad faith and except as provided in the following sentence. The terms of this Section 11.04 shall survive the termination of this Agreement or the earlier resignation or removal of the Trustee. If the Trustee is named as a defendant in any litigation or other proceedings in respect of which the Issuer would have indemnification obligations hereunder, the Trustee shall promptly notify the Issuer of the same and afford it (and the Master Servicer on its behalf) an opportunity to participate in, and (at their expense) direct the conduct of, any such proceedings. No settlement of any such proceedings shall be agreed by the Trustee without the consent (which shall not be unreasonably withheld) of the Issuer.
     SECTION 11.05. Eligibility Requirements for Trustee. The Trustee hereunder shall at all times be an Eligible Institution. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then, for the purpose of this Section 11.05, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be an Eligible Institution in accordance with the provisions of this Section 11.05, the Trustee shall resign immediately in the manner and with the effect specified in Section 11.06.
     SECTION 11.06. Resignation or Removal of Trustee.
     (a) The Trustee may at any time resign and be discharged from the trust hereby created by giving prior written notice thereof to the Issuer, the Series 2010-1 Noteholders, the Master Servicer and the Collateral Trustee. Upon receiving such notice of resignation, the Issuer shall promptly appoint a successor trustee acceptable to the Control Party by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within thirty (30) days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.
     (b) If at any time the Trustee shall cease to be an Eligible Institution in accordance with Section 11.05 hereof and shall fail to resign after written request therefor by the Master Servicer, the Issuer or the Control Party, or if at any time the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or if a receiver or a trustee for it or for its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the

Issuer shall remove the Trustee and promptly appoint a successor trustee acceptable to the Control Party by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.
     (c) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 11.06 shall not become effective until acceptance of appointment by the successor trustee as provided in Section 11.07 hereof.
     SECTION 11.07. Successor Trustee.
     (a) Any successor trustee appointed as provided in Section 11.06 shall execute, acknowledge and deliver to the Issuer, to the Master Servicer and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein. The predecessor Trustee shall deliver to the successor trustee all documents or copies thereof and statements held by it hereunder; and the Issuer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.
     (b) No successor trustee shall accept appointment as provided in this Section 11.07 unless at the time of such acceptance such successor trustee shall be an Eligible Institution in accordance with Section 11.05 hereof.
     (c) Upon acceptance of appointment by a successor trustee as provided in this Section 11.07, such successor trustee shall mail notice of such succession hereunder to the Collateral Trustee and all Series 2010-1 Noteholders.
     SECTION 11.08. Merger or Consolidation of Trustee. Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such Person shall be an Eligible Institution in accordance with Section 11.05, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.
     SECTION 11.09. Appointment of Co-Trustee or Separate Trustee.
     (a) Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Assets may at the time be located, the Trustee shall have the power and may execute and deliver all instruments to appoint one or more persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust Assets, and to vest in such Person or Persons, in such capacity and for the benefit of the Series 2010-1 Noteholders, such title to the Trust Assets, or any part thereof, and, subject to the other provisions of this Section 11.09, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 11.05 and no notice to Series 2010-1 Noteholders of the appointment of any co-trustee or separate trustee shall be required under Section 11.07 hereof.
     (b) Every separate trustee and co-trustee shall, to the extent permitted by law be appointed and act subject to the following provisions and conditions:
          (i) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee; and
          (ii) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.
     (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article XI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Master Servicer.
     (d) Any separate trustee or co-trustee may at any time constitute the Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.
     SECTION 11.10. Trustee May Enforce Claims Without Possession of Series 2010-1 Notes. All rights of action and claims under this Agreement or the Series 2010-1 Notes may be prosecuted and enforced by the Trustee without the possession of any of the Series 2010-1 Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as Trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the affected Series 2010-1 Noteholders, in respect of which such judgment has been obtained.

     SECTION 11.11. Suits for Enforcement.
     (a) If a Servicer Default shall occur and be continuing, the Trustee shall, at the direction of the Control Party, or may, in its discretion, in either case subject to the provisions of Sections 11.01 and 11.12, proceed to protect and enforce its rights and the rights of the Series 2010-1 Noteholders under this Agreement and the Supplement by suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or the Supplement or in aid of the execution of any power granted in this Agreement or the Supplement or for the enforcement of any other legal, equitable or other remedy as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Trustee or such Series 2010-1 Noteholders.
     (b) Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Series 2010-1 Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Series 2010-1 Notes or the rights of any Series 2010-1 Noteholder, or to authorize the Trustee to vote in respect of the claim of any Series 2010-1 Noteholder in any such proceeding.
     SECTION 11.12. Rights of Series 2010-1 Noteholders to Direct Trustee. The Trustee will perform its duties as Trustee hereunder and under each other Operative Document to which it is a party (including, without limitation, the exercise of any trust, power or remedy conferred on or available to the Trustee hereunder and under the Supplement) at the direction of the Control Party; provided, however, that if any provision of this Agreement or the Supplement imposes a duty on the Trustee and requires the approval or other action of Series 2010-1 Noteholders holding a specified percentage of the Aggregate Principal Balance of the Series 2010-1 Notes, then the Trustee shall perform such duty with respect to the Series only at the direction of the same percentage of Series 2010-1 Noteholders as is specified in such provision; provided further, however, that subject to Section 11.01, the Trustee shall have the right to decline to follow any such direction if the Trustee after being advised by counsel determines that the action so directed may not lawfully be taken, or if the Trustee in good faith shall, by a Responsible Officer or Responsible Officers of the Trustee, determine that the proceedings so directed would be illegal or be unduly prejudicial to the rights of the Series 2010-1 Noteholders not parties to such direction; and, provided, further, that nothing in this Agreement shall impair the right of the Trustee to take any action deemed proper by the Trustee and which is not inconsistent with such direction of any such constituency of Series 2010-1 Noteholders.
     SECTION 11.13. Representations and Warranties of Trustee. The Trustee represents and warrants as of the Closing Date that:
     (a) the Trustee is duly organized and validly existing as a banking corporation under the laws of Delaware;
     (b) the Trustee has full power, authority and right to execute, deliver and perform this Agreement, and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement and each other Operative Document to which it is a party; and

     (c) each of this Agreement and each other Operative Document to which it is a party has been duly executed and delivered by the Trustee and constitutes a legal, valid and binding obligation of the Trustee enforceable against it in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally, and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).
     SECTION 11.14. Maintenance of Office or Agency. The Trustee will maintain at its expense in Wilmington, Delaware, an office or agency where notices and demands to or upon the Trustee in respect of the Series 2010-1 Notes and this Agreement may be served. The Trustee initially designates its office located at Rodney Square North, 1100 N. Market Street, Wilmington, Delaware 19890, Attention: Corporate Capital Markets, as such office. The Trustee will give prompt written notice to the Collateral Trustee, the Master Servicer and to all Series 2010-1 Noteholders of any change in the location of such office.
     SECTION 11.15. Trustee May Own Series 2010-1 Notes. The Trustee in its individual or any other capacity may become the Holder or beneficial owner of any Series 2010-1 Note with the same rights as it would have if it were not the Trustee hereunder; provided, however, that, in addition to any other limitations specified in the Supplement with respect to the Series 2010-1 Notes, the Trustee agrees that it will not in its individual capacity become the Holder or beneficial owner of more than 33 1/3% of the Aggregate Principal Balance of the Series 2010-1 Notes.
     SECTION 11.16 Rights of Trustee in Capacity of Paying Agent, Securities Intermediary, Note Registrar or Transfer Agent. In the event that the Trustee is also acting in the capacity of Paying Agent, Securities Intermediary, Note Registrar or Transfer Agent hereunder, the rights, protections, immunities or indemnities afforded to the Trustee pursuant to this Indenture shall also be afforded to the Trustee in its capacity as Paying Agent, Securities Intermediary, Note Registrar or Transfer Agent, to the extent not inconsistent with Section 4.03 of this Indenture, Article 8 of the UCC and federal regulations.
ARTICLE XII
SATISFACTION AND DISCHARGE
     SECTION 12.01. Satisfaction and Discharge of the Indenture. The Indenture and the respective obligations and responsibilities of the Issuer, the Collateral Trustee, the Master Servicer and the Trustee created hereby (other than the obligation of the Trustee to make payments to Series 2010-1 Noteholders as hereinafter set forth) shall terminate, except with respect to the duties described in Sections 7.03, 8.04, 11.04, 12.02(b), 13.06(a), 13.10 and 13.13 upon the earlier to occur of (i) at the option of the Issuer exercisable by an Order to the Trustee to such effect, any day following the Maturity Date of the Series 2010-1 Notes, and (ii) such earlier time as all outstanding Series 2010-1 Notes theretofore authenticated and issued hereunder have been delivered (other than any Series 2010-1 Notes which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 6.02) to the Trustee for cancellation and the Issuer shall have paid all sums required to be paid hereunder and under the Series 2010-1 Notes; provided, however, that if, at any time after the payment that would have otherwise resulted in the satisfaction and discharge of this Indenture and such obligations, such payment is rescinded or must otherwise be returned for any reason, effective upon such rescission or return such satisfaction and discharge of this Indenture and such obligations shall automatically be deemed never to have occurred and the Indenture and such obligations shall be deemed to be in full force and effect.
     SECTION 12.02. Final Distribution.
     (a) The Issuer shall give the Trustee, the Collateral Trustee and each Series 2010-1 Noteholder at least twenty days’ prior written notice of the date on which (i) the Indenture is expected to be satisfied and discharged in accordance with Section 12.01 and (ii) the final payment on the Series 2010-1 Notes will be made. Not later than five Business Days after the Collateral Trustee shall receive such notice, the Collateral Trustee shall mail notice to the Series 2010-1 Noteholders specifying (w) the date upon which such final payment will be made, (x) the amount of any such final payment, (y) if applicable, that the Payment Date otherwise applicable to such final payment is not applicable and (z) that following such payment, all outstanding Series 2010-1 Notes shall be deemed canceled. The Collateral Trustee shall give such notice to the Note Registrar and Transfer Agent and the Paying Agent at the time such notice is given to the Series 2010-1 Noteholders. Each Series 2010-1 Noteholder shall cause the redelivery of its Series 2010-1 Note to the Trustee prior to receipt of the final distribution and on or prior to the date on which the Indenture is satisfied and discharged. Each such Series 2010-1 Note shall be delivered to the Trustee marked “cancelled” or “paid in full.” In the event any such Series 2010-1 Note is lost or otherwise unavailable, the holder of such Series 2010-1 Note may deliver a lost note affidavit to the Trustee in lieu of such Series 2010-1 Note.
     (b) Notwithstanding the Issuer’s delivery to the Collateral Trustee, or the Collateral Trustee’s delivery to the Series 2010-1 Noteholders, of the notices required under Section 12.02(a), all funds then on deposit in the Series Collection Account, the Series Payment Account, the Series Reserve Account or the Trustee’s Account shall continue to be held in trust for the benefit of the applicable Series 2010-1 Noteholders, and the Paying Agent, the Collateral Trustee or the Trustee shall pay such funds to such Series 2010-1 Noteholders and to all other applicable parties on the date specified in such notice, subject to the priorities set forth in the Supplement (as if such distribution occurred on an applicable Payment Date).
     SECTION 12.03. Release of Liens. Upon irrevocable payment of all amounts due under the Series 2010-1 Notes and all unpaid fees and expenses of the parties hereto and any other secured party designated in the Supplement, the Trustee, at the written request of the Issuer, shall release (and shall, at the expense of the Issuer, execute and deliver to the Issuer all necessary UCC releases and other releases in respect thereof) the Series Trust Assets securing the Series 2010-1 Notes from the lien of the Trustee effected pursuant to the Granting Clause hereof and pursuant to the Supplement.

ARTICLE XIII
MISCELLANEOUS PROVISIONS
     SECTION 13.01. Amendment; Waiver of Default Events.
     (a) Supplements and Amendments to Indenture Without Consent of Series 2010-1 Noteholders. This Agreement and the Supplement may be amended from time to time by the Master Servicer (to the extent such consent is required in accordance with the first proviso of this sentence) and/or the Collateral Trustee (to the extent such consent is required in accordance with the final proviso of this sentence), the Issuer and the Trustee to:
          (1) cure any ambiguity or to correct or supplement any provision herein which may be inconsistent with any other provision herein, but only if such action shall not adversely affect the interests of any Series 2010-1 Noteholder (other than an Affiliated Entity); or
          (2) comply with the requirements of the Securities and Exchange Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act if and to the extent such compliance is required by applicable law;
     provided, that the Master Servicer’s consent shall not be required with respect to any such amendment which does not modify any of their respective obligations, duties, rights or benefits hereunder or under any of the other Operative Documents; provided, further, that the consent of the Collateral Trustee shall not be required with respect to any such amendment which does not modify any of its respective obligations, duties, rights or benefits hereunder or under any of the other Operative Documents. The Trustee may require an Officer’s Certificate from the Issuer and an Opinion of Counsel from outside counsel of the Issuer, in each case, with respect to an amendment entered into pursuant to this Section 13.01(a) concerning the effect of any such action.
     (b) Supplements and Amendments to Indenture With Consent of Series 2010-1 Noteholders and/or Control Party. This Agreement and the Supplement may be amended or any term or provision thereof waived from time to time by (x) the Master Servicer and the Collateral Trustee (in each case to the extent such consent to any such amendment would be required pursuant to the first sentence of Section 13.01(a)) and (y) the Issuer for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Series 2010-1 Noteholders; provided, however, that no such amendment or waiver shall (i) reduce in any manner the amount of, or delay the timing of, allocations, payments or distributions to be made to any Series 2010-1 Noteholder without the consent of such Series 2010-1 Noteholder in respect of the relevant Series 2010-1 Notes, (ii) change the definition of or the manner of calculating any Series 2010-1 Noteholder’s interest in any Series 2010-1 Note or any Series Trust Assets without the consent of each affected Series 2010-1 Noteholder in respect of the relevant Series 2010-1 Notes, (iii) modify the foregoing consent requirements with respect to any amendment or waiver so as to eliminate the requirement that each affected Series 2010-1 Noteholder shall have consented to such amendment, without the consent of each Series 2010-1 Noteholder, (iv) cause any adverse tax effect for any Series 2010-1 Noteholder without the consent of each affected Series 2010-1 Noteholder in respect of the relevant Series 2010-1 Notes, (v) release all or any material portion of the Series Trust Assets without the consent of each Series 2010-1 Noteholder or (vi) reduce the Specified Series Reserve Balance for the Series without the consent of each Series 2010-1 Noteholder. The Trustee shall require an Officer’s Certificate and an Opinion of Counsel (which counsel shall not be an employee of any Affiliated Entity) with respect to an amendment entered into pursuant to this Section 13.01(b) concerning compliance with the requirements of this Agreement.
     (c) Notwithstanding anything to the contrary in Sections 13.01(a) and 13.01(b), neither this Agreement nor the Supplement shall be amended in violation of any restrictions or limitations set forth in the Supplement.
     (d) Promptly after the execution of any such amendment or waiver, the Issuer shall furnish a copy of such amendment or waiver to each party hereto and each Series 2010-1 Noteholder.
     (e) It shall not be necessary for the consent of Series 2010-1 Noteholders under this Section 13.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Series 2010-1 Noteholders shall be subject to such reasonable requirements as the Trustee may prescribe.
     (f) The Supplement executed in accordance with the provisions of Section 6.09 shall not be considered an amendment to this Agreement for the purposes of this Section.
     (g) Prior to the execution of any amendment to this Agreement or the Supplement, the Trustee shall be entitled to receive and rely upon an Opinion of Counsel of outside counsel to the Issuer stating that the execution of such amendment is authorized or permitted by this Agreement or the Supplement, as the case may be, and that all conditions precedent to such amendment have been satisfied. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee’s own rights, duties or immunities under this Agreement, the Supplement or otherwise.
     SECTION 13.02. Protection of Right, Title and Interest to Trust Assets.
     (a) The Issuer shall cause this Agreement, all amendments hereto and all financing statements and continuation statements and any other necessary documents covering the Issuer’s ownership and the Trustee’s security interest, for the benefit of the Series 2010-1 Noteholders, in and to the Trust Assets to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by applicable Requirements of Law to preserve and protect fully the right, title and interest of the Issuer, the Series 2010-1 Noteholders and the Trustee hereunder in and to all Trust Assets. The Issuer shall deliver to the Trustee and each Series 2010-1 Noteholder file-stamped copies of, or filing receipts for, each document recorded, registered or filed by it as required above, promptly following such recording, registration or filing.
     (b) Within thirty (30) days after the Issuer makes any change in its name, identity or corporate structure which would make any financing statement or continuation statement filed in accordance with the terms of this Agreement seriously misleading within the meaning of

Sections 9-503(a), 9-504 and 9-507 (or any comparable provision) of the UCC as in effect in the jurisdiction the law of which governs the perfection of the interest in the Trust Assets created hereunder or under the Supplement, the Issuer shall give the Trustee and each Series 2010-1 Noteholder notice of such change and shall file such financing statements or amendments as may be necessary to continue the perfection of the Issuer’s ownership interest and the Trustee’s security interest, as contemplated by Section 2.01 hereof for the benefit of the Series 2010-1 Noteholders, in the Trust Assets and the proceeds thereof.
     (c) The Issuer and the Master Servicer will give the Trustee and each Series 2010-1 Noteholder prompt written notice of any relocation of any office from which it services Receivables (or any portion thereof) or keeps records concerning the Receivables (or any portion thereof) or of its principal executive office. The Issuer and the Master Servicer will at all times maintain each office from which it services Receivables and its principal executive offices within the United States of America.
     SECTION 13.03. Limitation on Rights of Series 2010-1 Noteholders. No Series 2010-1 Noteholder shall have any right by virtue of any provisions of this Agreement to file or otherwise institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or the Supplement, unless such Series 2010-1 Noteholder, and unless the Control Party if affected thereby (which, if such action, suit or proceeding relates to this Agreement, shall be deemed to affect the Control Party) shall have made, a written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 30 days after such request and offer of indemnity, shall have failed to file or otherwise refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted, by each Series 2010-1 Noteholder with every other Series 2010-1 Noteholder and the Trustee, that no one or more Series 2010-1 Noteholders shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement or the Supplement to affect, disturb or prejudice the rights of the holders of any of the Series 2010-1 Notes, or to obtain or seek to obtain priority over or preference to any such Series 2010-1 Noteholder, or to enforce any right under this Agreement or the Supplement, except in the manner herein and therein provided and for the equal, ratable and common benefit of all Series 2010-1 Noteholders affected thereby. For the protection and enforcement of the provisions of this Section 13.03, each and every Series 2010-1 Noteholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.
     SECTION 13.04. Governing Law; Jurisdiction; Consent to Service of Process.
     (a) Governing Law. THOSE TERMS, CONDITIONS, AND PROVISIONS OF THIS AGREEMENT RELATING TO THE ATTACHMENT, PERFECTION AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS IN THE TRUST ASSETS GRANTED BY THE ISSUER IN FAVOR OF THE TRUSTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICT OF LAW PROVISIONS) OF THE STATE OF GEORGIA. ALL OTHER TERMS, CONDITIONS AND PROVISIONS OF THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS (INCLUDING

SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAWS BUT OTHERWISE WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS) OF THE STATE OF NEW YORK.
     (b) Jurisdiction. Each of the parties hereto and to the Supplement hereby irrevocably and unconditionally submits to the nonexclusive jurisdiction of any New York State court sitting in the borough of Manhattan or Federal court of the United States of America sitting in the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court sitting in the borough of Manhattan or, to the extent permitted by law, in such Federal court sitting in the Southern District of New York. Each of the parties hereto and to the Supplement agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
     (c) Consent to Service of Process. Each party to this Agreement and to the Supplement irrevocably consents to service of process in the manner provided for notices in Section 13.05. Nothing in this Agreement will affect the right of any party to this Agreement or to any Supplement to serve process in any other manner permitted by law.
     SECTION 13.05. Notices; Payments.
     (a) All demands, notices, instructions, directions, requests, authorizations and communications (collectively, “Notices”) under this Agreement shall be in writing and shall be deemed to have been duly given (x) upon delivery, if personally delivered, (y) three Business Days after being deposited in the mails, postage paid, if mailed by registered mail, return receipt requested, or (z) one Business Day after being sent for next Business Day delivery by national overnight courier service, in each case, to (i) in the case of the Issuer, 191 Peachtree Street NE, Suite 3300, Atlanta, GA 30303, Attention: President, (ii) in the case of the Master Servicer (if the Master Servicer is the Initial Master Servicer), PFSC Financial Servicing Company, 2121 SW Broadway, #200, Portland, OR 97201, Attention: President, (iii) in the case of the Collateral Trustee, the Paying Agent, the Note Registrar and the Transfer Agent, Wilmington Trust Company, 1100 N. Market Street, Wilmington, DE 19890, Attn: Corporate Capital Markets, and (iv) in the case of the Trustee, 1100 N. Market Street, Wilmington, DE 19890, Attn: Corporate Capital Markets, with a copy to the Collateral Trustee at its address set forth in (iii) above; or, as to each party, such other address as shall be designated by such party in a written notice to each other party. If the Master Servicer is not the Initial Master Servicer, notices shall be given to the Master Servicer at the address designated by it to the Initial Master Servicer.
     (b) Any Notice required or permitted to be mailed to a Series 2010-1 Noteholder shall be given by first-class mail, postage prepaid or overnight delivery at the address of such Series 2010-1 Noteholder as shown in the Note Register. Notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Series 2010-1 Noteholder receives such notice.

     SECTION 13.06. Assignment of the Issuer Purchase Agreement; Substitution Under the Powers of Attorney.
     (a) In addition to and without limitation of any security interest granted by the Issuer to the Trustee in any Series Trust Assets, in order to secure, equally and ratably, and without prejudice, priority and distinction, the payment of the Issuer’s obligations to the Series 2010-1 Noteholders hereunder and pursuant to the Supplement, the Issuer hereby grants to the Trustee, for the benefit of the Series 2010-1 Noteholders, a security interest in all of the Issuer’s right and title to and interest in the Issuer Purchase Agreement. In addition, at any time and without limitation of the rights of the Trustee set forth in Section 9.02, the Trustee shall have the right to exercise and enforce, or to direct the Issuer to exercise and enforce, for the benefit of the Series 2010-1 Noteholders (or any of them), the Issuer’s rights and remedies under the Issuer Purchase Agreement (including, without limitation, the right to give or withhold any and all consents, requests, notices, directions, approvals, demands, extensions or waivers under or with respect to such agreements), upon the failure of the Issuer to do so, but in no event shall there be any obligation on the part of the Trustee, any Series 2010-1 Noteholder or any of their respective Affiliates to perform any of the obligations of the Issuer under any such agreement. The Trustee shall enforce or refrain from enforcing any of the Issuer’s rights and remedies under such agreements to the extent so instructed by the Control Party.
     (b) The Issuer also hereby substitutes the Trustee in place of the Issuer under any and all Powers of Attorney in accordance with the power of substitution provided in each of the Powers of Attorney whereupon the Trustee shall have all of the Issuer’s rights, title, interests and powers under each such Power of Attorney.
     (c) The grant to the Trustee of any security interest pursuant to this Section 13.06 shall terminate upon the satisfaction and discharge of this Indenture in accordance with Section 12.01.
     SECTION 13.07. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held to be invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other covenants, agreements, provisions or terms of this Agreement or of the Series 2010-1 Notes or rights of the Series 2010-1 Noteholders.
     SECTION 13.08. Assignment. Notwithstanding anything to the contrary contained herein or in the Supplement, (i) this Agreement may not be assigned by the Issuer and (ii) except as provided in Section 8.02, this Agreement may not be assigned by the Master Servicer without the prior written consent of the Control Party.
     SECTION 13.09. Further Assurances. The Issuer agrees to do and perform, from time to time, any and all acts and to execute any and all further instruments and documents required or reasonably requested by the Trustee at the direction of the Control Party more fully to effect the purposes of this Agreement (including without limitation Section 13.06 hereof) or the Supplement, including, without limitation, the perfection of all security interests granted hereby, including the execution of any financing statements or continuation statements relating to the

Receivables (or any portion thereof) for filing under the provisions of the UCC of any applicable jurisdiction. To the fullest extent permitted by applicable law, the Issuer hereby irrevocably grants to the Trustee an irrevocable power of attorney, with full power of substitution, coupled with an interest, to take such action, and/or to sign and file in the name of the Issuer, or in its own name, such documents, agreements, instruments and financing statements and amendments thereto, in any case as the Control Party deem(s) necessary to accomplish the purposes set forth in the preceding paragraph.
     SECTION 13.10. Nonpetition Covenant. Notwithstanding any prior termination of this Agreement, the Master Servicer, the Collateral Trustee, the Trustee, the Issuer and by its acceptance of a Series 2010-1 Note each Series 2010-1 Noteholder hereby agrees that it shall not, prior to the date which is two years and one day after the satisfaction and discharge of this Agreement, acquiesce, petition or otherwise invoke or cause the Issuer or the Seller to invoke the process of any Governmental Authority for the purpose of commencing or sustaining a case against the Issuer or the Seller under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or the Seller or any substantial part of its property or ordering the winding-up or liquidation of the affairs of the Issuer or the Seller.
     SECTION 13.11. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any Person, any right, remedy, power or privilege hereunder or under the Supplement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under this Agreement or under the Supplement preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided herein or in the Supplement are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.
     SECTION 13.12. Counterparts. This Agreement may be executed in two or more counterparts and by different parties on separate counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.
     SECTION 13.13. Third-Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto, the Series 2010-1 Noteholders and their respective successors and permitted assigns. Except as otherwise provided in this Agreement, no other person will have any right or obligation hereunder.
     SECTION 13.14. Actions by Series 2010-1 Noteholders.
     (a) Wherever in this Agreement a provision is made that an action may be taken or a Notice given by Series 2010-1 Noteholders, such action or Notice may be taken or given by any Series 2010-1 Noteholder, unless such provision requires a specific percentage of Series 2010-1 Noteholders.
     (b) Any Notice, consent, waiver or other act by the Holder of a Series 2010-1 Note shall bind such Holder and every subsequent Holder of such Series 2010-1 Note and of any Series 2010-1 Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or omitted to be done by the Trustee or the Master

Servicer in reliance thereon, whether or not notation of such action is made upon such Series 2010-1 Note.
     SECTION 13.15. Merger and Integration. Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived or supplemented except as provided herein.
     SECTION 13.16. Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.
     SECTION 13.17. Tax and Usury Treatment. The Issuer, the Initial Master Servicer, the Trustee and the Collateral Trustee have entered into this Agreement, and the Series 2010-1 Notes will be issued to and acquired by the Series 2010-1 Noteholders, with the intention that, for federal, state and local income and franchise tax and usury law purposes, the Series 2010-1 Notes be treated as debt of the Issuer secured by the Trust Assets, and the Issuer will not be treated as an association (or publicly traded partnership) taxable as a corporation. The Issuer, the Initial Master Servicer, the Collateral Trustee and the Trustee, by entering into this Agreement, and each Series 2010-1 Noteholder, by the acceptance of its Series 2010-1 Note, agree to treat and report the Series 2010-1 Notes as debt for federal, state and local income and franchise tax and usury law purposes, unless and until required to do otherwise by a relevant taxing or judicial authority. The Issuer shall not elect (or cause or permit an election to be made) to be taxed for federal income tax purposes as a corporation or an association taxable as a corporation.
     SECTION 13.18. Liability of the Issuer. Notwithstanding any provision to the contrary in this Agreement or the Supplement, indemnification payments and other amounts described herein as payable by the Issuer hereunder (including, without limitation, amounts payable pursuant to Section 7.03) shall be payable only from Available Issuer Funds (and, as a result, may be payable from any allocable Trust Asset only if, to the extent that, and after such Trust Asset shall have been distributed to the Issuer in accordance with the terms of this Agreement and the Supplement hereto). Unless and until sufficient Available Issuer Funds become available to pay any such amount in accordance with the immediately preceding sentence, such indemnification payments and other amounts shall not be due and payable until a year and a day after the Maturity Date for the Series 2010-1 Notes.
     SECTION 13.19. Offers to Purchase Series 2010-1 Notes. The Issuer shall not, and shall cause all of its Affiliates not to, make any offers to purchase the Series 2010-1 Notes from any Series 2010-1 Noteholder without making the same offer to all Series 2010-1 Noteholders on a pro rata basis.
ARTICLE XIV
THE COLLATERAL TRUSTEE
     SECTION 14.01. Duties of Collateral Trustee.
     (a) The Issuer hereby appoints, and the Collateral Trustee hereby undertakes, to perform such duties and only such duties as are specifically set forth in this Agreement and each other Operative Document to which it is a party, and no implied duties shall be read against the Collateral Trustee. The Collateral Trustee shall have no fiduciary obligation to the Series 2010-1 Noteholders or the Trustee. However, the Series 2010-1 Noteholders and the Trustee are beneficiaries of the obligations of the Collateral Trustee hereunder, and the Trustee shall have the right to enforce the obligations of the Collateral Trustee specifically set forth herein and in each other Operative Document to which it is a party directly against the Collateral Trustee.
     Other than as provided herein or in any other Operative Document, neither the Collateral Trustee nor any of its directors, officers, agents or employees shall be liable for any action or omission to act hereunder or under any other Operative Document except for its or their own negligence or lack of good faith or willful misconduct. Anything in this Agreement to the contrary notwithstanding, in no event shall the Collateral Trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Collateral Trustee has been advised of the likelihood of such loss or damage.
     (b) The Collateral Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Collateral Trustee which are specifically required to be furnished pursuant to any provision of this Agreement or any other Operative Document, shall examine them to determine whether they substantially conform on their face to the requirements of this Agreement or such other Operative Document (without any duty of inquiry or investigation as to the facts stated therein). The Collateral Trustee shall give prompt written notice to the Series 2010-1 Noteholders of any lack of conformity discovered by the Collateral Trustee of any such instrument to the applicable requirements of this Agreement or such other Operative Document.
     (c) Subject to Section 14.01(a), no provision of this Agreement shall be construed to relieve the Collateral Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:
          (i) the Collateral Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Collateral Trustee, unless it shall be proved that the Collateral Trustee was negligent in ascertaining the pertinent facts; and
          (ii) the Collateral Trustee shall not be charged with knowledge of any Event of Default, any Series Event of Default or any Servicer Default unless in any case a Responsible Officer of the Collateral Trustee obtains actual knowledge of such failure or a Responsible Officer of the Collateral Trustee receives written notice of such failure.
     (d) The Collateral Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or under any other Operative Document or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds and/or adequate indemnity (and, to the extent requested by the Collateral Trustee, advancement of funds) against such risk or liability is not assured to it, and none of the provisions contained in this Agreement shall in any event require the Collateral Trustee to perform, or be responsible for the manner of performance of, any obligations of the Master Servicer under this Agreement or the Supplement.

     (e) Except for actions expressly authorized by this Agreement or the Supplement, the Collateral Trustee shall take no action reasonably likely to impair the interests of the Collateral Trustee or the Series 2010-1 Noteholders in any Trust Asset now existing or hereafter created or the value of any Trust Asset now existing or hereafter created.
     (f) In the event that the Paying Agent, the Authenticating Agent or the Note Registrar and Transfer Agent (in each case, if other than the Collateral Trustee) shall fail to perform any obligation, duty or agreement in the manner or on the day required to be performed by the Paying Agent, the Authenticating Agent or the Note Registrar and Transfer Agent, as the case may be, under this Agreement or under the Supplement, the Collateral Trustee shall be obligated, promptly upon the obtaining of actual knowledge thereof by a Responsible Officer of the Collateral Trustee, to perform such obligation, duty or agreement in the manner so required.
     (g) The Collateral Trustee shall have no responsibility or liability for investment losses on Eligible Investments.
     (h) The Collateral Trustee shall have no obligation to invest or reinvest any cash held in the Series Collection Account, the Series Reserve Account or any other account established pursuant to the Supplement hereto in the absence of timely and specific written investment direction from the Issuer. In no event shall the Collateral Trustee be liable for the selection of investments or for investment losses incurred thereon. The Collateral Trustee shall have no liability in respect of losses incurred as a result of the liquidation of any investment prior to its stated maturity or the failure of the Issuer to provide timely written investment direction.
     (i) The Collateral Trustee hereby agrees to comply with the written instructions of the Control Party in the exercise of the Collateral Trustee’s rights and obligations under the Back-up Servicing Agreement, including, without limitation, any decision to (i) waive any “Back-up Servicer Default” or other default by the Back-up Servicer thereunder or to terminate the Back-up Servicing Agreement with respect to the applicable Series upon any such occurrence, (ii) request the delivery of any Settlement Package or Annuity Package to the Collateral Trustee (copies of which documents shall, at the request of the Control Party, be delivered by the Collateral Trustee to the Control Party) or (iii) request access to the facilities and record-keeping systems of the Back-up Servicer in order to perform an audit of the Back-up Servicer (which audit shall be conducted by the employees or agents of the Control Party); provided, that the Collateral Trustee may in its own discretion seek reimbursement under the Back-up Servicing Agreement for any indemnities or expenses owed to the Collateral Trustee pursuant to the terms thereof.
     SECTION 14.02. Certain Matters Affecting the Collateral Trustee. Except as otherwise provided in Section 14.01:
     (a) the Collateral Trustee may conclusively rely on and shall be fully protected in acting on, or in refraining from acting in accord with, any resolution, Officer’s Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented to it pursuant to this Agreement or any other Operative Document by the proper party or parties; provided, however, that the Collateral Trustee may not so rely and shall not be so protected in the event that it has been negligent in ignoring relevant facts of which it has actual knowledge or in ascertaining the relevant facts pursuant to Section 14.02(d);
     (b) the Collateral Trustee may consult with counsel and any advice or opinion of counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder or under any other Operative Document in good faith and in accordance with such advice or opinion of counsel;
     (c) any reference in this Agreement or the Supplement to the knowledge of the Collateral Trustee with regard to any matter shall be construed to mean the actual knowledge of any Responsible Officer of the Collateral Trustee’s corporate trust department with respect to such matter;
     (d) the Collateral Trustee shall not be bound to make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, approval, bond or other paper or document presented to it pursuant to this Agreement or any other Operative Document, unless requested in writing so to do by the Issuer or the Control Party;
     (e) the Collateral Trustee may execute any of its powers or perform any of its duties hereunder or under any other Operative Document either directly or by or through agents, attorneys, nominees or custodians, and the Collateral Trustee shall not be responsible for any misconduct or negligence on the part of any such agent (including, without limitation, the Master Servicer, the Back-up Servicer or any Successor Servicer), attorney, nominee or custodian appointed with due care by it;
     (f) except as may be required by Section 14.01(b), the Collateral Trustee shall not be required to make any initial or periodic examination of any documents or records related to the Receivables or the Issuer for the purpose of establishing the presence or absence of defects, the compliance by the Issuer with its representations and warranties or for any other purpose;
     (g) nothing in this Agreement shall be construed to require the Collateral Trustee to monitor the performance of any other party hereto or to the Back-up Servicing Agreement, including without limitation, the Master Servicer and the Back-up Servicer or act as a guarantor of the Master Servicer’s or the Back-up Servicer’s performance;
     (h) the Collateral Trustee in its individual capacity or otherwise may engage in any business, lending or other transactions or activities in the ordinary course of its business with any of the Affiliated Entities, and shall be entitled to exercise all of its rights, powers and remedies in connection therewith to the same extent as if the Collateral Trustee were not acting as the Collateral Trustee hereunder and without any duty to account to the Series 2010-1 Noteholders therefor;
     (i) in the event that any information transmitted electronically, including without limitation, through the use of electronic mail or internet or intranet web sites, by the Collateral Trustee pursuant to this Agreement, is untimely, inaccurate or incomplete, to the extent that such untimeliness, inaccuracy or incompleteness results from systems, software or hardware that are not owned, leased by or licensed to the Collateral Trustee, the parties hereto acknowledge and agree that the Collateral Trustee shall have no liability hereunder in connection with such information transmitted electronically. The parties hereto further acknowledge that any systems, software or hardware utilized in posting or retrieving any such information is utilized on an “as is” basis without representation or warranty as to the intended uses of such systems, software or hardware;
     (j) the Collateral Trustee will not be responsible for any failure to perform any of its obligations hereunder or under any other Operative Document (nor will it be responsible for any unavailability of funds credited to any account) if such performance is prevented, hindered or delayed by a Force Majeure Event; and
     (k) whenever the Collateral Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Agreement, or in the event that the Collateral Trustee is unsure as to the application of any provision of this Agreement or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement permits any determination by the Collateral Trustee or is silent or is incomplete as to the course of action that the Collateral Trustee is required to take with respect to a particular set of facts, the Collateral Trustee may give written notice (in such form as shall be appropriate under the circumstances) to the Control Party requesting instruction as to the course of action to be adopted, and to the extent the Collateral Trustee acts in good faith in accordance with any written instruction of the Control Party received, the Collateral Trustee shall not be liable on account of such action to any Person. If the Collateral Trustee shall not have received appropriate instruction within ten (10) days of such notice (or within such shorter period of time as reasonably may be specified in such written notice or may be necessary under the circumstances), or shall have received inconsistent or conflicting instructions from the Control Party (in which case it shall have so notified the Control Party in writing), it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement, as it shall deem to be in the best interests of the Control Party and shall have no liability to any Person for such action or inaction.
     SECTION 14.03. Collateral Trustee Not Liable for Recitals in Series 2010-1 Notes. The Collateral Trustee assumes no responsibility for the correctness of the recitals contained herein, in the Supplement and/or in the Series 2010-1 Notes (other than the certificate of authentication on the Series 2010-1 Notes). Except as set forth in Section 14.10, the Collateral Trustee makes no representations as to the validity or sufficiency of this Agreement or of any Receivable or related document. The Collateral Trustee shall not be accountable for the use or application by the Issuer of any of the Series 2010-1 Notes, or for the use or application of any proceeds of the Series 2010-1 Notes paid to the Issuer in respect of the Series 2010-1 Notes, the Receivables or deposited in or withdrawn from any Settlement Lock-Box Account, Annuity Lock-Box Account, the Master Collection Account, the Series Collection Account, the Series Payment Account, the Series Reserve Account, the Issuer’s Account, the Trustee’s Account or any other account hereafter established to effectuate the transactions contemplated by and in accordance with the terms of this Agreement and the Supplement. Without limiting the generality of the foregoing, the Collateral Trustee shall have no responsibility or liability for the content or adequacy of any private placement memorandum or any other offering document.

     SECTION 14.04. Compensation; Collateral Trustee’s Expenses; Indemnification.
     (a) As full compensation for its services hereunder, the Collateral Trustee shall be entitled to receive, solely out of Collections of Trust Assets and, to the extent provided in the Supplement, and subject to the priority of payments set forth in the Supplement, the fees separately agreed between the Issuer and the Collateral Trustee by separate letter agreements or in the Supplement.
     (b) Expenses; Indemnification. The Issuer will pay or reimburse the Collateral Trustee upon its request for, and will, within thirty (30) days of demand and submission of evidence of such expenses or other liabilities, indemnify and hold the Collateral Trustee and its officers, directors, employees and agents harmless against, all reasonable out-of-pocket expenses (including fees and expenses of legal counsel), disbursements, costs, demands, claims, and liabilities incurred or made by or against the Collateral Trustee in respect of such Series in accordance with any of the provisions of this Agreement or any other Operative Document or in connection with any amendment hereto or thereto or by reason of its participation in the transactions contemplated hereby or thereby (including, in all such cases, the reasonable fees and expenses of its agents, any co-Collateral Trustee and counsel), except any such expense, disbursement or liability as may arise from the Collateral Trustee’s own gross negligence, willful misconduct or bad faith and except as provided in the following sentence. The terms of this Section 14.04 shall survive the termination of this Agreement or the earlier resignation or removal of the Collateral Trustee. If the Collateral Trustee is named as a defendant in any litigation or other proceedings in respect of which the Issuer would have indemnification obligations hereunder, the Collateral Trustee shall promptly notify the Issuer of the same and afford it an opportunity to participate in, and (at its expense) direct the conduct of, any such proceedings. No settlement of any such proceedings shall be agreed by the Collateral Trustee without the consent (which shall not be unreasonably withheld) of the Issuer.
     SECTION 14.05. Eligibility Requirements for Collateral Trustee. The Collateral Trustee hereunder shall at all times be an Eligible Institution. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then, for the purpose of this Section 14.05, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Collateral Trustee shall cease to be an Eligible Institution in accordance with the provisions of this Section 14.05, the Collateral Trustee shall resign immediately in the manner and with the effect specified in Section 14.06.
     SECTION 14.06. Resignation or Removal of Collateral Trustee.
     (a) The Collateral Trustee may at any time resign from its duties hereunder by giving prior written notice thereof to the Issuer, the Series 2010-1 Noteholders, the Master Servicer and the Trustee. Upon receiving such notice of resignation, the Trustee shall, at the direction of the Control Party, promptly appoint a successor Collateral Trustee acceptable to the Control Party by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Collateral Trustee and one copy to the successor Collateral Trustee. If no successor Collateral Trustee shall have been so appointed and have accepted appointment within thirty (30) days after the giving of such notice of resignation, the Control Party may appoint a successor Collateral Trustee, and if no such successor Collateral Trustee shall have been appointed within sixty (60) days of the giving of notice of such resignation, the resigning Collateral Trustee may petition any court of competent jurisdiction for the appointment of a successor Collateral Trustee.
     (b) If at any time the Collateral Trustee shall cease to be an Eligible Institution in accordance with Section 14.05 hereof and shall fail to resign after written request therefor by the Master Servicer, the Issuer or the Control Party, or if at any time the Collateral Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or if a receiver or a Collateral Trustee for it or for its property shall be appointed, or any public officer shall take charge or control of the Collateral Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Trustee shall, at the direction of the Control Party, remove the Collateral Trustee and promptly appoint a successor Collateral Trustee acceptable to the Control Party by written instrument, in duplicate, one copy of which instrument shall be delivered to the Collateral Trustee so removed and one copy to the successor Collateral Trustee.
     (c) Any resignation or removal of the Collateral Trustee and appointment of a successor Collateral Trustee pursuant to any of the provisions of this Section 14.06 shall not become effective until acceptance of appointment by the successor Collateral Trustee as provided in Section 14.07 hereof.
     SECTION 14.07. Successor Collateral Trustee.
     (a) Any successor Collateral Trustee appointed as provided in Section 14.06 shall execute, acknowledge and deliver to the Issuer, to the Master Servicer and to its predecessor Collateral Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Collateral Trustee shall become effective and such successor Collateral Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Collateral Trustee herein. The predecessor Collateral Trustee shall deliver to the successor Collateral Trustee all documents or copies thereof and statements held by it hereunder; and the Issuer and the predecessor Collateral Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Collateral Trustee all such rights, powers, duties and obligations.
     (b) No successor Collateral Trustee shall accept appointment as provided in this Section 14.07 unless at the time of such acceptance such successor Collateral Trustee shall be an Eligible Institution in accordance with Section 14.05 hereof.
     (c) Upon acceptance of appointment by a successor Collateral Trustee as provided in this Section 14.07, such successor Collateral Trustee shall mail notice of such succession hereunder to the Trustee and all Series 2010-1 Noteholders.
     SECTION 14.08. Merger or Consolidation of Collateral Trustee. Any Person into which the Collateral Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Collateral

Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Collateral Trustee, shall be the successor of the Collateral Trustee hereunder, provided such Person shall be an Eligible Institution in accordance with Section 14.05, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.
     SECTION 14.09. Tax Returns. The Issuer, based on the information provided to it by the Master Servicer in accordance with the Supplement shall prepare or shall cause to be prepared all tax information required by law to be distributed to Series 2010-1 Noteholders and shall deliver such information to the Collateral Trustee at least twenty (20) Business Days prior to the date it is required by law to be distributed to such Series 2010-1 Noteholders. The Collateral Trustee, upon written request, will furnish the Issuer with all such information known to the Collateral Trustee as may be reasonably required in connection with the preparation of all tax returns of the Issuer.
     SECTION 14.10. Representations and Warranties of Collateral Trustee. The Collateral Trustee represents and warrants as of the date hereof and as of the Closing Date that:
     (a) the Collateral Trustee is duly organized and validly existing as a banking corporation under the laws of the State of Delaware;
     (b) the Collateral Trustee has full power, authority and right to execute, deliver and perform this Agreement, and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement and each other Operative Document to which it is a party; and
     (c) each of this Agreement and each other Operative Document to which it is a party has been duly executed and delivered by the Collateral Trustee and constitutes a legal, valid and binding obligation of the Collateral Trustee enforceable against it in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally, and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).
     SECTION 14.11. Maintenance of Office or Agency. The Collateral Trustee will maintain at its expense in Wilmington, Delaware, an office or agency (the “Collateral Trustee Office”) where notices and demands to or upon the Collateral Trustee in respect of the Series 2010-1 Notes and this Agreement may be served. The Collateral Trustee initially designates 1100 North Market Street, Wilmington, DE 19890, Attention: Corporate Capital Markets, as such office. The Collateral Trustee will give prompt written notice to the Trustee, the Master Servicer and to all Series 2010-1 Noteholders of any change in the location of the Note Register or the Collateral Trustee Office.
     SECTION 14.12. Collateral Trustee May Own Series 2010-1 Notes. The Collateral Trustee in its individual or any other capacity may become the Holder or beneficial owner of any Series 2010-1 Note with the same rights as it would have if it were not the Collateral Trustee hereunder.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

IMPERIAL SETTLEMENTS FINANCING 2010, LLC, as the Issuer
By:	Washington Square Financial, LLC, as its Sole Member

By:	Imperial Holdings, LLC, as its Sole Member

By:
Name:
Title:

PORTFOLIO FINANCIAL SERVICING COMPANY, as the Initial Master Servicer
By:
Name:
Title:

WILMINGTON TRUST COMPANY, not individually but solely in its capacity as Trustee
By:
Name:
Title:

WILMINGTON TRUST COMPANY, not in its individual capacity but solely in its capacity as Collateral Trustee, and, solely for the purposes of Section 4.03(a), in its capacity as Securities Intermediary
By:
Name:
Title:

SCHEDULE I
Credit Policy Manual
See Attached

SCHEDULE II
Issuer’s Chief Executive Office and Location of Records
Chief Executive Office
701 Park of Commerce Boulevard, Suite 301
Boca Raton, Florida 33487
Locations of Records
701 Park of Commerce Boulevard, Suite 301
Boca Raton, Florida 33487

SCHEDULE III
Applicable Lock-Box Banks; Applicable Lock-Box Accounts;
Applicable Lock-Box Numbers

Settlement Lock-Box Accounts	Settlement Lock-Box Bank	Settlement Lock-Box Number
Imperial Settlements Financing 2010, LLC	SunTrust Bank	1000114180937
P.O. Box 116158
Atlanta, GA 30368-6158

For Overnight:

Imperial Settlements Financing 2010, LLC	SunTrust Bank	1000114180937
Attn: Box Number 116158
100 South Crest Drive
Stockbridge, GA 30281

Annuity Lock-Box Accounts	Annuity Lock-Box Bank	Annuity Lock-Box Number
Imperial Settlements Financing 2010, LLC	SunTrust Bank	1000089496680
P.O. Box 102776
Atlanta, GA 30368-2776

For Overnight:

Imperial Settlements Financing 2010, LLC	SunTrust Bank	1000089496680
Attn: Box Number 102776
100 South Crest Drive
Stockbridge, GA 30281

SCHEDULE IV
ERISA Matters
None

EXHIBIT A
Form of Settlement Purchase Agreements
See Attached

EXHIBIT B
Lock-Box Notices
See Attached

EXHIBIT C
Form of Letter to be Delivered by Accredited Investors to the Trustee
and Issuer on the Closing Date
Wilmington Trust Company
Rodney Square North
1100 N. Market Street
Wilmington, DE 19890
Attn: Corporate Capital Markets
Imperial Settlements Financing 2010, LLC
191 Peachtree Street NE, Suite 3300
Atlanta, GA 30303
Attn: President
     Re: Series 2010-1 Notes
Ladies and Gentlemen:
     We are delivering this letter in connection with an offering of notes (the “Series 2010-1 Notes”) of Imperial Settlements Financing 2010, LLC, a Georgia limited liability company (the “Issuer”).
     We hereby confirm that:
          (i) we are an institutional “accredited investor” within the meaning of Rule 501(a)(l), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”) (an “institutional accredited investor”);
          (ii) any purchase of the Series 2010-1 Notes by us will be for our own account or for the account of one or more other institutional accredited investors for which we exercise sole investment discretion;
          (iii) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of purchasing the Series 2010-1 Notes;
          (iv) we are not acquiring the Series 2010-1 Notes with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act; provided that the disposition of our property and the property of any accounts for which we are acquiring Series 2010-1 Notes shall remain at all times within our and their control; and
          (v) we acknowledge that we have had access to such financial and other information, and have been afforded the opportunity to ask such questions of representatives of the Issuer and receive answers thereto, as we deem necessary in connection with our decision to purchase the Series 2010-1 Notes.

     We understand that the Series 2010-1 Notes are being offered within the United States in a transaction not involving any public offering within the meaning of the Securities Act and that the Series 2010-1 Notes have not been registered under the Securities Act, and we agree, on our own behalf and on behalf of each account for which we acquire any Series 2010-1 Notes, that if in the future we decide to offer, resell, pledge or otherwise transfer such Series 2010-1 Notes prior to (x) the date that is one year (or such shorter period of time as permitted by Rule 144 under the Securities Act) after the later of the date of the original issuance of the Series 2010-1 Notes and the last date on which the Issuer or any of the Issuer’s affiliates was the owner of the Series 2010-1 Notes (or any predecessor thereto) and (y) such later date, if any, as may be required by any subsequent change in applicable law, such Series 2010-1 Notes may be offered, resold, pledged or otherwise transferred only (i) to the Issuer, (ii) to a person whom we reasonably believe is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) and to whom notice is given that the transfer is being made in reliance on Rule 144A, (iii) to a person who we reasonably believe is an institutional accredited investor in a transaction in which the institutional accredited investor, prior to the transfer, furnishes to the trustee a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Series 2010-1 Notes (the form of which letter can be obtained from the trustee for the Series 2010-1 Notes), (iv) outside the United States in a transaction in accordance with Rule 904 under the Securities Act, (v) pursuant to an effective registration statement under the Securities Act or (vi) pursuant to an exemption from registration provided by Rule 144 under the Securities Act (if available), in each case, in accordance with any applicable securities laws of any State of the United States or any other applicable jurisdiction and subject to the Issuer’s and the Trustee’s right prior to any such transfer pursuant to clauses (iii) and (vi) to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Issuer and the Trustee.
     We acknowledge and agree to the terms and conditions of (i) the Master Trust Indenture (the “Indenture”) among the Issuer, Portfolio Financial Servicing Company, as Master Servicer (“Master Servicer”) and Wilmington Trust Company, as Trustee and Collateral Trustee (“Trustee”) and (ii) the Series 2010-1 Supplement (“Supplement”) to and under the Indenture among the Issuer, the Master Servicer and the Trustee, to the extent applicable to the initial Series 2010-1 Noteholder.
     We acknowledge that you, the Issuer and others will rely upon our confirmations, acknowledgments and agreements set forth here, and we agree to notify you promptly in writing if any of our representations or warranties herein eases to be accurate and complete.
     THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

Date:

(Name of Purchaser)

By:
Name:
Title:
Address:

EXHIBIT D
Form of Letter to be Delivered by Accredited Investors to the Trustee, the Issuer
and the Transferor in Connection with Subsequent Transfers
Wilmington Trust Company
Rodney Square North
1100 N. Market Street
Wilmington, DE 19890
Attn: Corporate Capital Markets
Imperial Settlements Financing 2010, LLC
191 Peachtree Street NE, Suite 3300
Atlanta, GA 30303
Attn: President
     Re: Series 2010-1 Notes (the “Notes”)
Ladies and Gentlemen:
     In connection with our proposed purchase of $ __________ aggregate principal amount of the Notes, we confirm that:
     1. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Master Trust Indenture dated as of September 24, 2010 (the “Indenture”) relating to the Notes and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with such restrictions and conditions and the Securities Act of 1933, amended (the “Securities Act”).
     2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes may not be offered, sold, pledged or otherwise transferred except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Notes prior to (x) the date that is one year (or such shorter period of time as permitted by Rule 144 under the Securities Act) after the later of the date of the original issuance of the Notes and the last date on which the Issuer or any of the Issuer’s affiliates was the owner of the Notes (or any predecessor thereto) and (y) such later date, if any, as may be required by any subsequent change in applicable law, we will do so only (A) to the Issuer, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein) and to whom notice is given that the transfer is being made in reliance on Rule 144A, (C) inside the United States to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Issuer a signed letter substantially in the form of this letter, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available) or (F) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any State of the United States or any other applicable jurisdiction, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.
     3. We understand that, on any proposed resale of any Notes, we will be required to furnish to you and the Issuer such certifications, legal opinions and other information as you and the Issuer may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.
     4. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.
     5. We are acquiring the Notes purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.
     We acknowledge and agree to the terms and conditions of (i) the Master Trust Indenture (the “Indenture”) among the Issuer, Portfolio Financial Servicing Company, as Master Servicer (“Master Servicer”) and Wilmington Trust Company, as Trustee and Collateral Trustee (“Trustee”) and (ii) the Series 2010-1 Supplement (“Supplement”) to and under the Indenture among the Issuer, the Master Servicer and the Trustee, to the extent applicable to the Series 2010-1 Noteholder.
     The Trustee, the Issuer and the transferor of the Notes are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Very truly yours, [Name of Transferee]
By:
Authorized Signature

EXHIBIT E
Form of Daily Report
See Attached

EXHIBIT F
Form of Monthly Report and Compliance Certificate
See Attached

EXHIBIT G
Model Structured Settlement Statute
See Attached

EXHIBIT H
Form of Rule 144A Transfer Certificate
[_____], as Note Registrar and Transfer Agent
     Reference is hereby made to the Master Trust Indenture, dated as of September 24, 2010, among Imperial Settlements Financing 2010, LLC (the “Issuer”), Portfolio Financial Servicing Company and Wilmington Trust Company (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”), as supplemented by the Series 2010-1 Supplement to the Indenture, dated as of September 24, 2010, among the Issuer, Portfolio Financial Servicing Company and Wilmington Trust Company (as amended, restated, supplemented or otherwise modified from time to time, the “Series 2010-1 Supplement” and, collectively with the Indenture, the “Agreement”). Capitalized terms used but not defined herein are used as defined in the Agreement.
     The undersigned (the “Transferor”) owns and proposes to transfer the interest[s] in the [Regulation S Global Note[s]] [and/or] [U.S. Global Note[s]] [and/or] [Definitive Note[s]] [and/or] [Certificated Note[s]] specified in Annex A hereto (the “Notes”), in the principal amount[s] specified in Annex A hereto (the “Transfer”), to _____________________ (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:
     (a) the Transfer is being effected in accordance with transfer restrictions set forth in the Agreement and the Notes;
     (b) the Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that:
•	the Transferee is purchasing the beneficial interest for its own account, or for one or more accounts with respect to which the Transferee exercises sole investment discretion; and

•	the Transferor reasonably believes that the Transferee and each such account is a “qualified institutional buyer” within the meaning of Rule 144A.
     Upon consummation of the proposed Transfer in accordance with the terms of the Agreement, the transferred beneficial interest will be subject to the restrictions on transfer enumerated in the legends printed on the U.S. Global Notes by which the Transferee shall hold its interest and in the Agreement and the Securities Act.

     This certificate and the statements contained herein are made for your benefit.

Dated:

[Transferor]

By:
Name:
Title:

ANNEX A
     The Transferor owns and proposes to transfer a beneficial interest in the following:

Type of Note or beneficial interest to be transferred	Principal Amount

TRANSFEREE CERTIFICATION
FOR SERIES 2010-1 NOTES
This letter relates to the proposed acquisition by the undersigned investor (“you” or the “Purchaser”) of $[_____] aggregate outstanding principal amount of a Series 2010-1 Note (“Series 2010-1 Note”) of Imperial Settlements Financing 2010, LLC (the “Issuer”) identified on the signature page of this letter. Terms in this letter in bold and italics have the respective meanings set forth in Annex A attached hereto.
By signing this letter, you acknowledge receipt of the offering memorandum relating to the offering of the Series 2010-1 Notes provided by or on behalf of the Issuer, and you represent, warrant and covenant as follows:
1. Investor certifications
Confirm the following by checking the box below:
☐	The Purchaser is a qualified institutional buyer and is aware that the acquisition of the Notes is being made in reliance on Rule 144A under the Securities Act.
2. Representations, warranties and covenants
Securities law requirements and transfer restrictions on the Series 2010-1 Notes
You understand that:
•	the Series 2010-1 Notes have not been and will not be registered under the Securities Act, and, if in the future you decide to offer, resell, pledge or otherwise transfer the Series 2010-1 Notes, you may do so only in the manner described in the Agreement relating to the offering of the Series 2010-1 Notes, including the requirement for written certifications

•	the Series 2010-1 Notes may be transferred only to a person that is an eligible holder

•	you are not acquiring the Series 2010-1 Notes with a view to the resale, distribution or other disposition thereof in violation of the Securities Act

•	you must hold and transfer at least the minimum denomination of the Series 2010-1 Notes set forth in the Agreement relating to the offering of the Series 2010-1 Notes and you must provide notice of the relevant transfer restrictions to subsequent transferees
Your power and authority to purchase and the enforceability of this letter
You represent that:
•	you have the power and authority to execute this letter and any other document required to be executed and delivered by you in connection with your purchase of the Series 2010-1 Notes, and consummate the purchase of the Series 2010-1 Notes

•	the person signing this letter and each document in connection with the purchase of the Series 2010-1 Notes on behalf of the Purchaser has been duly authorized to execute and deliver such documents

•	this letter has been duly executed by the Purchaser and constitutes a valid and legally binding agreement of the Purchaser, enforceable against the Purchaser in accordance with its terms

The undersigned purchaser hereby executes this letter as of the date set forth below

(Print or type name of Purchaser)

By:

Name:
Title:

Date:

Principal amount of Series [_____] Notes to be purchased:

Annex A — Defined Terms
“Agreement” means the Indenture, as supplemented by the Series 2010-1 Supplement to the Indenture, dated as of September 24, 2010, among Imperial Settlements Financing 2010, LLC, Portfolio Financial Servicing Company and Wilmington Trust Company, as amended, restated, supplemented or otherwise modified from time to time.
“eligible holder” means (a) a qualified institutional buyer who purchases such Series 2010-1 Notes in reliance on the exemption from Securities Act registration provided by Rule 144A thereunder, or (b) a person that is not a U.S. person and is acquiring the Series 2010-1 Notes in an offshore transaction in reliance on the exemption from registration provided by Regulation S thereunder or (c) is an institutional accredited investor that is acquiring the Series 2010-1 Notes for its own account or for the account of another institutional accredited investor for investment and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act.
“Indenture” means that certain Master Trust Indenture, dated as of September 24, 2010, among Imperial Settlements Financing 2010, LLC, Portfolio Financial Servicing Company and Wilmington Trust Company, as amended, restated, supplemented or otherwise modified from time to time.
“institutional accredited investor” means an institution that is an “accredited investor” as such term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.
“offshore transaction” has the meaning set forth in Regulation S under the Securities Act.
“qualified institutional buyer” has the meaning set forth in Rule 144A under the Securities Act.
“Securities Act” means the Securities Act of 1933, as amended.
“U.S. person” has the meaning set forth in Regulation S under the Securities Act.

EXHIBIT I
Form of Regulation S Transfer Certificate
[_____], as Note Registrar and Transfer Agent
     Reference is hereby made to the Master Trust Indenture, dated as of September 24, 2010, among Imperial Settlements Financing 2010, LLC (the “Issuer”), Portfolio Financial Servicing Company, and Wilmington Trust Company (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”), as supplemented by the Series 2010-1 Supplement to the Indenture, dated as of September 24, 2010, among the Issuer, Portfolio Financial Servicing Company and Wilmington Trust Company (as amended, restated, supplemented or otherwise modified from time to time, the “Series 2010-1 Supplement” and, collectively with the Indenture, the “Agreement”). Capitalized terms used but not defined herein are used as defined in the Agreement.
     The undersigned (the “Transferor”) owns and proposes to transfer the interest[s] in the [U.S. Global Note[s]] [and/or] [Regulation S Global Note[s]] [and/or] [Definitive Note[s]] [and/or] [Certificated Note[s]] [and/or] [Temporary Regulation S Global Note[s]] specified in Annex A hereto (the “Notes”), in the principal amount[s] specified in Annex A hereto (the “Transfer”), to ___________________ (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:
     (a) the Transfer is being effected in accordance with transfer restrictions set forth in the Agreement and the Notes;
     (b) the Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that:
(i)	the Transfer is not being made to a U.S. Person and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States; and
(ii)	no directed selling efforts have been made in contravention of the requirements of Regulation S under the Securities Act.
     Upon consummation of the proposed transfer in accordance with the terms of the Agreement, the transferred beneficial interest will be subject to the restrictions on Transfer enumerated in the legends printed on the Regulation S Note by which the Transferee shall hold its interest and in the Agreement and the Securities Act.

     This certificate and the statements contained herein are made for your benefit.

Dated:

[Transferor]

By:

Name:

Title:

ANNEX A
The Transferor owns and proposes to transfer a beneficial interest in the following:

Type of Note or beneficial interest to be transferred	Principal Amount

TRANSFEREE CERTIFICATION
FOR SERIES 2010-1 NOTES
This letter relates to the proposed acquisition by the undersigned investor (“you” or the “Purchaser”) of $[_____] aggregate outstanding principal amount of a Series 2010-1 Note (“Series 2010-1 Note”) of Imperial Settlements Financing 2010, LLC (the “Issuer”) identified on the signature page of this letter. Terms in this letter in bold and italics have the respective meanings set forth in Annex A attached hereto.
By signing this letter, you acknowledge receipt of the offering memorandum relating to the offering of the Series 2010-1 Notes provided by or on behalf of the Issuer, and you represent, warrant and covenant as follows:
1. Investor certifications
     Confirm the following by checking the box below:
☐	The Purchaser is not a U.S. Person
2. Representations, warranties and covenants
Securities law requirements and transfer restrictions on the Series 2010-1 Notes
You understand that:
☐	the Series 2010-1 Notes have not been and will not be registered under the Securities Act, and, if in the future you decide to offer, resell, pledge or otherwise transfer the Series 2010-1 Notes, you may do so only in the manner described in the Agreement relating to the offering of the Series 2010-1 Notes, including the requirement for written certifications

☐	the Series 2010-1 Notes may be transferred only to a person that is an eligible holder

☐	you are not acquiring the Series 2010-1 Notes with a view to the resale, distribution or other disposition thereof in violation of the Securities Act

☐	you must hold and transfer at least the minimum denomination of the Series 2010-1 Notes set forth in the Agreement relating to the offering of the Series 2010-1 Notes and you must provide notice of the relevant transfer restrictions to subsequent transferees
Your power and authority to purchase and the enforceability of this letter
You represent that:
☐	you have the power and authority to execute this letter and any other document required to be executed and delivered by you in connection with your purchase of the Series 2010-1 Notes, and consummate the purchase of the Series 2010-1 Notes

☐	the person signing this letter and each document in connection with the purchase of the Series 2010-1 Notes on behalf of the Purchaser has been duly authorized to execute and deliver such documents

☐	this letter has been duly executed by the Purchaser and constitutes a valid and legally binding agreement of the Purchaser, enforceable against the Purchaser in accordance with its terms

The undersigned purchaser hereby executes this letter as of the date set forth below

(Print or type name of Purchaser)

By:

Name:
Title:

Date:

Principal amount of Series 2010-1 Notes to be purchased:

Annex A — Defined Terms
“Agreement” means the Indenture, as supplemented by the Series 2010-1 Supplement to the Indenture, dated as of September 24, 2010, among Imperial Settlements Financing 2010, LLC, Portfolio Financial Servicing Company and Wilmington Trust Company, as amended, restated, supplemented or otherwise modified from time to time.
“eligible holder” means (a) a qualified institutional buyer who purchases such Series 2010-1 Notes in reliance on the exemption from Securities Act registration provided by Rule 144A thereunder, or (b) a person that is not a U.S. person and is acquiring the Series 2010-1 Notes in an offshore transaction in reliance on the exemption from registration provided by Regulation S thereunder or (c) is an institutional accredited investor that is acquiring the Series 2010-1 Notes for its own account or for the account of another institutional accredited investor for investment and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act.
“Indenture” means that certain Master Trust Indenture, dated as of September 24, 2010, among Imperial Settlements Financing 2010, LLC, Portfolio Financial Servicing Company and Wilmington Trust Company, as amended, restated, supplemented or otherwise modified from time to time.
“institutional accredited investor” means an institution that is an “accredited investor” as such term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.
“offshore transaction” has the meaning set forth in Regulation S under the Securities Act.
“qualified institutional buyer” has the meaning set forth in Rule 144A under the Securities Act.
“Securities Act” means the Securities Act of 1933, as amended.
“U.S. person” has the meaning set forth in Regulation S under the Securities Act.